                                                                     Exhibit T3C





                          ARCH WIRELESS HOLDINGS, INC.,
                                    as Issuer

                 10% SENIOR SUBORDINATED SECURED NOTES DUE 2007




                                    INDENTURE
                              Dated as of [ ], 2002






                              THE BANK OF NEW YORK,
                                   as Trustee

                                TABLE OF CONTENTS

                                                                                   PAGE
ARTICLE I           DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION .....   1
    SECTION 1.01.   Definitions .................................................   2
    SECTION 1.02.   Other Definitions ...........................................  15
    SECTION 1.03.   Incorporation by Reference of the Trust Indenture Act .......  15
    SECTION 1.04.   Form of Documents Delivered to Trustee ......................  15
    SECTION 1.05.   Acts of Holders; Record Dates ...............................  16
    SECTION 1.06.   Benefits of Indenture .......................................  17
    SECTION 1.07.   Legal Holidays ..............................................  17
ARTICLE II    THE NOTES .........................................................  17
    SECTION 2.01.   Title and Terms .............................................  17
    SECTION 2.02.   Form and Dating .............................................  18
    SECTION 2.03.   Execution and Authentication ................................  18
    SECTION 2.04.   Registrar, Paying Agent and Depositary ......................  19
    SECTION 2.05.   Paying Agent to Hold Money in Trust .........................  19
    SECTION 2.06.   Holder Lists ................................................  19
    SECTION 2.07.   Transfer and Exchange .......................................  19
    SECTION 2.08.   Legends .....................................................  21
    SECTION 2.09.   Temporary Notes .............................................  22
    SECTION 2.10.   Mutilated, Destroyed, Lost and Stolen Notes .................  22
    SECTION 2.11.   Payment of Interest; Interest Rights Preserved ..............  23
    SECTION 2.12.   Persons Deemed Owners .......................................  24
    SECTION 2.13.   Cancellation ................................................  24
    SECTION 2.14.   CUSIP Numbers ...............................................  24
ARTICLE III         SATISFACTION AND DISCHARGE ..................................  24
    SECTION 3.01.   Satisfaction and Discharge of Indenture .....................  24
    SECTION 3.02.   Application of Trust Money ..................................  25
ARTICLE IV    REMEDIES ..........................................................  25
    SECTION 4.01.   Events of Default ...........................................  25
    SECTION 4.02.   Acceleration of Maturity; Exercise of Remedies ..............  27
    SECTION 4.03.   Waiver of Past Defaults .....................................  27
    SECTION 4.04.   Collection of Indebtedness and Suits for Enforcement ........
                    by Trustee ..................................................  28
    SECTION 4.05.   Trustee May File Proofs of Claim ............................  28
    SECTION 4.06.   Application of Money Collected ..............................  28
    SECTION 4.07.   Limitation on Suits .........................................  29

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                                TABLE OF CONTENTS
                                  (CONTINUES)


                                                                                   PAGE
    SECTION 4.08.   Unconditional Right of Holders to Receive Principal,
                        Premium and Interest ....................................  29
    SECTION 4.09.   Restoration of Rights and Remedies ..........................  29
    SECTION 4.10.   Rights and Remedies Cumulative ..............................  29
    SECTION 4.11.   Delay or Omission Not Waiver ................................  30
    SECTION 4.12.   Control by Majority Noteholders .............................  30
    SECTION 4.13.   Undertaking for Costs .......................................  30
    SECTION 4.14.   Waiver of Stay or Extension Laws ............................  30
ARTICLE V     THE TRUSTEE .......................................................  30
    SECTION 5.01.   Certain Duties and Responsibilities .........................  30
    SECTION 5.02.   Notice of Defaults ..........................................  31
    SECTION 5.03.   Certain Rights of Trustee ...................................  31
    SECTION 5.04.   Not Responsible for Recitals or Issuance of Notes ...........  32
    SECTION 5.05.   May Hold Notes ..............................................  32
    SECTION 5.06.   Money Held in Trust .........................................  32
    SECTION 5.07.   Compensation and Reimbursement ..............................  32
    SECTION 5.08.   Disqualification; Conflicting Interests .....................  33
    SECTION 5.09.   Corporate Trustee Required; Eligibility .....................  34
    SECTION 5.10.   Resignation and Removal; Appointment of Successor ...........  34
    SECTION 5.11.   Acceptance of Appointment by Successor ......................  35
    SECTION 5.12.   Merger, Conversion, Consolidation or Succession to Business .  35
    SECTION 5.13.   Preferential Collection of Claims Against Company ...........  35
    SECTION 5.14.   Appointment of Co-Trustee ...................................  35
ARTICLE VI          HOLDERS' LISTS AND REPORTS BY TRUSTEE .......................  36
    SECTION 6.01.   Company to Furnish Trustee Names and Addresses of Holders ...  36

    SECTION 6.02.   Preservation of Information; Communications to Holders ......  36
    SECTION 6.03.   Reports by Trustee ..........................................  37
ARTICLE VII   CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE ..............  37
    SECTION 7.01.   Consolidation, Etc., Only on Certain Terms ..................  37
    SECTION 7.02.   Successor Substituted .......................................  38
ARTICLE VIII        SUPPLEMENTAL INDENTURES .....................................  38
    SECTION 8.01.   Supplemental Indentures Without Consent of Holders ..........  38
    SECTION 8.02.   Supplemental Indentures with Consent of Holders and
                        Majority Noteholders ....................................  38

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
    SECTION 8.03.   Execution of Supplemental Indentures ........................  39
    SECTION 8.04.   Effect of Supplemental Indentures ...........................  40
    SECTION 8.05.   Conformity with Trust Indenture Act .........................  40
    SECTION 8.06.   Reference in Notes to Supplemental Indentures ...............  40
ARTICLE IX    REDEMPTION OF NOTES ...............................................  40
    SECTION 9.01.   Optional Redemption .........................................  40
    SECTION 9.02.   Mandatory Redemption; Mandatory Prepayment; Use of ..........  40
                    Excess Cash Flow ............................................
    SECTION 9.03.   Applicability of Article ....................................  41
    SECTION 9.04.   Election to Redeem; Notice to Trustee .......................  41
    SECTION 9.05.   Selection by Trustee of Notes to Be Redeemed ................  41
    SECTION 9.06.   Notice of Redemption ........................................  41
    SECTION 9.07.   Deposit of Redemption Price .................................  42
    SECTION 9.08.   Notes Payable on Redemption Date ............................  42
    SECTION 9.09.   Notes Redeemed in Part ......................................  43
ARTICLE X     COVENANTS .........................................................  43
    SECTION 10.01.  Payment of Principal, Premium and Interest ..................  43
    SECTION 10.02.  Maintenance of Office or Agency .............................  43
    SECTION 10.03.  Money for Note Payments to be Held in Trust .................  43
    SECTION 10.04.  Existence; Conduct of Business ..............................  44
    SECTION 10.05.  Payment and Performance of Obligations ......................  44
    SECTION 10.06.  Additional Domestic Subsidiaries; Material
                     Foreign Subsidiaries .......................................  44

    SECTION 10.07.  Indebtedness ................................................  45
    SECTION 10.08.  Liens .......................................................  46
    SECTION 10.09.  Fundamental Changes .........................................  46
    SECTION 10.10.  Investments .................................................  46
    SECTION 10.11.  Asset Sales .................................................  47
    SECTION 10.12.  Restricted Payments .........................................  47
    SECTION 10.13.  Prepayments of Indebtedness .................................  48
    SECTION 10.14.  Transactions with Affiliates ................................  48
    SECTION 10.15.  Repurchase Upon a Change of Control .........................  49
    SECTION 10.16.  Dividend and Other Payment Restrictions Affecting
                     Subsidiaries ...............................................  50
    SECTION 10.17.  Compliance with Laws; Etc. ..................................  50
    SECTION 10.18.  Maintenance of Insurance ....................................  50
    SECTION 10.19.  Change in Nature of Business ................................  50

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                                TABLE OF CONTENTS
                                  (CONTINUES)


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
    SECTION 10.20.  Accounting Changes; Fiscal Year .............................  51
    SECTION 10.21.  Minimum EBITDA ..............................................  51
    SECTION 10.22.  Minimum Direct Units in Service .............................  51
    SECTION 10.23.  Minimum Consolidated SRM Revenues ...........................  52
    SECTION 10.24.  Non-Device Capital Expenditures .............................  53
    SECTION 10.25.  Device Capital Expenditures .................................  55
    SECTION 10.26.  Provision of Financial Statements ...........................  56
    SECTION 10.27.  Statement by Officers as to Default; Notice of Default ......  56
ARTICLE XI    COLLATERAL ........................................................  56
    SECTION 11.01.  Collateral ..................................................  56
    SECTION 11.02.  Recording and Opinions ......................................  57
    SECTION 11.03.  Possession and Use of Collateral ............................  57
    SECTION 11.04.  Release and Disposition of Collateral .......................  58
    SECTION 11.05.  Disposition of Collateral Without Release ...................  58
ARTICLE XII         GUARANTEES ..................................................  59
    SECTION 12.01.  Guarantees ..................................................  59
    SECTION 12.02.  Subordination of Guarantee ..................................  60
    SECTION 12.03.  Limitation on Guarantor Liability ...........................  60
    SECTION 12.04.  Execution and Delivery of Guarantee .........................  61
    SECTION 12.05.  Guarantors May Consolidate, etc., on Certain Terms ..........  61
    SECTION 12.06.  Releases Following Sale of Assets ...........................  61
ARTICLE XIII  SUBORDINATION .....................................................  62
    SECTION 13.01.  Agreement to Subordinate ....................................  62
    SECTION 13.02.  Liquidation, Dissolution or Bankruptcy ......................  62
    SECTION 13.03.  Default on Senior Debt ......................................  63
    SECTION 13.04.  Rights and Obligations of the Trustee and the Holders .......  63
    SECTION 13.05.  Subrogation .................................................  64
    SECTION 13.06.  Obligations of Company Unconditional ........................  64
    SECTION 13.07.  Notice by the Company .......................................  64
    SECTION 13.08.  Right as Holder of Senior Debt ..............................  64
    SECTION 13.09.  Reinstatement ...............................................  65
    SECTION 13.10.  Rights of Trustee and Paying Agent ..........................  65
    SECTION 13.11.  Trust Moneys Not Subordinated ...............................  65
    SECTION 13.12.  Trustee To Effectuate Subordination .........................  65

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                                TABLE OF CONTENTS
                                  (CONTINUES)


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
    SECTION 13.13.  Trustee Not Fiduciary for Holders of Senior Debt ............  65
    SECTION 13.14.  Reliance by Holders of Senior Debt on
                     Subordination Provisions ...................................  65

ARTICLE XIV   MISCELLANEOUS .....................................................  66
    SECTION 14.01.  Trust Indenture Act Controls ................................  66
    SECTION 14.02.  Notices .....................................................  66
    SECTION 14.03.  Communication by Holders of Notes with Other Holders of Notes ....................................................  67
    SECTION 14.04.  Certificate and Opinion as to Conditions Precedent ..........  67
    SECTION 14.05.  Statements Required in Certificate or Opinion ...............  67
    SECTION 14.06.  Rules by Trustee and Agents .................................  67
    SECTION 14.07.  No Personal Liability of Directors, Officers, ...............  68
                    Employees and Stockholders
    SECTION 14.08.  Governing Law ...............................................  68
    SECTION 14.09.  No Adverse Interpretation of Other Agreements ...............  68
    SECTION 14.10.  Successors ..................................................  68
    SECTION 14.11.  Severability ................................................  68
    SECTION 14.12.  Counterpart Originals .......................................  68
    SECTION 14.13.  Table of Contents, Headings, etc. ...........................  68


EXHIBITS

EXHIBIT A - Form of Note
EXHIBIT B - Form of Notation of Guarantee
EXHIBIT C - Form of Collateral Agent Agreement
EXHIBIT D - Form of Security Agreement

            INDENTURE, dated as of __________, 2002, by and among Arch Wireless Holdings, Inc., a Delaware corporation (the "COMPANY"), Arch Wireless Communications, Inc., a Delaware corporation ("ARCH"), Arch Wireless, Inc., a Delaware corporation (the "PARENT"), and the direct and indirect subsidiaries of the Parent listed on Schedule I hereto (such subsidiaries, the "SUBSIDIARY GUARANTORS," and together with Arch and the Parent, herein the "GUARANTORS") and The Bank of New York, a New York banking corporation, as Trustee (the "TRUSTEE").

                                    RECITALS

            WHEREAS, on November 9, 2001, three creditors filed an involuntary petition against Arch under Chapter 11 of Title 11 of the United States Code (the "BANKRUPTCY CODE");

            WHEREAS, on December 6, 2001, Arch consented to entry of an order for relief and the Company and the other Guarantors each filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Massachusetts (the "BANKRUPTCY COURT");

            WHEREAS, the Company and the Guarantors filed Debtors' First Amended Joint Plan of Reorganization which was confirmed by the Bankruptcy Court on [ ], 2002 (as amended, the "PLAN");

            WHEREAS, pursuant to the Plan, the Company is required to issue the Notes (as defined herein), to certain holders of indebtedness of the Company and certain of the Guarantors outstanding on the record date set by order of the Bankruptcy Court;

            WHEREAS, the Company has duly authorized the creation of an issue of its 10% Senior Subordinated Secured Notes due 2007 (the "NOTES") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture;

            WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done;

            WHEREAS, the Guarantors have duly authorized the guarantee of the Notes, and to provide therefor, the Guarantors have duly authorized the execution and delivery of this Indenture; and

            WHEREAS, all things necessary to make the Guarantees, when executed by the Guarantors and when the Notes have been authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Guarantors, and to make this Indenture a valid agreement of the Guarantors, in accordance with their and its terms, have been done.

            NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the acquisition of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE I

                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

SECTION 1.01      DEFINITIONS.

            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (1) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any definition of or reference to any law shall be construed as referring to such law as from time to time amended and any successor thereto and the rules and regulations promulgated from time to time thereunder, (iii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iv) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Indenture in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Indenture, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            (2) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP; provided that if the Company notifies the Trustee that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of this Indenture in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Unless the context otherwise requires, any reference to a fiscal period shall refer to the relevant fiscal period of the Company.

            "ADMINISTRATIVE AGENT" means the named administrative agent, in its capacity as administrative agent under any Credit Agreement, or any successor thereto.

            "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "AGENT" means any Registrar, co-registrar, Paying Agent or additional paying agent.

            "APPLICABLE PROCEDURES" means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.

            "ARCH" means Arch Wireless Communications, Inc., a Delaware corporation.

            "AVAILABLE AMOUNT" means for any Person the aggregate unused portion of any commitment, subject to any borrowing base or other limitations, under any Credit Agreement available to be borrowed.

            "BANKRUPTCY CODE" has the meaning set forth in the recitals to this Indenture.

            "BANKRUPTCY COURT" has the meaning set forth in the recitals to this Indenture.

            "BOARD OF DIRECTORS" means: (1) with respect to a corporation, the board of directors of the corporation; (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (3) with respect to any other Person, the board or committee of such Person serving a similar function.

            "BOARD RESOLUTION" of a Person means a copy of a resolution certified by the Secretary or a duly authorized Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "BUSINESS DAY" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are required or authorized by law or other governmental action to close, and (ii) a day of the year on which the Collateral Agent is not required or authorized to close.

            "CAPITAL EXPENDITURES" means, with respect to any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its subsidiaries prepared in conformity with GAAP, excluding interest capitalized during construction and deferred financing fees.

            "CAPITAL LEASE" means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

            "CASH AND CASH EQUIVALENTS" means, for any Person for any period, cash and cash equivalents of such Person and its subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

            "CHANGE IN CONTROL" means the occurrence at any time after the date hereof of any of the following circumstances:

                        (a) any person or group of persons (within the meaning
            of the Exchange Act), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Commission under the Exchange Act) of 50% or more of the issued and outstanding Voting Stock of the Parent;

                        (b) during any period of twelve consecutive calendar
            months, individuals who at the beginning of such period constituted the Board of Directors of any of the Note Parties or their subsidiaries (together with any new directors whose election by the Board of Directors of the Parent or whose nomination for election by the stockholders of any of the Note Parties or their subsidiaries was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office;

                        (c) the failure of the Parent to own directly,
            beneficially and of record, 100% of the aggregate ordinary voting power represented by the issued and outstanding Stock and Stock Equivalents of Arch on a fully diluted basis; or

                        (d) the failure of Arch to own directly, beneficially
            and of record, 100% of the aggregate ordinary voting power represented by the issued and outstanding Stock and Stock Equivalents of the Company on a fully diluted basis.

            "CODE" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

            "COLLATERAL" means any and all "Collateral" as defined in the Collateral Agent Agreement and the Security Agreement.

            "COLLATERAL AGENT" means The Bank of New York, in its capacity as collateral agent under the Collateral Agent Agreement, or any successor thereto.

            "COLLATERAL AGENT AGREEMENT" means the Collateral Agent Agreement, substantially in the form of Exhibit C, among the Note Parties, the Indenture Trustees, the Administrative Agent and the Collateral Agent, for the benefit of the Secured Parties.

            "COMMISSION" means the Securities and Exchange Commission.

            "COMPANY" means the Person named as the "Company" in the first paragraph of this Indenture.

            "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its Vice Chairman of the Board, its President, a Vice President, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

            "CONSOLIDATED NET INCOME" means, for any Person for any period, the net income (or loss) of such Person and its subsidiaries for such period, determined on a consolidated basis in conformity with GAAP; provided, however, that: (a) the net income of any other Person in which such Person or one of its subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to such Person or subsidiary; (b) the net income of any subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation;
(c) any net gain (or loss) resulting from an Asset Sale by such Person or any of its subsidiaries other than in the ordinary course of business shall be excluded; and (d) extraordinary gains and losses and any one-time increase or decrease to net income which is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall be excluded.

            "CONTRACTUAL OBLIGATION" of any Person means any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding this Indenture) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

            "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

            "CORPORATE TRUST OFFICE" mean the principal office of the Trustee in the City of New York, at which at any particular time its corporate trust business shall be administered, which at the date hereof is 101 Barclay Street, Floor 21 West, New York, New York, 10286.

            "CREDIT AGREEMENT" means one or more debt facilities or agreements existing on the date hereof, in each case with banks or other institutional lenders providing for revolving credit loans and the issuance of letters of credit in an amount not to exceed $35,000,000 to be used on a revolving credit basis for working capital purposes, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, restated or refinanced (including any agreement to extend the maturity thereof and adding additional borrowers or guarantors) in whole or in part from time to time under the same or any other agent, lender or group of lenders.

            "CURRENT MATURITIES OF LONG TERM DEBT" means, for any Person for any period, current maturities of long term debt of such Person and its subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

            "CUSTOMARY PERMITTED LIENS" means, with respect to any Person, any of the following Liens:

            (a) Liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

            (b) Liens of landlords arising by statute and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

            (c) deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

            (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property that do not materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

            (e) encumbrances arising under leases or subleases of real property that do not in the aggregate materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

            (f) financing statements of a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business; and

            (g) Liens to secure Indebtedness permitted by clauses (h) and (i) of Section 10.07 covering only the assets acquired with such Indebtedness.

            "DEFAULT" means any event or condition which constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

            "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, any Person authorized by the Company to serve as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

            "DETERMINATION DATE" means the date of determination of Excess Cash Flow, which shall be 10 days prior to each Interest Payment Date.

            "DIRECT UNITS IN SERVICE" means, at any date, messaging devices for which messaging services are provided by the Parent and the Subsidiaries as of such date directly to customers.

            "DOLLARS" or "$" refers to lawful money of the United States of America.

            "DOMESTIC SUBSIDIARY" means, as to the Parent, a Subsidiary organized under the laws of the United States of America, any state thereof or the District of Columbia.

            "EBITDA" means, with respect to any Person for any period, an amount equal to: (a) Consolidated Net Income of such Person for such period; plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items, (iv) depreciation, depletion and amortization of intangibles or financing or acquisition costs, (v) all other non-cash charges and non-cash losses for such period, including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants, other than charges representing accruals of future cash expenses,
(vi) severance payments to employees, whether or not previously reserved for and
(vii) all cash restructuring charges; minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any credit for income tax, (ii) interest income, (iii) gains from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets by such Person, and (v) any other non-cash gains or other items which have been added in determining Consolidated Net Income, including any reversal of a change referred to in clause (b)(v) above by reason of a decrease in the value of any Stock or Stock Equivalent.

            "EXCESS CASH FLOW" means from the date hereof and until September 30, 2004, for each six month period starting on each of April 1 and October 1 (other than the initial period which shall be from the date hereof through September 30, 2002) (each, a "MEASUREMENT PERIOD"), the amount by which (a) Cash and Cash Equivalents as of the end of the Measurement Period just ended less (i) the amount of cash required to make the interest payment on the Notes on the next succeeding Interest Payment Date, (ii) the amount of cash required to make the next mandatory redemption pursuant to Section 9.02(a), and (iii) the amount of cash required to make any mandatory redemptions pursuant to Section 9.02(b) to the extent such amounts are included in Cash and Cash Equivalents, (b) plus the Available Amount on the Determination Date, and (c) plus 75% of any negative number, or minus 50% of any positive number, resulting from subtracting Working Capital at the end of the Measurement Period just ended from Working Capital at the end of the Measurement Period preceding the Measurement Period just ended (the "AVAILABLE CASH") exceeds $45,000,000. From and after October 1, 2004, "EXCESS CASH FLOW" will mean, for any such Measurement Period, the amount by which Available Cash exceeds $35,000,000.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "FISCAL QUARTER" means each of the three-month periods ending on March 31, June 30, September 30 and December 31.

            "FISCAL YEAR" means the twelve-month period ending on December 31.

            "FOREIGN SUBSIDIARY" means, as to the Parent, any Subsidiary other than a Domestic Subsidiary.

            "GAAP" means generally accepted accounting principles in effect in the United States of America as of the date hereof unless another date is specified herein.

            "GLOBAL NOTE" means a Note substantially in the form of the Note attached hereto as Exhibit A.

             "GOVERNMENT SECURITIES" means direct obligations of, or obligations fully and unconditionally guaranteed or insured by, the United States of America or any agency or instrumentality thereof for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which are not callable or redeemable at the issuer's option.

            "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "GROSS PLACEMENTS" means the sale, lease or exchange of paging and messaging devices.

            "GUARANTEE" means each guarantee by the Parent or any of the Subsidiaries of any Notes or Junior Notes.

            "GUARANTY OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including: (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), or co-making of Indebtedness of another Person; and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii),
(iii), (iv) or (v) of clause (b) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

            "GUARANTORS" means, collectively, the Parent, Arch and each of the Subsidiary Guarantors.

            "HEDGING CONTRACTS" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

            "HOLDER" means a Person in whose name a Note is registered in the Note Register.

            "INDEBTEDNESS" of any Person means without duplication: (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or which bear interest; (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured; (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business;
(e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations of such Person under Capital Leases and the present value of future rental payments under all synthetic leases; (g) all Guaranty Obligations of such Person; (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person; and
(j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts (as defined in the Security Agreement) and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

            "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures entered into pursuant to applicable provisions hereof.

            "INDENTURE TRUSTEES" means the Senior Indenture Trustee and the Junior Indenture Trustee.

            "INTEREST EXPENSE" means, for any Person for any period, the total interest expense of such Person and its subsidiaries for such period determined on a consolidated basis in conformity with GAAP and including, in any event, interest capitalized for such period and net costs under Interest Rate Contracts for such period (without deducting therefrom any (i) net gains of such Person and its subsidiaries under Interest Rate Contracts for such period determined on a consolidated basis in conformity with GAAP, or (ii) interest income of such Person and its subsidiaries for such period determined on a consolidated basis in conformity with GAAP).

            "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Notes.

            "INTEREST PERIOD" means (i) the period commencing on the date hereof and ending on and including the day immediately preceding the next succeeding Interest Payment Date and (ii) the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date.

            "INTEREST RATE CONTRACTS" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

            "INVESTMENT" means, with respect to any Person: (a) any purchase or other acquisition by that Person of (i) any security issued by, (ii) a beneficial interest in any security issued by, or (iii) any other equity ownership interest in, any other Person; (b) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person;
(c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all Indebtedness of any other Person to that

Person arising from a sale of property by that Person other than in the ordinary course of its business; and (d) any guarantee incurred by that Person in respect of Indebtedness of any other Person.

            "JUNIOR INDENTURE" means the Indenture, dated as of [ ], 2002, between the Note Parties and the Junior Indenture Trustee pursuant to which the Company issued the Junior Notes.

            "JUNIOR INDENTURE TRUSTEE" means The Bank of New York, in its capacity as trustee under the Junior Indenture, and any successor thereto.

            "JUNIOR NOTES" means the 12% Subordinated Secured Compounding Notes due 2009 issued by the Company under the Junior Indenture.

            "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor (other than those financing statements filed solely for precautionary reasons in connection with operating leases).

            "LOAN DOCUMENTS" means any Credit Agreement, the promissory notes issued thereunder, any guarantees thereof and the documentation in respect of each letter of credit issued thereunder.

            "MAJORITY NOTEHOLDERS" means, at any time, Holders representing at least a majority of the aggregate principal amount of Outstanding Notes.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on any of
(a) the condition (financial or otherwise), business, performance, prospects (as such prospects relate to the Note Parties' ability to repay its obligations under the Notes and the Guarantees), operations or properties of any of the Parent and the Subsidiaries, taken as a whole, (b) the legality, validity or enforceability of any Secured Debt Document; (c) the perfection or priority of the Liens granted pursuant to the Security Documents; (d) the ability of the Parent or any of the Subsidiaries to repay the Obligations or perform its respective obligations under the Secured Debt Documents; or (e) the ability of the Administrative Agent, the Indenture Trustees or the Collateral Agent to enforce the rights and remedies under the Secured Debt Documents.

            "MATERIAL FOREIGN SUBSIDIARY" means, as to any Person, a Foreign Subsidiary of such Person which, as of the last day of the most recently completed fiscal quarter, satisfied any one or more of the following three tests: (i) the amount of the Investments in such Foreign Subsidiary made by the Parent and the Subsidiaries on or after the date hereof exceeds $5,000,000 in the aggregate, (ii) the Parent's and the Subsidiaries' (other than such Foreign Subsidiary's) proportionate share of consolidated total assets of the Parent and the Subsidiaries (after intercompany eliminations) consisting of the property of such Foreign Subsidiary exceeds 2% of consolidated total assets of the Parent and the Subsidiaries or (iii) the Parent's and the Subsidiaries' (other than such Foreign Subsidiary's) equity in the income (not to include losses) from continuing operations before income taxes, extraordinary items and the cumulative effect of a change in accounting principles of such Foreign Subsidiary exceeds 2% of the income (not to include losses) from continuing operations before income taxes, extraordinary items and the cumulative effect of a change in accounting principles of the Parent and the Subsidiaries determined on a consolidated basis in accordance with GAAP.

            "MATERIAL OBLIGATIONS" means Indebtedness (other than Indebtedness under this Indenture and the Notes) or other obligations of any one or more of the Parent or any of the Subsidiaries in an aggregate principal amount equal to or exceeding $4,000,000. For purposes of determining Material Obligations, the "principal amount" of the obligations of the Parent or any Subsidiary in respect of any Hedging Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent or any Subsidiary, as applicable, would be required to pay if such Hedging Contract were terminated at such time.

            "MATURITY" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as provided therein or in this Indenture, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption, purchase or otherwise.

            "MATURITY DATE" means May 15, 2007.

            "MEASUREMENT PERIOD" has the meaning set forth in the definition of "Excess Cash Flow."

            "MORTGAGE" means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property (as defined in the Security Agreement) to secure the Obligations.

            "NET CASH PROCEEDS" means proceeds received by any Note Party after the date hereof in Cash and Cash Equivalents from any: (a) Asset Sale in excess of $2 million, net of (i) the reasonable cash costs of sale, assignment or other disposition, (ii) taxes paid or payable as a result thereof and (iii) the amount of Indebtedness secured by the property that is the subject of such Asset Sale which is required to be repaid upon such sale or (b) Property Loss Event; provided, however, that in the case of any Net Cash Proceeds arising from a Property Loss Event in an amount less than $1,000,000, (i) if the Company shall deliver a certificate of a financial officer thereof to the Collateral Agent and the Trustee within 30 days after the date thereof setting forth such Note Party's intent to use the proceeds of such Property Loss Event to repair or replace the assets that are the subject thereof with, or otherwise purchase, other assets to be used in the same line of business within 180 days of the receipt of such Net Cash Proceeds and no Default shall have occurred and be continuing at the time of such certificate or at the proposed time of the application of such proceeds or (ii) the Majority Noteholders shall have consented to such use in writing, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 180-day period, at which time such proceeds shall be deemed Net Cash Proceeds.

            "NON-MATERIAL FOREIGN SUBSIDIARY" means as to any Person at any time of determination, a Foreign Subsidiary of such Person other than a Material Foreign Subsidiary.

            "NOTE CUSTODIAN" means any Person authorized by the Company to serve as custodian with respect to the Notes in global form, or any successor entity thereto.

            "NOTES" has the meaning set forth in the recitals to this Indenture.

            "NOTE PARTIES" means the Company and the Guarantors.

            "OBLIGATIONS" shall have the meaning set forth in the Security Agreement.

            "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 10.27 shall be the principal executive, financial or accounting officer of the Company.

            "ONE-WAY CAPITAL EXPENDITURES" means, for any Person for any period, the Capital Expenditures made by such Person for such period in respect of one-way paging and messaging services.

            "ONE-WAY SRM REVENUE" means, with respect to any Person for any period, the consolidated Revenue of such Person and its consolidated subsidiaries solely in respect of the provision of network service for the service, rental and maintenance of one-way paging and messaging devices for such period.

            "OPINION OF COUNSEL" means a written opinion of counsel, who may (unless otherwise required by the Trust Indenture Act) be counsel for the Company and who may rely as to factual matters on an Officers' Certificate, and who shall be reasonably acceptable to the Trustee.

            "OUTSTANDING," when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                        (a) Notes theretofore canceled by the Trustee or
            delivered to the Trustee for cancellation;

                        (b) Notes for whose payment or redemption money in the
            necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                        (c) Notes paid pursuant to Section 2.10 hereof or Notes
            in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

            "PARENT" means Arch Wireless, Inc., a Delaware corporation.

            "PAYING AGENT" means any Person authorized by the Company to pay the principal of or interest on any Notes on behalf of the Company.

            "PERMIT" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

            "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "PLANNED ONE-WAY SRM REVENUE" for any Fiscal Quarter means the projected One-Way SRM Revenue for such quarter as set forth in Section 10.23 of this Indenture.

            "PLANNED TWO-WAY SRM REVENUE" for any Fiscal Quarter means the projected Two-Way SRM Revenue for such quarter as set forth in Section 10.23 of this Indenture.

            "PROPERTY LOSS EVENT" means any loss of or damage to property of any Note Party that results in the receipt by such Person of proceeds of insurance or any taking of property of any Note Party that results in the receipt by such Person of a compensation payment in respect thereof.

            "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

            "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

            "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

            "REPRESENTATIVE" means the Trustee or other trustee, agent or representative for any Senior Debt.

            "REQUIREMENT OF LAW" means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements or determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "RESPONSIBLE OFFICER," when used with respect to the Trustee, means an officer of the Trustee in the Corporate Trust Office assigned and duly authorized by the Trustee to administer this Indenture and, when used with respect to any other Person, any other officer to whom a matter is referred because of his or her knowledge of and familiarity with a particular subject.

            "RESTRICTED PAYMENT" means: (a) any dividend or other distribution, direct or indirect, on account of any Stock or Stock Equivalents of the Parent or any of the Subsidiaries now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents or a dividend or distribution payable solely to the Parent, the Company and/or one or more Subsidiary Guarantors; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Parent or any of the Subsidiaries now or hereafter outstanding other than one payable solely to the Parent, the Company and/or one or more Subsidiary Guarantors; and (c) any payment or prepayment of principal, premium, if any, interest, fees (including fees to obtain any waiver or consent) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, the Junior Notes or any other Indebtedness of the Parent or any of the Subsidiaries or any other Note Party which by its terms is subordinated to the Notes, other than any required redemptions, retirement, purchases or other payments, in each case to the extent permitted to be made by the terms of such Indebtedness after giving effect to any applicable subordination provisions or as permitted by Section 10.15 hereof.

            "REVENUE" means, with respect to any Person for any period, an amount equal to the revenue or earnings of such Person for such period determined on a consolidated basis in conformity with GAAP.

            "SECURED DEBT DOCUMENTS" means the Security Documents, the Loan Documents, this Indenture, the Junior Indenture, the Notes and the Junior Notes.

            "SECURED PARTIES" means the "Secured Parties" as defined in the Security Agreement.

            "SECURITY AGREEMENT" means the Security Agreement, substantially in the form of Exhibit D, among the Note Parties, the Administrative Agent and the Collateral Agent, for the benefit of the Secured Parties.

            "SECURITY DOCUMENTS" means, collectively, all of the agreements, instruments, documents, pledges or filings executed in connection with granting, or that otherwise evidence, the Lien of the Collateral Agent in the Collateral, including, without limitation, the Collateral Agent Agreement, the Security Agreement and each Mortgage creating a Lien that secures the Notes and the guarantees thereof, the Senior Notes and the guarantees thereof, and the Credit Agreement, if any, and any other document, agreement, instrument, pledge or filing executed in connection with the granting, or that otherwise evidence, the Lien of the Collateral Agent on the Collateral.

            "SENIOR DEBT" means all Indebtedness of the Parent or any of the Subsidiaries outstanding under any Credit Agreement and all Hedging Contracts with respect thereto, including any principal, premium, if any, interest (including interest accruing at the rate provided for in the documents evidencing such Senior Debt after the commencement of any proceedings of the type referred to in Sections 4.01(h) or (i) hereof, whether or not an allowed claim in such proceeding), redemption proceeds, penalties, fees, indemnifications, guarantees, reimbursements, damages and other liabilities payable under the documentation governing any such Indebtedness.

            "SENIOR INDENTURE TRUSTEE" means the Trustee.

            "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.11.

            "SRM REVENUE" means, with respect to any Person for any period, the consolidated Revenue of such Person and its consolidated subsidiaries solely in respect of the provision of network service for the service, rental and maintenance of paging devices for such period.

            "STATED MATURITY" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

            "STOCK" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, limited liability company, trust, joint venture, association, company, partnership or other entity, whether voting or non-voting.

            "STOCK EQUIVALENTS" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

            "SUBSIDIARY" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, trust, joint venture, association, company, partnership or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power are or, in the case of a partnership, more than 50% of the general partnership interests is, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent.

            "SUBSIDIARY" means any subsidiary of the Parent other than (i) any subsidiary of Paging Network Canadian Holdings, Inc. that is organized under the laws of Canada or any province thereof and that is in existence on the date hereof, (ii) for the period from the date hereof through the date which is 367 days after the later of (x) June 1, 2002 and (y) the termination of the Asset Acquisition Agreement, dated as of January 24, 2001, by and among Unrestricted Subsidiary Funding Company, the Parent, PageNet SMR Sub, Inc., and AWI Spectrum Co., LLC, AWI Spectrum Co., LLC and AWI Spectrum Co. Holdings, Inc. shall not be deemed to be Subsidiaries for purposes of this Indenture; provided that on and after such date, each of AWI Spectrum Co., LLC and AWI Spectrum Co. Holdings, Inc. shall be deemed to be Subsidiaries for purposes of this Indenture, and
(iii) each Foreign Subsidiary of Paging Network International, Inc. existing on the date hereof; provided that if such Foreign Subsidiary is not dissolved or merged into the Company or a Guarantor on or before the first anniversary of the date hereof and the Trustee shall not have received a certificate of the applicable Governmental Authority (with a certified translation thereof if such certificate is not in English) evidencing the dissolution thereof or the merger thereof into the Company or a Guarantor, such Foreign Subsidiary shall thereafter be deemed to be a Subsidiary for purposes of this Indenture.

            "SUBSIDIARY GUARANTOR" means all of the current and future Domestic Subsidiaries of the Parent other than the Company.

            "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

            "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

            "TWO-WAY CAPITAL EXPENDITURES" means, for any Person for any period, the Capital Expenditures made by such Person for such period in respect of two-way paging and messaging services.

            "TWO-WAY SRM REVENUE" means, with respect to any Person for any period, the consolidated Revenue of such Person and its consolidated subsidiaries solely in respect of the provision of network service for the service, rental and maintenance of two-way paging and messaging devices for such period.

            "UCC" means, at any time, the Uniform Commercial Code in effect in the State of New York at such time.

            "VICE PRESIDENT," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a word or a number of words added before or after the title "vice president."

            "VOTING STOCK" means Stock of any Person having ordinary power to vote in the election of members of the Board of Directors of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

            "WORKING CAPITAL" means the difference between current assets (excluding Cash and Cash Equivalents) and current liabilities (excluding Current Maturities of Long Term Debt, if any) each in conformity with GAAP.

SECTION 1.02      OTHER DEFINITIONS.

                                                             Defined in
            Term                                               Section
            ----                                               -------
            "Act" ........................................      1.05
            "Affiliate Transaction".......................     10.14
            "Asset Sale" .................................     10.11
            "Benefited Party" ............................     12.01
            "Change of Control Offer" ....................     10.15
            "Change of Control Purchase Price" ...........     10.15
            "CUSIP" ......................................      2.15
            "Defaulted Interest" .........................      2.11
            "Event of Default" ...........................      4.01
            "Note Register" ..............................      2.04
            "One-Way Device Capital Expenditures" ........     10.24
            "Paying Agent" ...............................      2.04
            "Permitted Investments" ......................     10.10
            "Permitted Liens" ............................     10.08
            "Registrar" ..................................      2.04
            "Surviving Entity" ...........................      7.01
            "Two-Way Device Capital Expenditures" ........     10.24

SECTION 1.03      INCORPORATION BY REFERENCE OF THE TRUST INDENTURE ACT.

               (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

               (b) The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes;

            "indenture security holder" means a Holder of a Note;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
            and

            "obligor" on the Notes means the Company and any successor obligor upon the Notes.

               (c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04      FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.05      ACTS OF HOLDERS; RECORD DATES.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Majority Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the Majority Noteholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Majority Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 5.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The Company or the Trustee may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders, and the Company agrees to notify the Trustee of any such fixing of a record date. If not set by the Company or the Trustee prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 6.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

            (d) The ownership of Notes shall be proved by the Note Register.

            (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Majority Noteholders shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 1.06      BENEFITS OF INDENTURE.

            Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.07      LEGAL HOLIDAYS.

            In any case where any Interest Payment Date, Redemption Date, or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, or Stated Maturity, as the case may be.

                                   ARTICLE II

                                    THE NOTES

SECTION 2.01     TITLE AND TERMS.

            The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $200,500,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.09, 2.10, 8.06 or 9.09.

            The Notes shall be known and designated as the "10% Senior Subordinated Secured Notes due 2007" of the Company. The Stated Maturity of the Notes shall be May 15, 2007. Interest on the Notes will accrue at a rate per annum equal to 10%, payable in cash semi-annually in arrears on each May 15 and November 15 commencing November 15, 2002, to the persons in whose names the Notes are registered at the close of business on the preceding May 1 or November 1, as the case may be. Interest will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of original issuance of the Notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If at any time an Event of Default has occurred and is continuing, the Company shall pay interest on demand at a rate that is 2% per annum in excess of the rate then in effect; it shall pay interest on overdue installments of interest from time to time on demand at the same rate to the extent lawful.

            The principal of and interest on the Notes shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register. Payment of the principal of on the Notes will be made upon the presentation of the Notes at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York.

            The Notes shall be redeemable as provided in Article IX.

            The Notes shall not have the benefit of any sinking fund obligations.

         The Notes shall be guaranteed pursuant to the terms of the Article XII hereof and shall be secured pursuant to the terms of the Security Documents.

SECTION 2.02.     FORM AND DATING.

         (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         (b) FORM OF NOTES. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend and the "Schedule of Exchanges of Interests in Global Notes" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the Global Note Legend and the "Schedule of Exchanges of Interests in Global Notes" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein, and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by
Section 2.07 hereof in such form as is reasonably satisfactory to the Trustee.

         (c) BOOK-ENTRY PROVISIONS. Participants and indirect participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian for the Depositary or under such Global Note, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its participants or indirect participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

SECTION 2.03.     EXECUTION AND AUTHENTICATION.

                  (a) One officer shall sign the Notes for the Company by manual or facsimile signature.

                  (b) If an officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  (d) The Trustee shall, upon a receipt of a Company Order requesting that notes be authenticated by the Trustee authenticate Notes for original issue.

                  (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.04.     REGISTRAR, PAYING AGENT AND DEPOSITARY.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep in a register of the Notes (the "NOTE REGISTER"), the names and addresses of the Holders and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Company or any of its subsidiaries may act as Paying Agent or Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the Trust Indenture Act. Such agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of such Agent.

         The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.05.     PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest, if any, on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.06.     HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.07.     TRANSFER AND EXCHANGE.

         (a) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented by a Holder to the Registrar with a request (1) to register the transfer of the Definitive Notes or (2) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that any Definitive Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or by his attorney duly authorized in writing.

         (b) TRANSFER OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST IN THE GLOBAL NOTE. A Definitive Note may be exchanged for a beneficial interest in the Global Note only upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note.

         (c) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL NOTE FOR A DEFINITIVE NOTE. A beneficial interest in the Global Note may be exchanged for a Definitive Note only under the circumstances described in Section 2.07(g) and upon receipt by the Trustee of written transfer instructions (or such other form of instructions as is customary for the Depositary) from the Depositary (or its nominee) on behalf of any Person having a beneficial interest in a Global Note that such Note is being transferred, in which case the Trustee shall, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, cause the aggregate principal amount of the Global Note to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and make available for delivery to the transferee a Definitive Note in the appropriate principal amount.

         (d) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTE. The transfer and exchange of beneficial interests in the Global Note shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act of 1933, as amended.

         When a Global Note is presented to the Registrar with a request (1) to register the transfer of the Global Note or (2) to exchange such Global Notes for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

         (e) CANCELLATION AND/OR ADJUSTMENT OF THE GLOBAL NOTE. At such time as all beneficial interests in the Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, the Global Note shall be returned to or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly, and an endorsement shall be made on such Global Note by the Trustee to reflect such reduction.

         (f) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES. To permit registrations of transfers and exchanges effected in accordance with this Indenture, the Company shall execute and the Trustee shall authenticate the Global Note and any Definitive Notes at the Registrar's request. The Global Note and any Definitive Notes issued upon any registration of transfer or exchange of beneficial interests in the Global Note or the Definitive Notes shall be legal, valid and binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

         Neither the Company nor the Registrar shall be required to (a) issue, register the transfer of or exchange Notes during a period beginning at the opening of business on a Business Day 15 days before the day of mailing of any notice of redemption of Notes under Section 9.06 hereof and ending at the close of business on the day of such mailing or (b) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         No service fee shall be charged to any Holder of a Note for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.09, 2.10, 8.06 or 9.09 hereof, which shall be paid by the Company).

         Prior to due presentment to the Trustee for registration of the transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

         The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.03 hereof.

         All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

         The Trustee is hereby authorized to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.

         (g) GENERAL PROVISIONS RELATING TO GLOBAL NOTES. Notwithstanding any other provision in this Indenture, no Global Note may be transferred to, or registered or exchanged for Notes registered in the name of, any Person other than the Depositary for such Global Note or any nominee thereof, and no such transfer may be registered, unless (i) such Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or
(B) ceases to be a clearing agency registered under the Exchange Act, (ii) the Company delivers to the Trustee an Officers' Certificate stating that such Global Note shall be so transferable, registrable, and exchangeable, and such transfers shall be registrable, or (iii) upon the request of a Holder if there shall have occurred and be continuing an Event of Default with respect to the Notes evidenced by such Global Note. Notwithstanding any other provision in this Indenture, a Global Note to which the restriction set forth in the preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for Notes registered only in the name or names of, such Person or Persons as the Depositary for such Global Note shall have directed, and no transfer thereof other than such a transfer may be registered. Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note to which the restriction set forth in the first sentence of this paragraph shall apply, whether pursuant to this Section 2.07 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note.

SECTION 2.08.     LEGENDS.

         The following legend shall appear on the face of all Global Notes issued under this Indenture:

         "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

SECTION 2.09.     TEMPORARY NOTES.

         Pending the preparation of Definitive Notes, the Company may execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, temporary Definitive Notes which shall be substantially in the form of Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

         If temporary Notes are issued, the Company will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

SECTION 2.10.     MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

         If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a certificate number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the

Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

         Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.11.     PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

         On or before any Interest Payment Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the interest on all the Notes that is to be paid on such Interest Payment Date. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest.

         Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest shall be paid by the Company to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which date shall be a date which will enable the Trustee to comply with the provisions of the immediately following sentence), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided herein. The Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date. Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of, or in exchange for or in lieu of, any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.12.     PERSONS DEEMED OWNERS.

         Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 2.11) interest on such Note and for all other purposes whatever, whether or not such Note be overdue, and neither the Company nor the Trustee shall be affected by notice to the contrary.

SECTION 2.13.     CANCELLATION.

         All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.

SECTION 2.14.     CUSIP NUMBERS.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures ("CUSIP"), the Company may cause CUSIP numbers to be printed on the Notes and may direct the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of the CUSIP numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                  ARTICLE III

                           SATISFACTION AND DISCHARGE

SECTION 3.01.     SATISFACTION AND DISCHARGE OF INDENTURE.

         Upon the written request of the Company, this Indenture will cease to be of further effect, and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

                  (1) either

         (a) all the Notes theretofore authenticated and delivered (other than Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.10) have been delivered to the Trustee for cancellation; or

         (b) all Notes not theretofore delivered to the Trustee for cancellation have come due and payable, by reason of the making of a notice of redemption or will otherwise become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                  (2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

                  (3) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

                  (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money and/or non-callable Government Securities toward the payment of the Notes at maturity or the redemption date, as the case may be; and

                  (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 5.07 and, the obligations of the Trustee under Section 3.02 and the last paragraph of Section
10.03 shall survive.

SECTION 3.02.     APPLICATION OF TRUST MONEY.

         Subject to the provisions of the last paragraph of Section 10.03, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 3.01 hereof in respect of the Outstanding Notes shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

                                   ARTICLE IV

                                    REMEDIES

SECTION 4.01.     EVENTS OF DEFAULT.

         "EVENT OF DEFAULT," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

         (a) default in the payment of any interest on any Note when it becomes due and payable and such default continues for a period of 5 days;

         (b) default in the payment of the principal of any Note at its Maturity (including pursuant to Sections 9.01 and 9.02 hereof);

         (c) the Parent or any of the Subsidiaries shall fail for 60 days after written notice to the Company by the Trustee (at the direction of the holders of at least 25% in aggregate principal amount of the Notes then outstanding) or the holders of at least 25% in aggregate principal amount of the Notes then outstanding to observe or perform any covenant, condition or agreement contained in Sections 10.07, 10.08, 10.09, 10.10, 10.11, 10.12, 10.13, 10.14, 10.15,
10.16, 10.19, 10.20, 10.21, 10.22, 10.23, 10.24 or 10.25 hereof;

         (d) the Parent or any of the Subsidiaries shall fail to observe or perform any other covenant, condition or agreement contained in the Indenture (other than those specified in clause (a), (b) or (c) of this Section 4.01), and such failure shall continue unremedied for 60 days after written notice thereof shall have been given to the Company by the Trustee (at the direction of the Majority Noteholders) or the Majority Noteholders;

         (e) (i) any Note Party shall fail to observe or perform any covenant, condition or agreement contained in the Security Documents to the extent it is a party thereto; (ii) any Note Party shall breach in any material respect any representation or warranty or agreement in any of the Security Documents or in any certificates delivered in connection therewith; (iii) the repudiation by any of them of any of their obligations under any of the Security Documents; (iv) the unenforceability of the Security Documents against any of them in any material respect for any reason which, in each case, shall continue unremedied for 30 days after the earlier of the date on which (A) a Responsible Officer of the Parent becomes aware of such failure or (B) written notice thereof shall have been given to the Parent by the Trustee or the Majority Noteholders; or (v) the loss of the perfection or priority of any material portion of the Liens granted by any of them pursuant to the Security Documents for any reason;

         (f) the Parent or any of the Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Obligations, when and as the same shall become due and payable (after giving effect to any applicable grace period);

         (g) any event or condition occurs that results in any Material Obligation becoming due prior to its scheduled maturity or payment date, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Obligation or any trustee or agent on its or their behalf to cause any Material Obligation to become due prior to its scheduled maturity or payment date or requires the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or payment date (in each case after giving effect to any applicable cure period); provided that this clause (g) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

         (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent or any of the Subsidiaries, or any of their debts, or of a substantial part of any of their assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any of the Subsidiaries or for a substantial part of any of their assets, and, in any such case, such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (i) the Parent or any of the Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 4.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any of the Subsidiaries or for a substantial part of any of their assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or
(vi) take any action for the purpose of effecting any of the foregoing;

         (j) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Parent or any of the Subsidiaries or any combination thereof (which shall not be fully covered by insurance without taking into account any applicable deductibles) and the same shall remain undischarged or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed;

         (k) an Event of Default under and as defined in the Junior Indenture or any Credit Agreement shall have occurred; or

         (l) any Guarantor disavows any of its obligations under its Guarantee of the Notes.

SECTION 4.02.     ACCELERATION OF MATURITY; EXERCISE OF REMEDIES.

         If an Event of Default (other than an Event of Default described in clause (h) or (i) of Section 4.01), shall have occurred and be continuing, the Trustee or the Majority Noteholders may, by notice to the Company, declare the Notes then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Notes so declared to be due and payable, together with accrued interest thereon, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. In case of any Event of Default described in clause (h) or (i) of Section 4.01, the principal of the Notes then outstanding, together with accrued interest thereon, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided, however, that so long as any Senior Debt is outstanding, the acceleration shall not be effective until the earlier of (i) an acceleration of any Senior Debt or (ii) five Business Days after receipt by the Company of written notice of the acceleration of the Notes.

         The Holders of the Notes shall not have the independent right to direct the time, method or place of conducting any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee or, on behalf of all Holders of Notes, to consent to the waiver of any past Default or Event of Default or its consequences. All decisions regarding the declaration of an Event of Default, the acceleration of the Notes, the waiver of any Defaults and Events of Default, and the direction of the Collateral Agent and the Trustee with respect to the exercise of rights and remedies against the Company, the Guarantors and the Collateral shall be made by the Majority Noteholders. These limitations do not apply to a suit instituted by a Holder of a Note for enforcement of payment of any amounts then due as an unsecured claimant.

SECTION 4.03.     WAIVER OF PAST DEFAULTS.

         The Majority Noteholders by notice to the Trustee may, on behalf of the Holders of all the Notes, waive an existing Default or Event of Default and its consequences hereunder, except:

                  (1) an uncured default in the payment of principal or interest on any Note, or

                  (2) a default in respect of a covenant or provision hereof which under Article VIII cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby;

provided, however, that after any acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the Majority Noteholders may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in this Indenture. Upon any such waiver, such Default shall cease to exist, and any

Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 4.04.     COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
                  TRUSTEE.

         Subject at all times to the provisions of Section 4.02, the Company covenants that if an Event of Default specified in clauses (a) or (b) of Section
4.01 occurs and is continuing, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         Subject at all times to the provisions of Section 4.02, if an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 4.05.     TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 5.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 4.06.     APPLICATION OF MONEY COLLECTED.

         Subject to the provisions of the Security Documents, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money, on account of principal or interest upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the payment of all amounts due the Trustee under Section
         5.07;

         SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest respectively; and

         THIRD: To the payment of the remainder, if any, to the Company, its successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 4.07.     LIMITATION ON SUITS.

         Subject to Section 4.08, no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or to foreclose or take any other action with respect to the Collateral or under any Security Document or for any other remedy hereunder, under any Security Document unless:

                  (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default, and

                  (b) the Majority Noteholders have made a written request and offered to the Trustee indemnity satisfactory to it to institute such proceeding as trustee.

         The preceding limitations do not apply to a suit instituted by a Holder for enforcement of payment of the principal of, and premium, if any, or interest on, a Note on or after the respective due dates expressed in such Note.

         A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 4.08. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

         Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 2.11) interest on such Note on the respective Stated Maturities expressed in such Note (in the case of redemption, on the Redemption Date) and to institute suit as an unsecured claimant for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 4.09.     RESTORATION OF RIGHTS AND REMEDIES.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 4.10.     RIGHTS AND REMEDIES CUMULATIVE.

         Subject to the provisions of Section 4.02 and except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 2.10, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 4.11.     DELAY OR OMISSION NOT WAIVER.

         No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Subject to the provisions of Section 4.02, every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 4.12.     CONTROL BY MAJORITY NOTEHOLDERS.

         The Majority Noteholders shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that

                  (1) such direction shall not be in conflict with the Trust Indenture Act or any rule of law or with this Indenture, and

                  (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or the Trust Indenture Act.

SECTION 4.13.     UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit (including reasonable attorney's fees and expenses), and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee or the Company.

SECTION 4.14.     WAIVER OF STAY OR EXTENSION LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE V

                                   THE TRUSTEE

SECTION 5.01.     CERTAIN DUTIES AND RESPONSIBILITIES.

         The Trustee need perform only those duties that are specifically set forth in this Indenture and no others. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 5.02.     NOTICE OF DEFAULTS.

         If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder of the Notes notice of the Default or Event of Default within 90 days after the occurrence thereof, or, if earlier, within 30 days of the Trustee obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Notes, the Trustee may withhold the notice to the Holders of such Notes if its Board of Directors, executive committee or a committee of its trust officers in good faith determines that withholding the notice is in the interest of the Holders of the Notes.

SECTION 5.03.     CERTAIN RIGHTS OF TRUSTEE.

         Subject to the provisions of Section 5.01:

                  (1) the Trustee may conclusively rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request from the Company and rely upon an Officers' Certificate and/or an Opinion of Counsel;

                  (4) the Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Majority Noteholders pursuant to this Indenture, unless the Majority Noteholders or the Holders shall have offered to the Trustee security or joint and several indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                  (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (8) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with a direction received by it pursuant to Section 4.12 and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                  (9) except with respect to Section 10.01, as long as the Trustee is the Paying Agent, it shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in
         Article X. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01(a) or 4.01(b) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge;

                  (10) the rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

                  (11) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superceded.

SECTION 5.04.     NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

         The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

SECTION 5.05.     MAY HOLD NOTES.

         The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 5.08 and 5.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

SECTION 5.06.     MONEY HELD IN TRUST.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 5.07.     COMPENSATION AND REIMBURSEMENT.

         The Company agrees:

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
                  (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel (including local legal counsel) and if an Event of Default occurs and is continuing, auditors, accountants, appraisers, printers, insurance and environmental advisors, financial advisors and other consultants and agents), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

                  (3) to indemnify each of the Trustee, its employees, officers, directors and agents or any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         All such payments and reimbursements shall be made with interest at the rate borne by the Notes.

         As security for the performance of the obligations of the Company under this Section the Trustee shall have a Lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.01(h) or Section 4.01(i), the expenses (including the reasonable fees and expenses of its counsel) and the compensation for the Trustee's services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

         The Company's obligations under this Section 5.07 and any Lien arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to this Indenture and/or the termination of this Indenture.

SECTION 5.08.     DISQUALIFICATION; CONFLICTING INTERESTS.

         If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 5.09.     CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

         There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of (a) at least $25,000,000 and be a member of a bank holding company that has a combined capital and surplus of at least $100,000,000 or (b) at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 5.10.     RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 5.11. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the Trustee resigning or being removed may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company.

         (c) The Majority Noteholders may remove the Trustee by so notifying the Trustee and the Company in writing.

         (d) If at any time:

                  (1) the Trustee shall fail to comply with Section 5.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months,

                  (2) the Trustee shall cease to be eligible under Section 5.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                  (3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 4.13, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, the Majority Noteholders appoint a successor Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 14.02. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 5.11.     ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to its Lien provided for in Section
5.07. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 5.12.     MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 5.13.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 5.14.     APPOINTMENT OF CO-TRUSTEE.

         It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction, including particularly the law of the State of New York, denying or restricting the right of banking corporations or associations to transact business as Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement on Default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section 5.14 are adopted to these ends.

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
         In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and Lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vested in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by such separate or co-trustee.

         No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

         Should any instrument in writing be required by the separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

                                   ARTICLE VI

                      HOLDERS' LISTS AND REPORTS BY TRUSTEE

SECTION 6.01.     COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

         The Company will furnish or cause to be furnished to the Trustee:

                  (a) semi-annually, not more than 5 Business Days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

                  (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Registrar.

SECTION 6.02.     PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

                  (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section
         6.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

                  (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

                  (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 6.03.     REPORTS BY TRUSTEE.

                  (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each February 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such February 15, which complies with the provision of such Section 313(a).

                  (b) A copy of each such report shall, at the time of such transmission to Holders, be mailed to the Company and each stock exchange upon which the Notes are listed in accordance with Section 313(d) of the Trust Indenture Act. The Company will promptly notify the Trustee when the Notes are listed on or delisted from any securities exchange.

                                  ARTICLE VII

                             CONSOLIDATION, MERGER,
                          CONVEYANCE, TRANSFER OR LEASE

SECTION 7.01.     CONSOLIDATION, ETC., ONLY ON CERTAIN TERMS.

         The Company will not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets as an entirety to any Person or Persons (other than to a Subsidiary Guarantor as permitted by Article X hereof), and the Company will not permit any of its subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in the conveyance, transfer or lease of all or substantially all of the properties and assets of the Company and its subsidiaries on a consolidated basis to any Person, unless:

                  (a) such transaction is permitted by Article X hereof or consented to by the Majority Noteholders; and

                  (b) either (i) the Company is the surviving corporation or
         (ii) the Person (if other than the Company) formed by such consolidation or into which the Company or such Subsidiary is merged or the Person which acquires, by conveyance, transfer or lease, the properties and assets of the Company or such Subsidiary, as the case may be, substantially as an entirety (the "SURVIVING ENTITY") (A) shall be a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (B) shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal and interest on all the Notes and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed.

         In connection with any such consolidation, merger, conveyance, transfer or lease, the Company or the Surviving Entity shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Section 7.01, and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 7.02.     SUCCESSOR SUBSTITUTED.

         Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in
Section 7.01, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein; and when a Surviving Entity duly assumes all of the obligations and covenants of the Company pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

                                  ARTICLE VIII

                             SUPPLEMENTAL INDENTURES

SECTION 8.01.     SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes;

                  (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

                  (c) to grant additional security for the Notes;

                  (d) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided that such action pursuant to this clause (d) shall not adversely affect the interests of the Holders in any material respect;

                  (e) to name any Agent, Depositary or Registrar in accordance with the terms hereof;

                  (f) to change the Trustee in accordance with the terms hereof; or

                  (g) to make any change to comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

         Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 8.03 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 8.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS AND MAJORITY NOTEHOLDERS.

         With the consent of the Majority Noteholders, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating or waiving (subject to Section 4.03) any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that without the consent of the Holder of each Outstanding Note affected thereby, no such supplemental indenture shall:

                  (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest (including default interest) thereon or change the place of payment where, or the currency in which, any Note or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
         Date); or

                  (b) (i) change any provision of this Indenture in a manner that would alter the pro rata sharing of payments among the Holders of the Notes, (ii) change any of the provisions of this Section or the definition of the term "Majority Noteholders" or any other provision hereof specifying the number or percentage of Holders required to waive, amend or modify any rights hereunder or make any determination or grant any consent under this Indenture, (iii) release any Guarantor from its Guarantee (except as expressly provided in Article XII hereof or the Security Documents), or limit its liability in respect of such Guarantee, or (iv) release all or substantially all of the Collateral from the Liens of the Security Documents (except as expressly provided in the Security Documents or in connection with a transaction permitted by Section 10.09 and 10.11 hereof).

         Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.03 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

         It shall not be necessary for any consent by the Majority Noteholders or the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders at such Holder's address appearing in the Note Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 4.03 and 4.08 hereof, the Majority Noteholders may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.

SECTION 8.03.     EXECUTION OF SUPPLEMENTAL INDENTURES.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 5.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 8.04.     EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 8.05.     CONFORMITY WITH TRUST INDENTURE ACT.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 8.06.     REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

         Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

                                   ARTICLE IX

                               REDEMPTION OF NOTES

SECTION 9.01.     OPTIONAL REDEMPTION.

         The Notes will be redeemable at the election of the Company, as a whole or from time to time in part, at any time on not less than 15 days' prior notice, without premium or penalty, together with accrued and unpaid interest, to the Redemption Date (subject to the right of holders of record on relevant record dates to receive interest due on an Interest Payment Date).

SECTION 9.02.     MANDATORY REDEMPTION; MANDATORY PREPAYMENT; USE OF EXCESS CASH
                  FLOW.

         (a) The Company shall redeem $15,000,000 of the Notes, assuming such amount remains outstanding, on each Interest Payment Date.

         (b) In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of the Company, on the next succeeding Interest Payment Date, the Company shall redeem Notes in an amount equal to the aggregate amount of such Net Cash Proceeds plus any interest accrued and paid thereon (subject to the requirements of Section 9.05). Within five Business Days after receipt of the Net Cash Proceeds, the Company shall pay to the Collateral Agent such Net Cash Proceeds, to be held by the Collateral Agent in the Collateral Account established pursuant to Section 5.2(a) of the Collateral Agent Agreement for the benefit of the Holders of the Notes. The Company shall direct the Collateral Agent to invest the amount so deposited in an interest bearing bank deposit selected by the Company. On the next succeeding Interest Payment Date, the Trustee shall direct the Collateral Agent to deliver such Net Cash Proceeds, together with any interest accrued and paid thereon, to the Trustee for payment to the Holders of the Notes.

         (c) On the Determination Date, the Company shall calculate the Excess Cash Flow. On each Interest Payment Date, the Company shall redeem Notes in an amount equal to 100% of the Excess Cash Flow, if any (subject to the requirements of Section 9.05).

         (d) In connection with any mandatory redemption pursuant to this
Section 9.02, on the Determination Date, the Company shall deliver to the Trustee a notice stating which portion of the funds to be delivered to the Trustee on the next Interest Payment Date will constitute ordinary interest payments, which portion will constitute redemptions made with Net Cash Proceeds pursuant to clause (b) above, and which portion will constitute redemptions made with Excess Cash Flow pursuant to clause (c) above.

SECTION 9.03.     APPLICABILITY OF ARTICLE.

         Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 9.04.     ELECTION TO REDEEM; NOTICE TO TRUSTEE.

         The election of the Company to redeem any Notes pursuant to Section
9.01 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of the Outstanding Notes, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed.

SECTION 9.05.     SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.

         If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis or in accordance with the Applicable Procedures; provided that no Notes of $1,000 principal amount or less shall be redeemed in part.

         If the Net Cash Proceeds plus any interest accrued and paid thereon delivered to the Trustee by the Collateral Agent pursuant to Section 9.02(b) are not equal to an integral multiple of $1,000, the Trustee shall pay to the Company on the Interest Payment Date the amount by which such Net Cash Proceeds plus any interest accrued and paid thereon exceed an integral multiple of $1,000. If the Excess Cash Flow calculated pursuant to Section 9.02(c) is not equal to an integral multiple of $1,000, the Company shall deposit with the Trustee or Paying Agent on the Redemption Date only such amount as shall be equal to an integral multiple of $1,000.

         The Trustee shall promptly notify the Company and each Note Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

SECTION 9.06.     NOTICE OF REDEMPTION.

         Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 15 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at such Holder's address appearing in the Note Register.

         All notices of redemption shall identify the Notes to be redeemed (including CUSIP numbers) and shall state:

                  (1) the Redemption Date,

                  (2) the Redemption Price, which shall, in each case, be the principal amount of the Notes to be redeemed,

                  (3) if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption of any Notes, the principal amounts) of the particular Notes to be redeemed,

                  (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that, unless the Company defaults on the payment of the Redemption Price, interest thereon will cease to accrue on and after said date, and

                  (5) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

         Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company; provided that the Company has given the Trustee written notice of the Redemption Date and Redemption Price at least 15 days prior to the date that such notice of redemption must be given to the Holders.

SECTION 9.07.     DEPOSIT OF REDEMPTION PRICE.

         By 10:00 a.m., New York City time on the Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in
Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest on, all the Notes which are to be redeemed on that date.

SECTION 9.08.     NOTES PAYABLE ON REDEMPTION DATE.

         Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 2.12.

         If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Note.

SECTION 9.09. NOTES REDEEMED IN PART.

                  Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge to the Holder, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                                    ARTICLE X

                                    COVENANTS

SECTION 10.01. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

                  The Company will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture.

SECTION 10.02. MAINTENANCE OF OFFICE OR AGENCY.

                  The Company will maintain an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. The Trustee may resign any agency capacity under this Indenture upon 30 days' written notice to the Company.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or remission and of any change in the location of any such other office or agency.

SECTION 10.03. MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

                  If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                  Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of, or interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

                  The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                           (1) hold all sums held by it for the payment of the
                  principal of or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                           (2) give the Trustee notice of any default by the
                  Company (or any other obligor upon the Notes) in the making of any payment of principal or interest; and

                           (3) at any time during the continuance of any such
                  default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.04. EXISTENCE; CONDUCT OF BUSINESS.

                  The Parent will, and will cause each of the Subsidiaries to, preserve and maintain its corporate existence, material rights (charter and statutory) and material franchises except as permitted by Sections 10.09 and
10.11 hereof. The Parent will, and will cause each of the Subsidiaries to: (a) conduct its business in the ordinary course; and (b) use its reasonable efforts, in the ordinary course, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Parent or such Subsidiary.

SECTION 10.05. PAYMENT AND PERFORMANCE OF OBLIGATIONS.

                  The Parent will, and will cause each of the Subsidiaries to, pay or perform its material obligations, including tax liabilities before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings or
(b) the Parent or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP as then in effect.

SECTION 10.06. ADDITIONAL DOMESTIC SUBSIDIARIES; MATERIAL FOREIGN SUBSIDIARIES.

                  If any Domestic Subsidiary or Material Foreign Subsidiary (other than the Company, a Domestic Subsidiary or a Material Foreign Subsidiary that has executed a Guarantee and is a party to the Security Documents) is formed or acquired (or otherwise becomes a Subsidiary for purposes of this Indenture) after the date of this Indenture or a Non-Material Foreign Subsidiary becomes a Material Foreign Subsidiary, the Parent will notify the Trustee in writing thereof not later than the fifth Business Day after the date on which such Domestic Subsidiary or Material Foreign Subsidiary is formed or acquired (or otherwise becomes a Subsidiary for purposes of this Indenture) or such Non-Material Foreign Subsidiary becomes a Material Foreign Subsidiary, as applicable, and, in addition, the Parent will:

                  (a) (i) cause such new Domestic Subsidiary or Material Foreign Subsidiary or such Non-Material Foreign Subsidiary that has become a Material Foreign Subsidiary, as applicable, to execute and deliver a Guarantee and (ii) cause such new Domestic Subsidiary or Material Foreign Subsidiary (including a Non-Material Foreign Subsidiary that has become a Material Foreign Subsidiary) to become a party to each applicable Security Document in the manner provided therein, in each case not later than the fifth Business Day after the date on which such new Domestic Subsidiary or Material Foreign Subsidiary is formed or acquired (or otherwise becomes a Subsidiary for purposes of this Indenture) or such Non-Material Foreign Subsidiary becomes a Material Foreign Subsidiary, as applicable and (ii) promptly take such actions to create and perfect Liens on such Subsidiary's assets as constitute Collateral to secure the Obligations; and

                  (b) if any Stock or Stock Equivalents issued by any such Domestic Subsidiary, Material Foreign Subsidiary or Non-Material Foreign Subsidiary are owned or held by or on behalf of the Company or any Guarantor or any loans, advances or other debt is owed or owing by any Subsidiary to the Company or any Guarantor, cause such Stock and Stock Equivalents and promissory notes and other instruments evidencing such loans, advances and other debt to be pledged pursuant to, and to the extent required by, the Security Documents not later than the fifth Business Day after the date on which such Domestic Subsidiary, Material Foreign Subsidiary or Non-Material Foreign Subsidiary is formed or acquired (or otherwise becomes a Subsidiary for purposes of this Indenture).

SECTION 10.07. INDEBTEDNESS.

                  The Parent will not, and will not permit any of the Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                  (a) Indebtedness represented by the Notes and the Junior
Notes;

                  (b) the other Obligations;

                  (c) Indebtedness represented by any Credit Agreement;

                  (d) Indebtedness existing on the date of this Indenture;

                  (e) Guaranty Obligations incurred by the Company or any Guarantor in respect of Indebtedness of the Company or any Guarantor otherwise permitted by this Section 10.07;

                  (f) Indebtedness arising from intercompany loans from the Guarantors to the Company or from the Company or any of its subsidiaries to any Guarantor; provided, however, that the Investment in the intercompany loan to such subsidiary is permitted under Section 10.10;

                  (g) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business;

                  (h) the incurrence by the Parent or any of the Subsidiaries of Indebtedness represented by Capital Leases (which leases have commercially reasonable terms) incurred in connection with a transaction permitted by Section 10.11(i) hereof in an aggregate principal amount not to exceed $10,000,000 during the term of this Indenture; or

                  (i) the incurrence by the Parent or any of the Subsidiaries of Indebtedness represented by Capital Leases (which leases have commercially reasonable terms) or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or lease expense or cost of construction or repair, improvement or addition to property, plant or equipment used in the business of the Parent or the Subsidiaries, in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding.

SECTION 10.08. LIENS.

                  The Parent will not, and will not permit any of the Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of their respective properties or assets, whether now owned or hereafter acquired, or assign, or permit any of the Subsidiaries to assign, any right to receive income, except for (collectively, the "PERMITTED LIENS"):

                  (a) Liens in favor of the Collateral Agent on behalf of the Secured Parties created pursuant to the Security Documents; and

                  (b) Customary Permitted Liens of the Parent and the Subsidiaries.

SECTION 10.09. FUNDAMENTAL CHANGES.

                  The Parent will not, and will not permit any of the Subsidiaries to: (a) merge with any Person; (b) consolidate with any Person; (c) acquire all or substantially all of the Stock or Stock Equivalents of any Person; (d) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person; or (e) enter into any joint venture or partnership with any Person; provided, however, that any Subsidiary that is not a Note Party will be permitted to merge with or be liquidated into another Subsidiary (other than Arch) and any Subsidiary Guarantor may merge with or be liquidated into another Subsidiary Guarantor; and provided, further, however, that AWI Spectrum Co. LLC and AWI Spectrum Co. Holdings, Inc. will be permitted to merge with or be liquidated into any Note Party

SECTION 10.10. INVESTMENTS.

                  The Parent will not, and will not permit any of the Subsidiaries to, directly or indirectly make or maintain any Investment except (collectively, the "PERMITTED INVESTMENTS"):

                  (a) Investments existing on the date of this Indenture;

                  (b) a transfer by the Parent of any Equity Interests in any subsidiary of the Parent to Arch or the Company;

                  (c) cash equivalents held in a Cash Collateral Account or a Control Account (each as defined in the Security Agreement) with respect to which the Collateral Agent for the benefit of the Secured Parties has a first priority perfected Lien;

                  (d) Accounts, Contract Rights and Chattel Paper (each as defined in the Security Agreement), notes receivable and similar items arising or acquired in the ordinary course of business of the Parent and the Subsidiaries;

                  (e) other Investments, including loans and advances to employees and officers of the Parent and the Subsidiaries in the ordinary course of business, not to exceed an aggregate of $500,000 at any one time outstanding; or

                  (f) Investments by (i) any Guarantor in the Company or in another Guarantor which is a subsidiary of the Company; (ii) the Company in any Guarantor which is a subsidiary of the Company; and (iii) the Company in subsidiaries that are not Guarantors; provided, however, that the aggregate outstanding amount of such Investments pursuant to this clause (d)(iii), shall not exceed $100,000 at any time.

SECTION 10.11. ASSET SALES.

                  The Parent will not, and will not permit any of the Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of, any of their respective assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of their respective assets or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Stock or Stock Equivalents (any such sale, conveyance, transfer, lease or other disposition being an "ASSET SALE"), except:

                  (a) transactions permitted by Section 10.09 hereof;

                  (b) transactions permitted by Section 10.10 hereof;

                  (c) subject to Section 10.06 hereof, the sale, conveyance, transfer, lease or other disposition of assets to a subsidiary of the Company which is a Guarantor;

                  (d) the sale or disposition of or other use of inventory in the ordinary course of the Parent's or the Subsidiaries' business;

                  (e) the collection, liquidation or otherwise disposition of Accounts (as defined in the Security Agreement) in the ordinary course of the Parent's or the Subsidiaries' business;

                  (f) the renegotiation and termination of leasehold interests in the ordinary course of the Parent's or the Subsidiaries' business;

                  (g) the sale or disposition of obsolete or worn out fixtures and equipment in the ordinary course of the Parent's or the Subsidiaries' business;

                  (h) the grant of easements and rights of way on Mortgaged Property (as defined in the Security Agreement) or other real property in the ordinary course of the Parent's or the Subsidiaries' business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of the business of the Parent and the Subsidiaries;

                  (i) the sale or disposition of owned real property in an amount not to exceed $10,000,000 during the term of this Indenture; provided, however, that the Net Cash Proceeds from such Asset Sales shall be applied as required by Section 9.02 of this Indenture; and

                  (j) Asset Sales not otherwise described in this Section 10.11 in the ordinary course of business in an amount not to exceed $3,000,000 in any Fiscal Year; provided that no individual Asset Sale made pursuant to this
Section 10.11(j) shall exceed $2,000,000.

SECTION 10.12. RESTRICTED PAYMENTS.

                  The Parent will not, and will not permit any of the Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment, except:

                  (a) Restricted Payments by any Subsidiary to the Company or any Guarantor which is a subsidiary of the Company;

                  (b) Restricted Payments by any wholly owned subsidiary of the Company to its direct or indirect parent company;

                  (c) Payments in respect of tax sharing among the Note Parties; and

                  (d) Restricted Payments by any Subsidiary to the Parent or Arch to enable the Parent and Arch to pay ordinary course holding company expenses.

SECTION 10.13. PREPAYMENTS OF INDEBTEDNESS.

                  The Parent will not, and will not permit any of the Subsidiaries to, prepay or obligate itself to prepay, in whole or in part, or voluntarily redeem or otherwise retire prior to the maturity thereof, any Notes or Junior Notes, except

                           (a) Notes or Junior Notes may be prepaid, redeemed or
                  otherwise retired as permitted or required by Article IX of this Indenture and the comparable provisions of the Junior Indenture;

                           (b) Notes or Junior Notes may be retired in exchange
                  for common stock of the Parent subject to the consent of each exchanging holder; and

                           (c) Notes and Junior Notes may be redeemed upon a
                  Change of Control as required by Section 10.15 hereof and the comparable provisions of the Junior Indenture; provided that all of the Notes tendered (and not withdrawn) into the Change of Control Offer have been purchased by the Company prior to any such redemption of Junior Notes.

SECTION 10.14. TRANSACTIONS WITH AFFILIATES.

                  The Parent will not, and will not permit any of the Subsidiaries to, except as otherwise expressly permitted herein, do any of the following (each, an "AFFILIATE TRANSACTION"):

                  (a) make any Investment in an Affiliate of the Parent which is not a Subsidiary or a Guarantor;

                  (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Parent which is not a Subsidiary or a Guarantor;

                  (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Parent which is not a Subsidiary or a Guarantor;

                  (d) repay any Indebtedness to any Affiliate of the Parent which is not a Subsidiary or a Guarantor; or

                  (e) enter into any other transaction, directly or indirectly, with or for the benefit of any Affiliate of the Parent which is not a Guarantor (including guaranties and assumptions of obligations of any such Affiliate);

except for (i) transactions in the ordinary course of business on a basis no less favorable to the Parent or such Guarantor as would be obtained in a comparable arm's length transaction with a Person not an Affiliate and (ii) salaries and other compensation to officers or directors of the Parent or any of the Subsidiaries in the ordinary course of business.

SECTION 10.15. REPURCHASE UPON A CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at a purchase price (the "CHANGE OF CONTROL PURCHASE PRICE") equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).

                  Within 10 Business Days following any Change of Control, the Company shall:

                           (i) send, by first-class mail, with a copy to the
                  Trustee, to each Holder, at such Holder's address appearing in the Note Register maintained in respect of the Notes by the Registrar, a notice stating:

                           (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to Section 10.15 and that all Notes timely tendered will be accepted for payment;

                           (2) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

                           (3) the circumstances and relevant facts regarding the Change of Control (including, if applicable, information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

                           (4) the procedures that Holders must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

                  The Company will comply, to the extent applicable, with the requirements of Section 14(e)-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue of such compliance.

                  (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

                           (i) accept for payment all Notes or portions of Notes
                  properly tendered pursuant to the Change of Control Offer;

                           (ii) deposit with the Paying Agent an amount equal to
                  the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

                           (iii) deliver or cause to be delivered to the Trustee
                  the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

                  (c) The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.

SECTION 10.16. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

                  The Parent shall not, and shall not permit any of the Subsidiaries to, directly or indirectly, create or permit to exist or become effective any restriction on the ability of any Subsidiary to (a) make any Restricted Payment, (b) make loans or advances to the Parent or any of the Subsidiaries or (c) transfer any of its properties or assets to the Parent or any of the Subsidiaries.

                  The preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

                           (a)      the Notes and the Junior Notes;

                           (b)      this Indenture and the Junior Indenture;

                           (c)      any Credit Agreement, if any;

                           (d)      the Security Documents; and

                           (e)      applicable law.

SECTION 10.17. COMPLIANCE WITH LAWS; ETC.

                  The Parent shall, and shall cause each of the Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not in the aggregate have a Material Adverse Effect.

SECTION 10.18. MAINTENANCE OF INSURANCE.

                  The Parent shall: (a) maintain, and cause to be maintained for each of the Subsidiaries, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Parent or the Subsidiaries operate, and, in any event, all insurance required by any Secured Debt Document; and (b) cause all such insurance to name the Collateral Agent on behalf of the Secured Parties as an additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' written notice thereof to the Trustee.

SECTION 10.19. CHANGE IN NATURE OF BUSINESS.

                  The Parent will not, and will not permit any of the Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the date hereof.

SECTION 10.20. ACCOUNTING CHANGES; FISCAL YEAR.

                  The Parent will not, and will not permit any of the Subsidiaries to, change their respective: (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Trustee; or (b) Fiscal Year.

SECTION 10.21. MINIMUM EBITDA.

                  The Note Parties shall have, as of the last day of each quarter set forth below, EBITDA for such quarter of not less than the following:

           Quarter Ending                 Minimum Quarterly EBITDA
                                            (dollars in millions)
June 30, 2002                                       45.9
September 30, 2002                                  43.0
December 31, 2002                                   40.6
March 31, 2003                                      39.4
June 30, 2003                                       37.9
September 30, 2003                                  36.4
December 31, 2003                                   35.0
March 31, 2004                                      33.4
June 30, 2004                                       33.1
September 30, 2004                                  33.0
December 31, 2004                                   33.0
March 31, 2005                                      32.7
June 30, 2005                                       33.6
September 30, 2005                                  33.9
December 31, 2005                                   34.3
March 31, 2006                                      33.5
June 30, 2006                                       34.9
September 30, 2006                                  36.4
December 31, 2006                                   37.8
March 31, 2007                                      37.3

SECTION 10.22. MINIMUM DIRECT UNITS IN SERVICE.

                  The Note Parties will maintain a number of Direct Units in Service as of the last day of the quarter, not less than as set forth opposite such day:

Quarter Ending                                                       Minimum Direct Units in
                                                                             Service
                                                                       (units in thousands)
June 30, 2002                                                                4,215.2
September 30, 2002                                                           4,002.7
December 31, 2002                                                            3,819.3
March 31, 2003                                                               3,630.1
June 30, 2003                                                                3,558.1
September 30, 2003                                                           3,487.6
December 31, 2003                                                            3,418.4
March 31, 2004                                                               3,219.3
June 30, 2004                                                                3,129.5
September 30, 2004                                                           3,042.3
December 31, 2004                                                            2,957.5
March 31, 2005                                                               2,896.9
June 30, 2005                                                                2,837.6
September 30, 2005                                                           2,779.5
December 31, 2005                                                            2,722.6
March 31, 2006                                                               2,600.3
June 30, 2006                                                                2,566.4
September 30, 2006                                                           2,532.8
December 31, 2006                                                            2,499.7

SECTION 10.23. MINIMUM CONSOLIDATED SRM REVENUES.

                  The Note Parties shall maintain, as of the last day of each quarter set forth below, consolidated SRM Revenue for such quarter of not less than the Minimum Quarterly Consolidated SRM Revenue listed below:

      Quarter Ending           Minimum Quarterly        Planned One Way SRM      Planned Two Way SRM
                            Consolidated SRM Revenue          Revenue                  Revenue
                             (dollars in millions)     (dollars in millions)    (dollars in millions)
June 30, 2002                        174.8                     174.9                     30.8
September 30, 2002                   166.6                     162.2                     34.0
December 31, 2002                    160.7                     151.7                     37.3
March 31, 2003                       153.7                     142.5                     43.8
June 30, 2003                        150.1                     133.8                     48.2
September 30, 2003                   143.7                     125.6                     48.5

  Quarter Ending               Maximum Quarterly         Planned One Way           Planned Two Way
                               Consolidated SRM             SRM Revenue               SRM Revenue
                                   Revenues             (dollars in millions)    (dollars in millions)
                             (dollars in millions)

December 31, 2003                    141.3                     117.9                     53.3
March 31, 2004                       131.7                     109.1                     55.5
June 30, 2004                        130.8                     100.9                     62.6
September 30, 2004                   127.9                      93.4                     66.5
December 31, 2004                    125.3                      86.4                     70.3
March 31, 2005                       121.8                      81.5                     70.7
June 30, 2005                        120.3                      76.9                     73.5
September 30, 2005                   119.8                      72.6                     77.2
December 31, 2005                    117.4                      68.5                     78.3
March 31, 2006                       112.6                      64.4                     80.8
June 30, 2006                        112.1                      60.6                     84.1
September 30, 2006                   111.2                      57.0                     86.5
December 31, 2006                    110.8                      53.7                     89.3
March 31, 2007                        N/A                       50.5                     91.4

SECTION 10.24. NON-DEVICE CAPITAL EXPENDITURES.

                  The Note Parties will not permit: (a) One-Way Capital Expenditures (other than One-Way Capital Expenditures made in respect of paging and messaging devices ("ONE-WAY DEVICE CAPITAL EXPENDITURES")); and (b) Two-Way Capital Expenditures (other than Two-Way Capital Expenditures made in respect of paging and messaging devices ("TWO-WAY DEVICE CAPITAL EXPENDITURES")) to be made or incurred for each of the quarters set forth below such that the cumulative amounts would not be in excess of the maximum cumulative amounts set forth below:

           Quarter Ending                Maximum Cumulative One Way      Maximum Cumulative Two Way
                                            Capital Expenditures            Capital Expenditures
                                            (dollars in millions)           (dollars in millions)
June 30, 2002                                        2.8                              3.5
September 30, 2002                                   4.9                              9.7
December 31, 2002                                    6.7                             12.8
March 31, 2003                                       8.1                             14.2
June 30, 2003                                        9.3                             15.6
September 30, 2003                                  10.6                             16.9
December 31, 2003                                   11.7                             18.1
March 31, 2004                                      12.8                             19.2

June 30, 2004                                       13.9                             20.4
September 30, 2004                                  14.9                             21.5
December 31, 2004                                   15.8                             22.8
March 31, 2005                                      16.7                             26.0
June 30, 2005                                       17.6                             29.5
September 30, 2005                                  18.4                             33.0
December 31, 2005                                   19.2                             36.7
March 31, 2006                                      19.9                             41.0
June 30, 2006                                       20.6                             45.5
September 30, 2006                                  21.2                             50.1
December 31, 2006                                   21.8                             54.9
March 31, 2007                                      22.3                             56.4

provided that any individual commitment for such One-Way Capital Expenditures other than One-Way Device Capital Expenditures or Two-Way Capital Expenditures other than Two-Way Device Capital Expenditures in excess of $2,500,000 shall require the prior approval of the Board of Directors of the Parent.

SECTION 10.25. DEVICE CAPITAL EXPENDITURES.

                  The Note Parties will not permit: (a) One-Way Device Capital Expenditures; and (b) Two-Way Device Capital Expenditures to be made or incurred for each of the quarters set forth below such that the cumulative amounts would not be in excess of the maximum cumulative amounts set forth below:

           Quarter Ending               Maximum Cumulative One Way      Maximum Cumulative Two Way
                                           Capital Expenditures            Capital Expenditures
                                          (dollars in millions)           (dollars in millions)
June 30, 2002                                        7.2                            12.0
September 30, 2002                                  11.2                            24.9
December 31, 2002                                   15.1                            40.5
March 31, 2003                                      20.8                            56.4
June 30, 2003                                       26.6                            72.2
September 30, 2003                                  32.4                            88.7
December 31, 2003                                   38.2                           105.2
March 31, 2004                                      42.1                           119.6
June 30, 2004                                       46.0                           133.9
September 30, 2004                                  49.7                           148.0
December 31, 2004                                   53.2                           162.1
March 31, 2005                                      56.2                           175.2
June 30, 2005                                       59.2                           188.2
September 30, 2005                                  62.0                           201.2
December 31, 2005                                   64.7                           214.2
March 31, 2006                                      67.0                           227.1
June 30, 2006                                       69.3                           239.6
September 30, 2006                                  71.5                           251.5
December 31, 2006                                   73.5                           263.1
March 31, 2007                                      75.3                           274.3


provided that (i) any commitments (measured in terms of number of devices) for such One-Way Device Capital Expenditures in either the Company's numerical or alphanumerical product lines, each measured separately, in excess of the prior three months' Gross Placements for such product line and (ii) any commitments (measured in terms of number of devices) for such Two-Way Device Capital Expenditures in excess of the prior two months' Gross Placements shall each require the prior approval of the Board of Directors of the Parent; provided, further, that (x) if One-Way SRM Revenue for the immediately preceding Fiscal Quarter is reported below Planned One-Way SRM Revenue for such Fiscal Quarter, the maximum amount of permitted One-Way Device Capital Expenditures shall be reduced by one-half of the percentage by which such reported One-Way SRM Revenue is below Planned One-Way SRM Revenue or (y) if Two-Way SRM Revenue for the immediately preceding Fiscal Quarter is reported below Planned Two-Way SRM Revenue for such Fiscal Quarter, the maximum amount of permitted Two-Way Device

Capital Expenditures shall be reduced by one-half of the percentage by which such reported Two-Way SRM Revenue is below Planned Two-Way SRM Revenue.

SECTION 10.26. PROVISION OF FINANCIAL STATEMENTS.

                  So long as any Notes are outstanding, the Company shall furnish to the Trustee and the Holders of the Notes, on the date the Company is required to file such information with the Commission (a) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants and (b) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

                  In addition, the Company shall file a copy of all information and reports referred to in clauses (a) and (b) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept that filing) and make that information available to securities analysts and prospective investors upon request.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 10.27. STATEMENT BY OFFICERS AS TO DEFAULT; NOTICE OF DEFAULT.

                  (a) The Company will deliver to the Trustee, within 90 days after the end of each Fiscal Year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the knowledge of the signers thereof the Company is in compliance with all the terms, provisions, covenants and conditions of this Indenture and if the Company shall be in Default under this Indenture, specifying all such Defaults and the nature and status thereof of which they may have knowledge and including the information referred to in clause (i) of subsection (b) below.

                  (b) The Company will deliver to the Trustee within 45 days after the end of each Fiscal Quarter of any Fiscal Year, an Officers' Certificate (i) demonstrating compliance with each of the financial covenants contained in this Article X which is tested on a quarterly basis, and (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, stating the nature thereof and the action which the Company proposes to take with respect thereto.

                  (c) The Company will, so long as any of the Notes are Outstanding, deliver to the Trustee, within five Business Days of becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition in this Indenture, an Officers' Certificate specifying such Default or Event of Default.

                                   ARTICLE XI

                                   COLLATERAL

SECTION 11.01. COLLATERAL.

                  In order to secure the due and punctual payment of the Obligations, the Company and the Guarantors will grant security interests in and mortgages on their right, title and interest in and to the Collateral to the Collateral Agent pursuant to the Security Documents no later than the date of the first issuance of Notes under this Indenture. At the time the Security Documents are executed, the Company and the Guarantors will have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, transfer and confirm, absolutely, the property constituting the Collateral in the manner and form evidenced by the Security Documents, and will for so long as any Notes are outstanding, warrant and defend the title to the same against the claims of all Persons whatsoever unless the Collateral is released as provided herein or in the Security Documents. The claims of the Trustee and the Holders of the Notes against the Collateral will be subject to the terms and provisions of the Security Documents.

SECTION 11.02. RECORDING AND OPINIONS.

                  The Company and the Guarantors will cause, at their own expense, the Security Documents and all amendments or supplements thereto to be registered, recorded and filed or re-recorded, refiled and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the Liens created by the Security Documents on all parts of the Collateral.

                  The Company and the Guarantors shall furnish to the Trustee:

                  (a) promptly after the execution and delivery of the Security Documents (at any time after the initial issuance of the Notes), an Opinion of Counsel either (i) stating that, in the opinion of such counsel, the assignment of the Collateral intended to be made by the Security Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created by the Security Documents, and reciting the details of such action or referring to prior opinions of counsel in which such details are given, and stating that as to the Security Documents such recording, registering and filing are the only recordings, registerings and filings necessary to give notice thereof and that no re-recordings, re-registerings or re-filings are necessary to maintain such notice, and further stating that all financing statements, continuation statements and other instruments have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Security Documents, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien and assignment effective; and

                  (b) if then required by the TIA, within 30 days after May 1 in each year beginning with May 1, 2003, an Opinion of Counsel, dated as of such date, either (i) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as are necessary to maintain the Lien of the Security Documents and reciting the details of such action or referring to prior opinions of counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Security Documents, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such lien and assignment.

SECTION 11.03. POSSESSION AND USE OF COLLATERAL.

                  (a) So long as no Event of Default has occurred and is continuing, the Company and the Guarantors will have the right to remain in possession and retain exclusive control over the Collateral, to freely operate the Collateral and to collect, invest and dispose of the income therefrom.

                  (b) Nothing in this Indenture or any of the Security Documents shall prohibit the Company or any Guarantors from transferring, by conveyance or otherwise, subject to the Lien of the

Security Documents, any of the assets constituting the Collateral to any Guarantor, for so long as the Guarantor remains a Guarantor, without any release or consent of the Trustee or the Majority Noteholders.

SECTION 11.04. RELEASE AND DISPOSITION OF COLLATERAL.

                  The Collateral shall be released from the Lien of the Security Documents as expressly provided therein or in connection with any transaction permitted by Section 10.11 of this Indenture.

                  To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the Lien of the Security Documents to be complied with. Any certificate or opinion required by TIA
Section 314(d) may be made by an officer of the Company, except in cases in which TIA Section 314(d) requires that such certificate or opinion be made by an independent Person.

                  The release of any Collateral from the terms hereof and of the Security Documents pursuant to the terms of the Security Documents or this Indenture will not be deemed to impair the security under this Indenture in contravention of the provisions hereof.

SECTION 11.05. DISPOSITION OF COLLATERAL WITHOUT RELEASE.

                           (a) In addition to and without limiting the
                  provisions of Section 11.04 and subject to Section 10.11, at any time and from time to time, the Company and any Guarantors may without any release or consent of the Trustee or the Majority Noteholders:

                                    (i) sell, dispose of or transfer inventory
                           in the ordinary course of the Company's or the Guarantors' business;


                                    (ii) liquidate or otherwise dispose of
                           accounts receivable in the ordinary course of the Company's or the Guarantors' business;


                                    (iii) renegotiate and terminate leasehold
                           interests in Collateral in the ordinary course of the Company's or the Guarantors' business; and

                                    (iv) sell or dispose of in the ordinary
                           course of business free from the Liens of the Security Documents, any machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other similar property ("Subject Property") which the Company determines, in its reasonable opinion, may have become obsolete or unfit for use in the conduct of its businesses or the operation of the Collateral so long as (a) such Subject Property is replaced with or exchanged for property of equal value, and (b) upon replacing the same with, or exchanging for the same, new property, such new property shall without further action become Collateral subject to the Liens of the Security Documents; and


                                    (v) make cash payments from the deposit
                           accounts of the Company or the Guarantors in the ordinary course of business that are not otherwise prohibited by this Indenture.



                           (b) The Company's and the Guarantors' right to rely
                  upon subsection (a) of this Section for each Measurement Period shall be conditioned upon the Company and the Guarantors delivering to the Trustee and the Collateral Agent, within 30 days following the end of such Measurement Period, an Officers' Certificate to the effect that all sales of inventory, all liquidations or other dispositions of accounts receivable and any other disposition contemplated by Section 11.05(a) by the Company and the Guarantors during such Measurement Period were in the ordinary course of the Company's and the Guarantors' business and that all proceeds therefrom were used by the Company and the Guarantors in the ordinary course of their business or to make other cash payments permitted by this Indenture.

                                  ARTICLE XII

                                   GUARANTEES

SECTION 12.01. GUARANTEES.

                  Subject to this Article XII, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration pursuant to Section 4.02 hereof or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

                  Each Guarantor hereby agrees that its obligations with regard to this Guarantee shall be joint and several and unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by applicable law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees, to the extent permitted by applicable law, not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require any of the Trustee, the Holders or the Company (each a "BENEFITED PARTY"), as a condition of payment or performance by such Guarantor, to (i) proceed against the Company, any other guarantor (including any other Guarantor) of the Obligations under the Guarantees or any other Person, (ii) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (iv) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party's errors or omissions in the administration of the Obligations under the Guarantees, except behavior which amounts to bad faith;
(e)(i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Guarantees and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims and (iv) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any "One Action" rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Guarantees. Each Guarantor hereby covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in its Guarantee and this Indenture.

                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 4.02 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 4.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

SECTION 12.02. SUBORDINATION OF GUARANTEE.

                  The Obligations of each Guarantor under its Guarantee pursuant to this Article XII shall be junior and subordinated to the Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article XII hereof.

SECTION 12.03. LIMITATION ON GUARANTOR LIABILITY.

                  Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under this Article XII shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, including, if applicable, its guarantee of all obligations under any Credit Agreement, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this
Article XII, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 12.04. EXECUTION AND DELIVERY OF GUARANTEE.

                  To evidence its Guarantee set forth in Section 12.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee in substantially the form included in Exhibit B shall be endorsed by an officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

                  Each Guarantor hereby agrees that its Guarantee set forth in
Section 12.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

                  If an officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 12.05. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

                  Except as otherwise provided in this Section 12.05, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

                           (a) subject to this Section 12.05, the Person formed
                  by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture, and the Guarantee on the terms set forth herein or therein; and

                           (b) the Guarantor complies with the requirements of
                  Article VII and Section 10.09 hereof.

                  In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

                  Except as set forth in Article VII and Section 10.09 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 12.06. RELEASES FOLLOWING SALE OF ASSETS.

                  In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its Guarantee; provided that the net proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 10.11 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation
Section 10.11 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

                  Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XII.

                                  ARTICLE XIII

                                  SUBORDINATION

SECTION 13.01. AGREEMENT TO SUBORDINATE.

                  The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by, and the payment of principal, premium, if any, and interest on, the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article XIII, to the prior payment in full of all Senior Debt, and that the subordination is for the benefit of and enforceable by the holders of Senior Debt.

SECTION 13.02. LIQUIDATION, DISSOLUTION OR BANKRUPTCY.

                  Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company, all Senior Debt shall first be paid in full in cash, or payment provided for in cash or cash equivalents in a manner satisfactory to the holders of Senior Debt, before any direct or indirect payments or distributions, including, without limitation, by exercise of set-off, of any cash, property or securities on account of principal of (or premium, if any) or interest on the Notes and to that end the holders of Senior Debt shall be entitled to receive (subject to any agreements among the holders of Senior Debt, pro rata on the basis of the respective amounts of Senior Debt held by them) directly, for application to the payment thereof (to the extent necessary to pay all Senior Debt in full after giving effect to any substantially concurrent payment or distribution to or provision for payment to the holders of such Senior Debt), any payment or distribution of any kind or character, whether in cash, property or securities, which the Holders of the Notes would be entitled but for this Article XIII, except that the Holders of the Notes may receive and retain equity securities of the Company or debt securities of the Company that are subordinated to Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to the Senior Debt pursuant to this Article XIII. The holders of Senior Debt are hereby authorized to file an appropriate claim for and on behalf of the Holders if they or any of them do not file, and there is not otherwise filed on behalf of the Holders, a proper claim or proof of claim in the form required in any such proceeding prior to 30 days before the expiration of the time to file such claim or claims.

SECTION 13.03. DEFAULT ON SENIOR DEBT.

                  The Company may not make any direct or indirect payment to the Trustee or any Holder of principal of (premium, if any), or interest on, the Notes, whether pursuant to the terms of the Notes, upon acceleration or otherwise, if at the time of such payment there exists (i) a default in the payment of all or any portion of principal of (premium, if any), interest on, fees or other amounts owing in connection with any Senior Debt, or (ii) any other default under any document or instrument governing or evidencing any Senior Debt, and the Trustee has received written notice of such default from the Representative of the holders of Senior Debt, and, in either case, such default shall not have been cured or waived in writing; provided, however, that if within the period specified in the next sentence with respect to a default referred to in clause (ii) above, the holders of Senior Debt have not declared the Senior Debt to be immediately due and payable (or have declared such Senior Debt to be immediately due and payable and within such period have rescinded such acceleration), then and in that event, payment of principal of, and interest on, the Notes shall be resumed. With respect to any default under clause (ii) above, the period referred to in the preceding sentence shall commence upon receipt by the Trustee of a written notice or notices (which shall specify all defaults existing under the Senior Debt on the date of such notice and of which the Representative giving such notice had actual knowledge at such time) of the commencement of such period from such Representative, and shall end at the completion of the 179th day after the beginning of such period. Only one such 179 day period may commence within any 360 consecutive days. Upon termination of any such period, the Company shall resume payments on account of the principal of (premium, if any), and interest on, the Notes, subject to the provisions of this Article XIII.

SECTION 13.04. RIGHTS AND OBLIGATIONS OF THE TRUSTEE AND THE HOLDERS.

                  (a) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, the Trustee or any Holder shall have received any payment on account of the Notes at a time when such payment is prohibited by such provision before the Senior Debt is paid in full, then and in such event, such payment or distribution shall be received and held in trust by the Trustee or such Holders apart from their other assets and paid over or delivered to the holders of the Senior Debt remaining unpaid to the extent necessary to pay in full in cash the principal of (premium, if any), and interest on, such Senior Debt in accordance with its terms and after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

                  (b) Nothing contained in this Article XIII will limit the right of the Trustee or the Holders of the Notes to take any action to accelerate the maturity of the Notes; provided, however, that the right of the Holders to receive any payment from the Company of principal of, or interest on, the Notes upon such acceleration shall be subject to the provisions of Section
13.03 hereof.

                  (c) Upon any payment or distribution of assets or securities referred to in this Article XIII, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 13.02 are pending;
(ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Senior Debt for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIII.

                  (d) In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this
Article XIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XIV, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 5.01 and 5.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XIII.

SECTION 13.05. SUBROGATION.

                  Upon the payment in full of all Senior Debt, the Holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of, or otherwise applied to payment of, the Senior Debt pursuant to the provisions of this Article XIII and to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company made on the Senior Debt until the Notes shall be paid in full; and for the purposes of such subrogation, no payments or distributions to holders of Senior Debt of any cash, property or securities to which Holders of the Notes would be entitled except for the provisions of this Article XIII, no payment over pursuant to the provisions of this Article XIII to holders of Senior Debt by the Holders, shall, as between Company, its creditors other than holders of Senior Debt and the Holders of the Notes, be deemed to be payment by Company to or on account of Senior Debt, it being understood that the provisions of this Article XIII are solely for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and the Holders of the Notes, on the other hand.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XIII shall have been applied, pursuant to the provisions of this Article XIII, to the payment of Senior Debt, then and in such case, the Holders shall be entitled to receive from the holders of Senior Debt at the time outstanding any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all Senior Debt in full.

SECTION 13.06. OBLIGATIONS OF COMPANY UNCONDITIONAL.

                  Subject to the terms and conditions of the Security Documents, nothing contained in this Article XIII or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company and the Holders, the obligations of the Company, which is absolute and unconditional, to pay to the Holders the principal of (premium, if any), and interest on, the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent any Holder from exercising all remedies otherwise permitted by applicable law upon the occurrence of a Default or Event of Default under this Indenture, subject to the rights, if any, under this Article XIII of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                  The failure to make a payment on account of principal of, or interest on, the Notes by reason of any provision of this Article XIII shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

SECTION 13.07. NOTICE BY THE COMPANY.

                  The Company shall give prompt written notice to the Trustee and the Paying Agent of any fact known to the Company which would prohibit the making of any payment on or in respect of the Notes, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt provided in this Article XIII. Nothing contained in this Section 13.07 shall limit the right of the holders of Senior Debt to recover payments as contemplated by 13.01 and 13.02.

SECTION 13.08. RIGHT AS HOLDER OF SENIOR DEBT.

                  The Trustee or any Holder in its individual capacity shall be entitled to all the rights set forth in this Article XIII with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee or such Holder of any of its rights as such holder.

SECTION 13.09. REINSTATEMENT.

                  The provisions of this Article XIII shall continue to be effective or be reinstated, and the Senior Debt shall not be deemed to be paid in full, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the holder thereof upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

SECTION 13.10. RIGHTS OF TRUSTEE AND PAYING AGENT.

                  Notwithstanding Section 13.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of any facts that would prohibit the making of any such payments, unless not less than two Business Days prior to the date of such payment, a Responsible Officer of the Trustee shall have received at its office written notice of facts that would cause the payment of any principal of and interest on the Notes to violate this Article XIII. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a Holder of Senior Debt may give the notice; provided, however, that, if an issue of Senior Debt has a Representative, only the Representative may give the notice. The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights.

SECTION 13.11. TRUST MONEYS NOT SUBORDINATED.

                  The Trustee shall be entitled to all the rights set forth in this Article XIII with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt; and nothing in
Article VI shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XIII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 5.07.

SECTION 13.12. TRUSTEE TO EFFECTUATE SUBORDINATION.

                  Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt as provided in this Article XIII, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes.

SECTION 13.13. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT.

                  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article XIII or otherwise.

SECTION 13.14. RELIANCE BY HOLDERS OF SENIOR DEBT ON SUBORDINATION PROVISIONS.

                  Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

                                   ARTICLE XIV

                                  MISCELLANEOUS

SECTION 14.01. TRUST INDENTURE ACT CONTROLS.

            If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 14.02. NOTICES.

            Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next-day delivery, to the other's address:

            If to the Company:

            Arch Wireless Holdings, Inc.
            1800 West Park Drive, Suite 250
            Westborough, Massachusetts 01581
            Attention:  J. Roy Pottle, Executive Vice President and Chief
                        Financial Officer
            Telecopier No.:  (508) 870-6076

            With a copy to:

            Hale and Dorr LLP
            60 State Street
            Boston, Massachusetts 02109
            Attention:  Mark N. Polebaum, Esq.
            Telecopier No.:  (617) 526-5000


            If to the Trustee:

            The Bank of New York
            101 Barclay Street,
            Floor 21 West
            New York, New York 10286

            Telecopier No.:  (212) 896-7294
            Attention:  Corporate Trust Administration

            The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders and the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee shall be deemed duly given and effective only upon receipt.

            Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Note Register. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 14.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 14.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

            Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 14.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 14.06. RULES BY TRUSTEE AND AGENTS.

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 14.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               STOCKHOLDERS.

            No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 14.08. GOVERNING LAW.

            THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 14.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

            This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 14.10. SUCCESSORS.

            All covenants and agreements of the Note Parties in this Indenture and the Notes and the Guarantees shall bind its successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

SECTION 14.11. SEVERABILITY.

            In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 14.12. COUNTERPART ORIGINALS.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 14.13. TABLE OF CONTENTS, HEADINGS, ETC.

            The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                    ARCH WIRELESS HOLDINGS, INC.


                                    By:
                                        ----------------------------------------


                                    ARCH WIRELESS COMMUNICATIONS, INC.


                                    By:
                                        ----------------------------------------



                                    ARCH WIRELESS, INC.


                                    By:
                                        ----------------------------------------



                                    PAGING NETWORK CANADIAN HOLDINGS, INC.
                                    PAGENET SMR SUB, INC.
                                    ARCHTEL, INC.
                                    ARCH CONNECTICUT VALLEY, INC.
                                    BENBOW INVESTMENTS, INC.
                                    MOBILEMEDIA COMMUNICATIONS, INC.
                                    MOBILE COMMUNICATIONS CORPORATION OF AMERICA
                                    PAGING NETWORK, INC.
                                    PAGENET, INC.
                                    PAGING NETWORK OF AMERICA, INC.
                                    PAGING NETWORK OF COLORADO, INC.
                                    PAGING NETWORK OF NORTHERN CALIFORNIA, INC.
                                    PAGING NETWORK OF MICHIGAN, INC.
                                    PAGING NETWORK FINANCE CORP.
                                    PAGING NETWORK INTERNATIONAL, INC.
                                    PAGING NETWORK OF SAN FRANCISCO, INC.
                                    ARCH COMMUNICATION ENTERPRISES, LLC
                                    MOBILEMEDIA LICENSE CO., L.L.C.


                                    By:
                                        ----------------------------------------



                                    THE BANK OF NEW YORK, as Trustee


                                    By:
                                        ----------------------------------------

                                                                       EXHIBIT A

                                 (Face of Note)



                 10% SENIOR SUBORDINATED SECURED NOTES DUE 2007



                                                            CUSIP  _____________
NO. ________                                                      $_____________


                          ARCH WIRELESS HOLDINGS, INC.

promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of _________________ Dollars ($______________) on May 15, 2007.

Interest Payment Dates: May 15 and November 15, commencing November 15, 2002.

Record Dates:  May 1 and November 1.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.



                                    ARCH WIRELESS HOLDINGS, INC.


                                    By:
                                       ---------------------------
                                       Name:
                                       Title:









This is one of the Global
Notes referred to in the
within-mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee

By:
   ---------------------
   Authorized Signatory

Dated              , 20
      -------------    ---

                                 (Back of Note)

                 10% Senior Subordinated Secured Notes due 2007

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. INTEREST. Arch Wireless Holdings, Inc., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at 10% per annum until maturity. The Company shall pay interest semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be the first of May 15 or November 15 to occur after the date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If at any time an Event of Default has occurred and is continuing, the Company shall pay interest on demand at a rate that is 2% per annum in excess of the rate then in effect; it shall pay interest on overdue installments of interest from time to time on demand at the same rate to the extent lawful.

      2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are Holders at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Note Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its subsidiaries may act in any such capacity.

      4. INDENTURE; Subordination. The Company issued the Notes under an Indenture dated as of [ ], 2002 ("INDENTURE") among the Company, the guarantors party thereto (the "GUARANTORS") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited in aggregate principal amount to $200,500,000.

      The Notes are subordinated in right of payment, to the extent and in the manner set forth in Article XIII of the Indenture, to the prior payment in full in cash or cash equivalents of all Senior Debt, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Guarantees in respect of the Notes will be junior and subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or cash equivalents of all Senior Debt of each Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

      5. OPTIONAL REDEMPTION.

            (a) The Notes will be redeemable at the election of the Company, as a whole or from time to time in part, at any time on not less than 15 days' prior notice, without premium or penalty, together with accrued and unpaid interest to the Redemption Date (subject to the right of holders of record on the relevant record dates to receive interest due on an Interest Payment Date).

            (c) Any prepayment pursuant to this paragraph shall be made pursuant to the provisions of Sections 9.01 through 9.07 of the Indenture.

      6. MANDATORY REDEMPTION.

            (a) The Company shall redeem $15,000,000 of the Notes, assuming such amount remains outstanding, on each Interest Payment Date.

            (b) In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of the Company, on the next succeeding Interest Payment Date, the Company shall redeem Notes in an amount equal to the aggregate amount of such Net Cash Proceeds plus any interest accrued and paid thereon (subject to the requirements of Section 9.05 of the Indenture). Within five Business Days after receipt of the Net Cash Proceeds, the Company shall pay to the Collateral Agent such Net Cash Proceeds, to be held by the Collateral Agent in the Collateral Account established pursuant to Section 5.2(a) of the Collateral Agent Agreement for the benefit of the Holders of the Notes. The Company shall direct the Collateral Agent to invest the amount so deposited in an interest bearing bank deposit selected by the Company. On the next succeeding Interest Payment Date, the Trustee shall direct the Collateral Agent to deliver such Net Cash Proceeds, together with any interest accrued and paid thereon, to the Trustee for payment to the Holders of the Notes.

            (c) On the Determination Date, the Company shall calculate the Excess Cash Flow. On each Interest Payment Date, the Company shall redeem Notes in an amount equal to 100% of the Excess Cash Flow, if any.

      7. REPURCHASE AT OPTION OF HOLDER.

      Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes (a "CHANGE OF CONTROL OFFER") at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).

      8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 15 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

      9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      10. PERSONS DEEMED OWNERS. The registered holder of a Note may be treated as its owner for all purposes.

      11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Majority Noteholders, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Majority Noteholders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Notes; to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; to grant additional security for the Notes; to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided that such action pursuant to this clause shall not adversely affect the interests of the Holders in any material respect; to name any Agent, Depositary or Registrar in accordance with the terms of the Indenture; to change the Trustee in accordance with the terms of the Indenture; or to make any change to comply with any requirement of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

      12. DEFAULTS AND REMEDIES. Each of the following is an Event of Default under the Indenture (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority): (1) default in the payment of any interest on any Note when it becomes due and payable and such default continues for a period of 5 days; (2) default in the payment of the principal of any Note at its Maturity (including pursuant to Sections 9.01 and 9.02 of the Indenture);
(3) the Parent or any of the Subsidiaries shall fail for 60 days after written notice to the Company by the Trustee (at the direction of the holders of at least 25% in aggregate principal amount of the Notes then outstanding) or the holders of at least 25% in aggregate principal amount of the Notes then outstanding to observe or perform any covenant, condition or agreement contained in Sections 10.07, 10.08, 10.09, 10.10, 10.11, 10.12, 10.13, 10.14, 10.15,
10.16, 10.19, 10.20, 10.21, 10.22, 10.23, 10.24 or 10.25 of the Indenture; (4)
the Parent or any of the Subsidiaries shall fail to observe or perform any other covenant, condition or agreement contained in the Indenture (other than those specified in clause (a), (b) or (c) of Section 4.01 of the Indenture), and such failure shall continue unremedied for 60 days after written notice thereof shall have been given to the Company by the Trustee (at the direction of the Majority Noteholders) or the Majority Noteholders; (5) (i) any Note Party shall fail to observe or perform any covenant, condition or agreement contained in the Security Documents to the extent it is a party thereto; (ii) any Note Party shall breach in any material respect any representation or warranty or agreement in any of the Security Documents or in any certificates delivered in connection therewith; (iii) the repudiation by any of them of any of their obligations under any of the Security Documents; (iv) the unenforceability of the Security Documents against any of them in any material respect for any reason which shall continue unremedied for 30 days after the earlier of the date on which (A) a Responsible Officer of the Parent becomes aware of such failure or (B) written notice thereof shall have been given to the Parent by the Trustee or the Majority Noteholders; or (v) the loss of the perfection or priority of the Liens granted by any of them pursuant to the Security Documents for any reason; (6) the Parent or any of the Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Obligations, when and as the same shall become due and payable (after giving effect to any applicable grace period); (7) any event or condition occurs that results in any Material Obligation becoming due prior to its scheduled maturity or payment date, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Obligation or any trustee or agent on its or their behalf to cause any Material Obligation to become due prior to its scheduled maturity or payment date or requires the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or payment date (in each case after giving effect to any applicable cure period); provided that this clause (7) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; (8) certain events of bankruptcy or insolvency described in the Indenture with respect to the Parent or any of the Subsidiaries; (9) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Parent or any of the Subsidiaries or any combination thereof (which shall not be fully covered by insurance without taking into account any applicable deductibles) and the same shall remain undischarged or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed; (10) an Event of Default under and as defined in the Junior Indenture or any Credit Agreement shall have occurred; or (11) any Guarantor disavows any of its obligations under its Guarantee of the Notes.

      If any Event of Default occurs and is continuing, the Trustee or the Majority Noteholders may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice; provided, however, that so long as any Senior Debt is outstanding, the acceleration shall not be effective until the earlier of (i) an acceleration of any Senior Debt or (ii) five Business Days after receipt by the Company of written notice of the acceleration of the Notes. Holders may not enforce the Indenture except as provided in the Indenture. Subject to certain limitations, the Majority Noteholders may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Majority Noteholders by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      13. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

      14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Indenture, the Notes, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes; such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

      15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      17. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

            Arch Wireless Holdings, Inc.
            1800 West Park Drive, Suite 250
            Westborough, Massachusetts 01581
            Attention:

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:                      Your Signature:
     ---------------                         ---------------------------------

                           (Sign exactly as your name appears on the face of this Note)


                           Signature Guarantee:
                                                ------------------------------

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

            The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:






                                                                                  Principal
                                                                                   Amount
                            Amount of                      Amount of            of this Global        Signature of
                           decrease in                     increase                 Note              authorized
                            Principal                    in Principal          following such          signatory
                             Amount                         Amount              decrease (or         of Trustee or
 Date of Exchange      of this Global Note            of this Global Note         increase)          Note Custodian
 ----------------      -------------------            -------------------         ---------          --------------



                                    EXHIBIT B

                          FORM OF NOTATION OF GUARANTEE

            For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of [ ], 2002 (the "Indenture"), by and among Arch Wireless Holdings, Inc., a Delaware corporation (the "COMPANY"), Arch Wireless Communications, Inc., a Delaware corporation ("ARCH"), Arch Wireless, Inc., a Delaware corporation (the "PARENT"), and the subsidiaries of the Parent listed on Schedule I thereto (such subsidiaries, the "SUBSIDIARY GUARANTORS," and together with Arch and the Parent, herein the "GUARANTORS") and The Bank of New York, as Trustee (the "TRUSTEE"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XII of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee is subject to release as and to the extent set forth in Sections 12.05 and 12.06 of the Indenture. This Guarantee is subordinated in right of payment to the extent set forth in the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions.

                                             ARCH WIRELESS, INC.
                                             ARCH WIRELESS COMMUNICATIONS, INC.
                                             PAGING NETWORK CANADIAN HOLDINGS,
                                             INC.
                                             PAGENET SMR SUB, INC.
                                             ARCHTEL, INC.
                                             ARCH CONNECTICUT VALLEY, INC.
                                             BENBOW INVESTMENTS, INC.
                                             MOBILEMEDIA COMMUNICATIONS, INC.
                                             MOBILE COMMUNICATIONS CORPORATION
                                             OF AMERICA
                                             PAGING NETWORK, INC.
                                             PAGENET, INC.
                                             PAGING NETWORK OF AMERICA, INC.
                                             PAGING NETWORK OF COLORADO, INC.
                                             PAGING NETWORK OF NORTHERN
                                             CALIFORNIA, INC.
                                             PAGING NETWORK OF MICHIGAN, INC.
                                             PAGING NETWORK FINANCE CORP.
                                             PAGING NETWORK INTERNATIONAL, INC.
                                             PAGING NETWORK OF SAN FRANCISCO,
                                             INC.
                                             ARCH COMMUNICATION ENTERPRISES, LLC
                                             MOBILEMEDIA LICENSE CO., L.L.C.

                                             By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                                                       Exhibit C


                           COLLATERAL AGENT AGREEMENT

                                      AMONG

                              ARCH WIRELESS, INC.,

                          ARCH WIRELESS HOLDINGS, INC.,

                       ARCH WIRELESS COMMUNICATIONS, INC.,

                    EACH OF THE OTHER GRANTORS PARTY HERETO,

                     ANY ADMINISTRATIVE AGENT PARTY HERETO,

                THE BANK OF NEW YORK, AS SENIOR INDENTURE TRUSTEE

                THE BANK OF NEW YORK, AS JUNIOR INDENTURE TRUSTEE

                                       AND

                    THE BANK OF NEW YORK, AS COLLATERAL AGENT


                            DATED AS OF MAY 29, 2002

                                TABLE OF CONTENTS

                                                                                    Page
        ARTICLE 1. DEFINITIONS AND OTHER MATTERS .................................   1

           Section 1.1 Definitions ...............................................   1
           Section 1.2 Rules of Interpretation ...................................   5

        ARTICLE 2. APPOINTMENT AND ACCEPTANCE OF COLLATERAL AGENT ................   6

           Section 2.1 Appointment of Collateral Agent ...........................   6
           Section 2.2 Acceptance of Duties ......................................   6
           Section 2.3 Acknowledgment of Collateral Agent ........................   6

        ARTICLE 3. CERTAIN OBLIGATIONS AND DUTIES OF THE COLLATERAL
                   AGENT AND THE GRANTORS; POWERS OF ATTORNEY ....................   6

           Section 3.1 Authorization to Execute Security Documents ...............   6
           Section 3.2 Certain Representations and Warranties of the
              Collateral Agent ...................................................   7

           Section 3.3 Actions; Control of the Collateral Agent ..................   7
           Section 3.4 Additional Security Documents .............................   8
           Section 3.5 Powers of Attorney to the Collateral Agent and to AWHI ....   8


         ARTICLE 4. DEFAULTS; REMEDIES ...........................................   9

           Section 4.1 Notice of Default .........................................   9
           Section 4.2 Control by Administrative Agent and Indenture Trustees ....   9
           Section 4.3 Remedies ..................................................  10
           Section 4.4 Right to Initiate Judicial Proceedings, etc. ..............  11
           Section 4.5 Appointment of a Receiver .................................  11
           Section 4.6 Exercise of Powers ........................................  11
           Section 4.7 Remedies Not Exclusive                                       12
           Section 4.8 Waiver of Certain Rights                                     12
           Section 4.9 Limitation on Collateral Agent's Duties in Respect           12
           of Collateral
           Section 4.10 Limitation by Law ........................................  13
           Section 4.11 Absolute Rights of the Secured Parties ...................  13

         ARTICLE 5. COLLATERAL ACCOUNT; APPLICATION OF MONEYS ....................  14

           Section 5.1 Priority of Security Interests ............................  14
           Section 5.2 The Collateral Account ....................................  14
           Section 5.3 Grant of Security Interest; Control of Collateral .........  15
           Account
           Section 5.4 Investment of Funds Deposited in Collateral Account .......  15
           Section 5.5 Application of Investments ................................  15

         ARTICLE 6. AGREEMENTS WITH THE COLLATERAL AGENT .........................  16

           Section 6.1 Delivery of Documents .....................................  16
           Section 6.2 Information as to Secured Parties .........................  17
           Section 6.3 Compensation and Expenses .................................  17
           Section 6.4 Stamp and Other Similar Taxes .............................  17
           Section 6.5 Filing Fees, Excise Taxes, etc. ...........................  18
           Section 6.6 Indemnification ...........................................  18
           Section 6.7 Further Assurances ........................................  19

         ARTICLE 7. COLLATERAL AGENT .............................................  19

           Section 7.1 Exculpatory Provisions ....................................  19

                                TABLE OF CONTENTS

                                                                                    Page
           Section 7.2 Delegation of Duties ......................................  20
           Section 7.3 Reliance by Collateral Agent ..............................  20
           Section 7.4 Limitations on Duties of the Collateral Agent .............  21
           Section 7.5 Moneys Held By Collateral Agent ...........................  22
           Section 7.6 Resignation and Removal of the Collateral Agent ...........  22
           Section 7.7 Status of Successors to the Collateral Agent ..............  23
           Section 7.8 Merger of the Collateral Agent. ...........................  23

         ARTICLE 8. RELEASE OF COLLATERAL ........................................  23

           Section 8.1 Conditions to Release of Collateral .......................  23
           Section 8.2 Actions Following Release of the Collateral ...............  24

           SECTION 9. AGREEMENTS AMONG BENEFICIARIES .............................  24
           Section 9.1 Other Agreements Among Secured Parties ....................  24
           Section 9.2 Payment of Collateral Agent's Fees ........................  25
           Section 9.3 Invalidation of Payments ..................................  25

         ARTICLE 10. OTHER PROVISIONS ............................................  25

           Section 10.1 Amendments, Supplements and Waivers ......................  25
           Section 10.2 Notices ..................................................  26
           Section 10.3 Severability .............................................  26
           Section 10.4 Dealings with the Grantors ...............................  26
           Section 10.5 Claims Against the Collateral Agent ......................  26
           Section 10.6 Binding Effect ...........................................  27
           Section 10.7 Conflict with Other Agreements ...........................  27
           Section 10.8 Administrative Agent .....................................  27

         ARTICLE 11. GOVERNING LAW ...............................................  27

         ARTICLE 12. COUNTERPARTS ................................................  27

         ARTICLE 13. HEADINGS ....................................................  27

         ARTICLE 14. JURISDICTION; VENUE; CONSENT TO SERVICE OF PROCESS ..........  27

         ARTICLE 15. WAIVER OF JURY TRIAL ........................................  28

EXHIBITS

Exhibit A            Form of Joinder Agreement

                                      (ii)

      COLLATERAL AGENT AGREEMENT, dated as of May 29, 2002, among ARCH WIRELESS, INC., a Delaware corporation (the "Parent"), ARCH WIRELESS HOLDINGS, INC., a Delaware corporation ("AWHI"), ARCH WIRELESS COMMUNICATIONS, INC., a Delaware corporation ("Arch"), each of the subsidiaries of the Parent party hereto, THE BANK OF NEW YORK, as Senior Indenture Trustee (as defined below), THE BANK OF NEW YORK, as Junior Indenture Trustee (as defined below), the Administrative Agent (as defined below) party hereto, and THE BANK OF NEW YORK, as Collateral Agent.

                                    RECITALS

      I.    Reference is made to each of the following:

            1. the Indenture ("Senior Indenture"), dated as of May 29, 2002, among AWHI, as issuer, the Parent and each of the Subsidiaries (other than AWHI), as guarantors, and The Bank of New York, as trustee (in such capacity, the "Senior Indenture Trustee"), pursuant to which AWHI issued its 10% Senior Subordinated Secured Notes due 2007 (the "Senior Notes");

            2. the Indenture ("Junior Indenture"), dated as of May 29, 2002, among AWHI, as issuer, the Parent and each of the Subsidiaries (other than AWHI), as guarantors, and The Bank of New York, as trustee (in such capacity, the "Junior Indenture Trustee"), pursuant to which AWHI issued its 12% Senior Subordinated Secured Compounding Notes due 2009 (the "Junior Notes");

            3. the Credit Agreement (as defined in the Security Agreement referred to below); and

            4. the Security Agreement, dated as of May 29, 2002, by and among the Grantors and the Collateral Agent (the "Security Agreement").

      II. In consideration for the execution and delivery of: (i) the Senior Indenture by the Senior Indenture Trustee, (ii) the Junior Indenture by the Junior Indenture Trustee, and (iii) the Credit Agreement by the Administrative Agent and the other Bank Credit Parties, the Grantors have executed and delivered the Security Agreement to secure, subject to the terms and conditions thereof, of this Collateral Agent Agreement and the Security Documents, the payment and performance of the Obligations.

      III. The execution, delivery and effectiveness of the Senior Indenture, the Junior Indenture and the Credit Agreement are conditioned upon this Collateral Agent Agreement having been duly executed and delivered.

      Accordingly, the parties hereto hereby agree as follows:

ARTICLE 1. DEFINITIONS AND OTHER MATTERS

       Section 1.1 Definitions

            When used in this Collateral Agent Agreement, the following capitalized terms shall have the respective meanings ascribed thereto as follows:

                  "Acceleration Default" has the meaning assigned to such term in the Security Agreement.

                  "Administrative Agent" has the meaning assigned to such term in the Security Agreement.

                  "Applicable Representative" has the meaning assigned to such term in the Security Agreement.

                  "Approved Securities Intermediary" has the meaning assigned to such term in the Security Agreement.

                  "Arch" has the meaning set forth in the preamble to this Collateral Agent Agreement.

                  "AWHI" has the meaning set forth in the preamble to this Collateral Agent Agreement.

                  "Bank Credit Party" has the meaning assigned to such term in the Security Agreement.

                  "Bankruptcy Code" has the meaning assigned to such term in the Security Agreement.

                  "Blocked Account Bank" has the meaning assigned to such term in the Security Agreement.

                  "Blocked Account Letter" has the meaning assigned to such term in the Security Agreement.

                  "Business Day" has the meaning assigned to such term in the Security Agreement.

                  "Cash Equivalents" has the meaning assigned to such term in the Security Agreement.

                  "Collateral" has the meaning assigned to such term in the Security Agreement.

                  "Collateral Account" has the meaning assigned to such term in
Section 5.2(a), which definition shall include any sub-accounts created thereunder.

                  "Collateral Agent" means The Bank of New York, and its successors as provided herein.

                  "Collateral Agent's Fees" means all fees, costs and expenses of the Collateral Agent of the types described in Sections 6.3, 6.4, 6.5 and 6.6.

                  "Collateral Agent's Liens" means all Liens and Security Interests against the Secured Debt Collateral which result from (i) claims against the Collateral Agent unrelated to the transactions contemplated by this Collateral Agent Agreement and the other Security Documents or (ii) affirmative acts by the Collateral Agent creating a Lien or Security Interest other than as contemplated by this Collateral Agent Agreement.

                  "Collateral Agreement Collateral" means defined in Section 5.3(a).

                  "Communications Act" has the meaning assigned to such term in the Security Agreement.

                  "Control Account Letter" has the meaning assigned to such term in the Security Agreement.

                  "Credit Agreement" has the meaning assigned to such term in the Security Agreement.

                  "Credit Agreement Event of Default" has the meaning assigned to such term in the Security Agreement.

                  "Credit Agreement Obligations" has the meaning assigned to such term in the Security Agreement.

                  "Default" has the meaning assigned to such term in the Security Agreement.

                  "Distribution Dates" means, the Business Days fixed by the Collateral Agent (the first of which shall occur as soon as practicable after a Notice of Acceleration Default has been given by the Applicable Representative or a Notice of Actionable Default has been given by Majority Creditors, but in no event more than ninety days after the giving by such Applicable Representative of a Notice of Acceleration Default or the giving by Majority Creditors of a Notice of Actionable Default which has not theretofore been withdrawn and the others of which shall, so long as such Notice of Acceleration Default shall not have been withdrawn by such Applicable Representative or such Notice of Actionable Default shall not have been withdrawn by Majority Creditors, be on the corresponding date (or if not a Business Day, the next Business Day) in each calendar month thereafter) for the distribution of all moneys held by the Collateral Agent in the Collateral Account.

                  "FCC" has the meaning assigned to such term in the Security Agreement.

                  "FCC License" has the meaning assigned to such term in the Security Agreement.

                  "Foreign Pledge Agreements" has the meaning assigned to such term in the Security Agreement.

                   "Governmental Authority" has the meaning assigned to such term in the Security Agreement.

                   "Indentures" has the meaning assigned to such term in the Security Agreement.

                  "Issuing Bank" has the meaning assigned to such term in the Security Agreement.

                  "Joinder Agreement" means a Joinder Agreement, substantially in the form of Exhibit A.

                  "Junior Note Event of Default" has the meaning assigned to such term in the Security Agreement.

                  "Junior Noteholder" has the meaning assigned to such term in the Security Agreement.

                  "Junior Obligations" has the meaning assigned to such term in the Security Agreement.

                  "Letter of Credit" has the meaning assigned to such term in the Security Agreement.

                  "Lien" has the meaning assigned to such term in the Security Agreement.

                  "Majority Creditors" has the meaning assigned to such term in the Security Agreement.

                  "Material Adverse Effect" has the meaning assigned to such term in the Security Agreement.

                  "Mortgage" has the meaning assigned to such term in the Security Agreement.

                  "Notice of Acceleration Default" has the meaning assigned to such term in the Security Agreement.

                  "Notice of Default" has the meaning assigned to such term in the Security Agreement.

                  "Obligations" has the meaning assigned to such term in the Security Agreement.

                  "Parent" has the meaning set forth in the preamble to this Collateral Agent Agreement.

                  "Person" has the meaning assigned to such term in the Security Agreement.

                  "Pledged Stock" has the meaning assigned to such term in the Security Agreement.

                  "Proceeds" has the meaning assigned to such term in the Security Agreement.

                  "Real Property" has the meaning assigned to such term in the Security Agreement.

                  "Representative" means, in the case of the (i) Senior Indenture, the Senior Indenture Trustee, (ii) Junior Indenture, the Junior Indenture Trustee, and (iii) Credit Agreement, the Administrative Agent.

                  "Responsible Officer" means, with respect to any Person, the Chairman of the Board, the President, the Chief Financial Officer, the Chief Executive Officer or the Treasurer of such Person.

                  "Secured Debt Collateral" has the meaning assigned to such term in Section 2.3(a).

                  "Secured Debt Documents" has the meaning assigned to such term in the Security Agreement.

                  "Secured Parties" has the meaning assigned to such term in the Security Agreement.

                  "Security Agreement" has the meaning assigned to such term in paragraph 4 of Recital I.

                  "Security Documents" has the meaning assigned to such term in the Security Agreement.

                  "Security Interest" has the meaning assigned to such term in the Security Agreement.

                   "Senior Note Event of Default" has the meaning assigned to such term in the Security Agreement.

                  "Senior Note Obligations" has the meaning assigned to such term in the Security Agreement.

                  "Senior Noteholder" has the meaning assigned to such term in the Security Agreement.

                  "Senior Obligations" has the meaning assigned to such term in the Security Agreement.

                  "Trust Indenture Act" means the Trust Indenture Act of l939.

                  "UCC" has the meaning assigned to such term in the Security Agreement.

            Section 1.2 Rules of Interpretation

            The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any definition of or reference to any law shall be construed as referring to such law as from time to time amended and any successor thereto and the rules and regulations promulgated from time to time thereunder, (iii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iv) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Collateral Agent Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Collateral Agent Agreement, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE 2. APPOINTMENT AND ACCEPTANCE OF COLLATERAL AGENT

       Section 2.1 Appointment of Collateral Agent

            Each of the Senior Indenture Trustee, on behalf of itself and each Senior Noteholder, the Junior Indenture Trustee, on behalf of itself and each Junior Noteholder, and the Administrative Agent, on behalf of itself and each other Bank Credit Party, hereby designates The Bank of New York, as Collateral Agent, for the purposes of executing and delivering on their behalf the Security Agreement, the Mortgages, the Foreign Pledge Agreements and the other Security Documents and to act as specified herein, and in the Mortgages, in the Foreign Pledge Agreements, the Security Agreement and the other Security Documents.

       Section 2.2 Acceptance of Duties

            The Collateral Agent, for itself and its successors, hereby accepts the duties and obligations required by this Collateral Agent Agreement, the Mortgages, the Foreign Pledge Agreements, the Security Agreement and the other Security Documents upon the terms and conditions hereof and thereof, including those contained in Article 7.

       Section 2.3 Acknowledgment of Collateral Agent

                (a) To secure the payment, observance and performance of the Obligations and in consideration of the premises and the mutual agreements set forth herein, the Collateral Agent does hereby acknowledge and accept that it holds as Collateral Agent, to the extent actually received as Collateral Agent, pursuant to this Collateral Agent Agreement, all of the following (and each Grantor does hereby consent thereto): (i) the Security Agreement, the Foreign Pledge Agreements and the Mortgages and the Liens granted to the Collateral Agent thereunder, (ii) the UCC financing statements, Blocked Account Letters and Control Account Letters required to be delivered pursuant to the Secured Debt Documents, (iii) each agreement entered into and delivered, from time to time, pursuant to Sections 3.4, 6.7 or 10.1(b) and the collateral granted to the Collateral Agent thereunder, (iv) the Collateral Agreement Collateral and (v) the Proceeds of each of the foregoing. The foregoing Security Documents, the Collateral, the Proceeds of any and all thereof and the right, title and interest of the Collateral Agent therein are hereinafter referred to collectively as the "Secured Debt Collateral."

                (b) The Collateral Agent hereby holds the Secured Debt Collateral under and subject to the terms and conditions set forth herein and in the other Security Documents, and for the benefit of the Secured Parties and for the enforcement of the payment of all Obligations, and for the performance of and compliance with the covenants and conditions of the Secured Debt Documents.

ARTICLE 3 CERTAIN OBLIGATIONS AND DUTIES OF THE COLLATERAL AGENT AND THE GRANTORS; POWERS OF ATTORNEY

       Section 3.1 Authorization to Execute Security Documents

                The Collateral Agent shall execute and deliver each of the Security Documents requiring execution and delivery by it and shall accept delivery from each Grantor of those Security Documents which do not require the Collateral Agent's execution; provided, however, that the Collateral Agent shall have no duty to execute and deliver, or to accept delivery of, any Security Document not satisfactory to it.

       Section 3.2 Certain Representations and Warranties of the Collateral
Agent

            The Collateral Agent, in its capacity as Collateral Agent hereunder, represents and warrants to the Secured Parties as follows:

                (a) The Collateral Agent is a banking corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to enter into and perform its obligations under this Collateral Agent Agreement and the other Security Documents to which it is, or may become, a party.

                (b) The execution, delivery and performance by the Collateral Agent of this Collateral Agent Agreement and the other Security Documents to which it (i) is a party have been duly authorized by all necessary corporate action on the part of the Collateral Agent and (ii) becomes a party will be duly authorized by all necessary corporate action on the part of the Collateral Agent.

                (c) There are no Collateral Agent's Liens and the Collateral Agent, in its individual capacity, has no Liens or Security Interests against the Secured Debt Collateral.

                (d) This Collateral Agent Agreement and each of the other Security Documents to which the Collateral Agent is a party have been duly executed and delivered by the Collateral Agent. Assuming that this Collateral Agent Agreement and each of such other Security Documents have been duly authorized, executed and delivered by the other parties hereto and thereto, this Collateral Agent Agreement and each of such other Security Documents constitute the legal, valid and binding obligations of the Collateral Agent, enforceable against it in accordance with their respective terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                (e) There are no actions or proceedings pending or, to its knowledge, threatened against it before any Governmental Authority (A) which question the validity or enforceability of this Collateral Agent Agreement or any other Security Document to which it is a party, or (B) which relate to the banking or trust powers of the Collateral Agent and which, if determined adversely to the position of the Collateral Agent, would materially and adversely affect the ability of the Collateral Agent to perform its obligations under this Collateral Agent Agreement or any of the other Security Documents to which it is a party.

       Section 3.3 Actions; Control of the Collateral Agent

                (a) Subject to Sections 3.3(b) and 3.3(c) and except as otherwise provided in Section 3.3(d) and in the Security Agreement, the Collateral Agent shall take such action with respect to the Collateral and the Security Documents (including, but not limited to, exercising the rights and remedies provided in Article 4) as is requested in writing by and only by the Applicable Representative or, during the continuance of an Actionable Default, by Majority Creditors. Notwithstanding the foregoing, the Collateral Agent shall not be obligated to take any action which is in conflict with any provisions of law or of this Collateral Agent Agreement or the other Security Documents or with respect to which the Collateral Agent has not received adequate security or indemnity as provided in Section 7.3(d). Following the receipt by the Collateral Agent of a Notice of Acceleration Default from the Applicable Representative or a Notice of Actionable Default from Majority Creditors, and so long as such Notice of Acceleration Default or Notice of Actionable Default, as applicable, has not been withdrawn by the

Applicable Representative or Majority Creditors, as applicable, the Collateral Agent shall not take any action to enforce the Security Interest in the Collateral or foreclose on any Lien thereon unless the Collateral Agent has received instructions to do so in the manner provided in this Section 3.3.

                (b) The Collateral Agent shall not be obligated to follow any written directions received pursuant to Section 3.3(a) to the extent the Collateral Agent has received an opinion of independent counsel to the Collateral Agent to the effect that such written directions are in conflict with any provisions of law or this Collateral Agent Agreement; provided, however, that under no circumstances shall the Collateral Agent be liable for following the written instructions of the Applicable Representative or Majority Creditors at such times as such parties have the authority to act as herein provided.

                (c) Nothing in this Section 3.3 shall impair the right of the Collateral Agent to take or omit to take any action not inconsistent with any direction of the Applicable Representative or Majority Creditors at such times as such parties have the authority to act as herein provided.

                (d) The Collateral Agent shall have no duty to inquire into, investigate or ascertain the performance by any Grantor of any of the covenants or agreements of any Grantor contained herein or in any other agreement or document.

                (e) To the extent that a direction of the Applicable Representative requires the consent or direction of Majority Creditors, the giving of such direction shall be deemed to be a certification by the Applicable Representative that Majority Creditors have given their consent or such direction to the Applicable Representative.

       Section 3.4 Additional Security Documents

                In the event that a Grantor acquires any interest in any Collateral which is not covered by a Security Document in a manner which will perfect the Collateral Agent's Lien upon and Security Interest in such Collateral without further act or deed of the Collateral Agent, at the time such interest in such Collateral is acquired, to the extent that such Security Interest may be perfected by the execution and/or filing of a Security Document, then such Grantor shall immediately prepare, execute and deliver to the Collateral Agent such Security Documents, in form and substance similar to the Security Documents heretofore executed and delivered by the Grantors (and in form and substance acceptable to the Representatives), as are necessary to perfect the Collateral Agent's Lien upon and Security Interest in such Collateral. If the signature of the Collateral Agent is required on any such Security Document, such Grantor shall present such Security Document to the Collateral Agent for its signature, and the Collateral Agent shall execute such Security Document and shall cause the same to be filed or recorded with the public filing and/or recording offices as required or deemed advisable by the Applicable Representative to perfect or protect the Collateral Agent's Lien upon and Security Interest in such Collateral.

       Section 3.5 Powers of Attorney to the Collateral Agent and to AWHI

            (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of such Grantor or the name of such attorney-in-fact for the purpose of signing documents and taking other action to perfect and protect the Liens and Security Interests of the Collateral Agent in the Collateral. Such power of attorney is a power coupled with an interest, shall be irrevocable and shall not first require the Collateral Agent to have received a Notice of Acceleration Default.

            (b) Each Grantor (other than AWHI) hereby irrevocably constitutes and appoints AWHI and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of such Grantor or in its own name, from time to time in AWHI's discretion, to take or omit taking any and all actions hereunder for the purpose of carrying out the terms of this Collateral Agent Agreement and any of the other Security Documents, to receive and give all notices to be given by or received by such Grantor, to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes hereof and, without limiting the generality of the foregoing, hereby grants to AWHI the power and right on behalf of such Grantor, without assent by such Grantor, to bind such Grantor in all respects hereunder and under any of the other Security Documents, with the intent that all action taken by AWHI on behalf of such Grantor shall be binding upon and inure to the benefit of such Grantor as effectively as if such action were taken directly by such Grantor. Each such power of attorney is a power coupled with an interest and shall be irrevocable until all of the Obligations are paid in full in cash.

ARTICLE 4 DEFAULTS; REMEDIES

       Section 4.1 Notice of Default

                (a) Upon actual receipt by an officer of the Collateral Agent of a Notice of Acceleration Default from the Applicable Representative or a Notice of Actionable Default from Majority Creditors, the Collateral Agent shall, within five Business Days thereafter, send a copy thereof to the other Representatives and each Grantor. Upon receipt of any written directions pursuant to Section 3.3(a), the Collateral Agent shall, within five Business Days thereafter, send a copy thereof to each Representative and each Grantor.

                (b) The Applicable Representative or Majority Creditors shall be entitled to withdraw a Notice of Default given by it or them, as applicable, by delivering written notice of withdrawal to the Collateral Agent (i) before the Collateral Agent takes any action to exercise any remedy with respect to the Collateral or (ii) thereafter, if the Grantors otherwise indemnify the Collateral Agent and the Secured Parties (in a manner satisfactory to the Collateral Agent and the Representatives in their sole discretion) with respect to all costs and expenses incurred by the Collateral Agent and the Secured Parties in connection with reversing all actions the Collateral Agent has taken to exercise any remedy or remedies with respect to the Collateral. The Collateral Agent or any Secured Party shall immediately notify each Grantor as to the receipt and contents of any such notice of withdrawal and shall promptly notify each of the Representatives, in the manner provided in Section 10.2, of the withdrawal of any Notice of Default and shall promptly send a copy of any such notice of withdrawal to the Representatives.

       Section 4.2 Control by Administrative Agent and Indenture Trustees

                (a) Subject to Section 4.2(b), if the Collateral Agent shall have received a (i) Notice of Acceleration Default and so long as such Notice of Acceleration Default has not been withdrawn in accordance with the provisions of
Section 4.1(b), the Applicable Representative, and (ii) Notice of Actionable Default and so long as such Notice of Actionable Default has not been withdrawn in accordance with the provisions of Section 4.1(b), Majority Creditors, shall have the right, by an instrument in writing executed and delivered to the Collateral Agent, to direct the Collateral Agent to exercise, or to refrain from exercising, any right, remedy, trust or power available to or conferred upon the Collateral Agent hereunder or under any other Security Document and in connection therewith, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Agent, or of exercising any trust or power conferred on the Collateral Agent, or for the appointment of a receiver, or for the taking of any other action authorized by this Collateral Agent

Agreement or any other Security Document; provided, however, that the Collateral Agent shall have received adequate security or indemnity as provided in Section 7.3(d) of this Collateral Agent Agreement.

                (b) The Collateral Agent shall not be obligated to follow any written directions received pursuant to Section 4.2(a) or Section 4.4 of this Collateral Agent Agreement to the extent the Collateral Agent has received a written opinion of its counsel to the effect that such directions are in conflict with any provisions of law or any applicable Security Document or any order of any court or Governmental Authority; provided, however, under no circumstances shall the Collateral Agent be liable for following such written directions of the Administrative Agent, the Senior Indenture Trustee or the Junior Indenture Trustee, as the case may be.

                (c) Nothing in this Section 4.2 shall impair the right of the Collateral Agent in its discretion to take or omit to take any action which is deemed proper by the Collateral Agent and which it believes in good faith is not inconsistent with any direction of the Administrative Agent, the Senior Indenture Trustee or the Junior Indenture Trustee, as the case may be, delivered pursuant to this Section 4.2; provided, however, the Collateral Agent shall not be under any obligation, as a result of this Section 4.2 or any other provision of this Collateral Agent Agreement, to take any action which is discretionary with the Collateral Agent under the provisions hereof or under any other Security Document unless so directed by the Administrative Agent, the Senior Indenture Trustee or the Junior Indenture Trustee, as the case may be.

       Section 4.3 Remedies

                (a) Upon receipt of a Notice of Acceleration Default from the Applicable Representative or a Notice of Actionable Default from Majority Creditors and during such time as such Notice of Acceleration Default or Notice of Actionable Default, as applicable, has not been withdrawn in accordance with the provisions of Section 4.1(b) and irrespective of whether the Collateral Agent has delivered notices to the other Representatives pursuant to Section 4.1(a) or Section 4.1(b), the Collateral Agent shall exercise the rights and remedies provided in this Article 4 and the rights and remedies provided in any of the other Security Documents in accordance with instructions of the Applicable Representative, in the case of a Notice of Acceleration Default, or Majority Creditors, in the case of a Notice of Actionable Default.

                (b) Each Grantor hereby waives presentment, demand, protest or any notice (to the extent permitted by applicable law and except as otherwise expressly provided in this Collateral Agent Agreement or any of the other Security Document) of any kind in connection with this Collateral Agent Agreement, any Collateral, any other Security Document or any Secured Debt Document.

                (c) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full irrevocable power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of such Grantor or in its own name, from time to time acting at the direction of the Applicable Representative (in its sole discretion) during the continuation of an Acceleration Default and Majority Creditors during the continuation of an Actionable Default, for the purpose of carrying out the terms of this Collateral Agent Agreement and any of the other Security Documents, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Collateral Agent Agreement any other Security Document, and hereby gives the Collateral Agent the power and right on behalf of such Grantor, without notice to or assent by such Grantor, to the extent permitted by applicable law, to do any or all of the following:

                  (i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due with respect to the Collateral,

                  (ii) to receive, take, indorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and nonnegotiable instruments, documents and chattel paper taken or received by the Collateral Agent in connection herewith and therewith,

                  (iii) to commence, file, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to the Collateral, and

                  (iv) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions hereunder and thereunder.

            (d) If any Grantor fails to perform or comply with any of its agreements contained herein or in any other Security Document, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

            (e) All powers, authorizations and agencies contained in this Collateral Agent Agreement are coupled with an interest and are irrevocable until this Collateral Agent Agreement is terminated and the Security Interests created by the Security Documents are released.

       Section 4.4 Right to Initiate Judicial Proceedings, etc.

                (a) Even if the Collateral Agent has not received a Notice of Acceleration Default from the Applicable Representative or a Notice of Actionable Default from Majority Creditors, the Collateral Agent shall nevertheless have the right and power, but not the obligation, to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Collateral Agent Agreement and each other Security Document; provided, however, that as set forth in Section 3.3(a), foreclosure of the Liens and Security Interests in the Collateral may not be commenced prior to the Collateral Agent's receipt of a Notice of Acceleration Default and instructions from the Applicable Representative or a Notice of Actionable Default and instructions from Majority Creditors.

                (b) If and only if the Collateral Agent shall have received a Notice of Acceleration Default from the Applicable Representative and during such time as such Notice of Acceleration Default shall not have been withdrawn, the Collateral Agent may, either after entry or without entry, proceed by suit or suits at law or in equity to foreclose upon the Collateral and to sell all or, from time to time, any of the Secured Debt Collateral under the judgment or decree of a court of competent jurisdiction.

       Section 4.5 Appointment of a Receiver

                 If a receiver of the Secured Debt Collateral shall be required to be appointed in any judicial proceeding, The Bank of New York may be appointed as such receiver. Notwithstanding the appointment of a receiver, the Collateral Agent shall be entitled to retain possession and control of all cash held by or deposited with it or its agents pursuant to any provision of this Collateral Agent Agreement or any other Security Document.

       Section 4.6 Exercise of Powers

                 All of the powers, remedies and rights of the Collateral Agent as set forth in this Collateral Agent Agreement may be exercised by the Collateral Agent in respect of any Security

Document as though set forth at length therein, and all the powers, remedies and rights of the Collateral Agent as set forth in any Security Document may be exercised from time to time as herein and therein provided.

       Section 4.7 Remedies Not Exclusive

                 (a) No remedy conferred upon or reserved to the Collateral Agent herein or in the other Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any of the other Security Documents or now or hereafter existing at law or in equity or by statute.

                 (b) No delay or omission of the Collateral Agent to exercise any right, remedy or power accruing upon any Default shall impair any such right, remedy or power or shall be construed to be a waiver of any such Default or an acquiescence therein; and every right, power and remedy given by this Collateral Agent Agreement or any other Security Document to the Collateral Agent may be exercised from time to time.

                 (c) In case the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Collateral Agent Agreement or any other Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Grantors, the Collateral Agent and the Secured Parties shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder and under such other Security Document with respect to the Secured Debt Collateral and in all other respects, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceeding had been taken.

                 (d) All rights of action and rights to assert claims upon or under this Collateral Agent Agreement and the other Security Documents may be enforced by the Collateral Agent without the possession of any Secured Debt Document or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Collateral Agent shall be brought in its name as Collateral Agent and any recovery of judgment shall be held as part of the Secured Debt Collateral.

       Section 4.8 Waiver of Certain Rights

                 Each Grantor, to the extent it may lawfully do so, on behalf of itself and all who may claim from, through or under it, including any and all subsequent creditors, vendees, assignees and lienors, expressly waives and releases any, every and all rights to demand or to have any marshaling of the Secured Debt Collateral upon any sale, whether made under any power of sale granted under the Security Documents, or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Collateral Agent Agreement or the other Security Documents and consents and agrees that all the Secured Debt Collateral may at any such sale be offered and sold as an entirety. In no event, however, does any Grantor waive any obligations of the Collateral Agent under applicable law to dispose of the Secured Debt Collateral in a commercially reasonable manner.

       Section 4.9 Limitation on Collateral Agent's Duties in Respect of Collateral

                 Beyond its duties set forth in this Collateral Agent Agreement as to the custody of, and the accounting to the Grantors and the Representatives for, moneys received by it hereunder, the

Collateral Agent shall not have any duty to the Grantors or the Secured Parties as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

       Section 4.10 Limitation by Law

                 All the provisions of this Article 4 are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Collateral Agent Agreement invalid or unenforceable in whole or in part.

       Section 4.11 Absolute Rights of the Secured Parties

                 (a) Notwithstanding any other provision of this Collateral Agent Agreement or any provision of any other Security Document but subject to the priorities contained in the Security Documents, including Section 1.4 of the Security Agreement and Section 5.1 of this Collateral Agent Agreement, neither the right of each Secured Party, which is absolute and unconditional, to receive payments of the Obligations held by such Secured Party on or after the due date thereof as expressed in the Secured Debt Documents, to institute suit for the enforcement of such payment on or after such due date, or to assert its position and views as a secured or unsecured creditor in, and to otherwise exercise any right (other than the right to enforce the Security Interest in the Collateral, which shall in all circumstances be exercisable only by the Collateral Agent and only as provided in this Collateral Agent Agreement and the other Security Documents) which such Secured Party may have in connection with, a case under the Bankruptcy Code in which a Grantor is a debtor, nor the obligation of each Grantor, which is also absolute and unconditional, to pay the Obligations owing by such Grantor to each Secured Party at the time and place expressed in the Secured Debt Documents shall be impaired or affected without the consent of such Secured Party.

            (b) Notwithstanding anything to the contrary contained in any Secured Debt Document or in any other agreement, instrument or document executed by any Grantor and delivered to the Collateral Agent, the Collateral Agent will not take any action pursuant to any Secured Debt Document or any other document referred to above which would constitute or result in any assignment of any FCC License or, to the extent failure to obtain such approval could reasonably be expected to have or cause a Material Adverse Effect, from any other applicable Governmental Authority, or any change of control (whether de jure or de facto) of such Grantor or any of its subsidiaries if such assignment of any such FCC License or change of control would require, under then existing law, the prior approval of the FCC or, to the extent failure to obtain such approval could reasonably be expected to have or cause a Material Adverse Effect, from any other applicable Governmental Authority, without first obtaining such prior approval of the FCC or such other Governmental Authority. Upon the occurrence of a Default or at any time thereafter during the continuance thereof, such Grantor agrees to take any action which the Collateral Agent, acting at the direction of the Applicable Representative, in the case of an Acceleration Default, or Majority Creditors, in the case of an Actionable Default, may reasonably request in order to obtain from the FCC or any other Governmental Authority such approval as may be necessary to enable the Collateral Agent to exercise and enjoy the full rights and benefits granted to the Collateral Agent by this Collateral Agent Agreement and the other documents referred to above, including specifically, at the cost and expense of such Grantor, the use of commercially reasonable efforts to assist in obtaining approval of the FCC or such other Governmental Authority for any action or transaction contemplated by this Collateral Agent Agreement for which such approval is or shall be required by law, and specifically, without limitation, upon request, to prepare, sign and file with the FCC or such other Governmental Authority the assignor's or transferor's portion of any application or applications for consent to the assignment of license, FCC License or transfer of control necessary or appropriate under the FCC's or such other Governmental Authority's rules and regulations for approval of (i) any sale or other disposition of the Pledged Stock by or on behalf of the Collateral Agent, or (ii) any assumption by the Collateral Agent of voting rights in the Pledged Stock effected in accordance with the terms of this Collateral Agent Agreement. It is understood and agreed that all foreclosure and related actions will be made in accordance with the Communications Act and applicable regulations and published policies and decisions of the FCC, and the statutes, regulations and published policies and decisions enforced by such other Governmental Authorities pertaining to such foreclosure and related actions.

ARTICLE 5. COLLATERAL ACCOUNT; APPLICATION OF MONEYS

       Section 5.1 Priority of Security Interests

                 Notwithstanding (i) the time, order, manner or method of creation, attachment or perfection of the respective Security Interests and/or Liens granted to any Secured Party in or on any or all of the property or assets of the Grantors, (ii) the time or manner of the filing of the financing statements reflecting such Security Interests, (iii) whether any Secured Party or any bailee or agent thereof holds possession of any or all of the property or assets of the Grantors, (iv) the dating, execution or delivery of any agreement, document or instrument granting any Secured Party Security Interests and/or Liens in or on any or all of the property or assets of the Grantors and (v) any provision of the UCC or any other applicable law to the contrary, (y) any and all Security Interests, Liens, rights and interests of the Senior Indenture Trustee and/or holders of Senior Notes, whether now or hereafter arising and howsoever existing, in or on any or all of the Collateral, shall be and hereby are subordinated to any and all Security Interests, Liens, rights and interests of the Administrative Agent in and to the Collateral, and (z) any and all Security Interests, Liens, rights and interests of the Junior Indenture Trustee and/or holders of Junior Notes, whether now or hereafter arising and howsoever existing, in or on any or all of the Collateral, shall be and hereby are subordinated to any and all Security Interests, Liens, rights and interests of the Administrative Agent and the Senior Indenture Trustee and/or holders of Senior Notes in and to the Collateral. For purposes of the foregoing allocation of priorities, any claim of a right of setoff shall be treated in all respects as a Security Interest, and no claimed right of setoff shall be asserted to defeat or diminish the rights or priorities provided for herein.

       Section 5.2 The Collateral Account

                 (a) On the date hereof there shall be established and, at all times thereafter there shall be maintained by the Collateral Agent an account which shall be entitled the "AWHI Collateral Account" (the "Collateral Account"). The Collateral Agent may establish and maintain one or more sub-accounts under the Collateral Account, each of which shall constitute a part of the Collateral Account.

                 (b) Subject to paragraph (c) below, all moneys which are received by the Collateral Agent from the Company and which are identified as constituting Net Cash Proceeds (as such term is defined in the Senior Indenture or, if the Senior Indenture is not then in effect, the Junior Indenture) shall be deposited in the Collateral Account and thereafter shall be held, applied and/or disbursed by the Collateral Agent in accordance with the terms of this
Section 5.2(b). All such moneys received by the Collateral Agent shall be invested in an interest bearing bank deposit as directed by AWHI. In the absence of such direction such moneys shall not be invested. As and when directed by the Applicable Representative in writing, the Collateral Agent shall deliver such amounts, together with any accrued interest thereon, to the Senior Trustee for application to the Senior Notes in accordance with the Senior Indenture or, if the Senior Indenture is not then in effect, to the Junior Trustee for application to the Junior Notes in accordance with the Junior Indenture.

                 (c) All moneys which are received by the Collateral Agent with respect to the Collateral at any time after a Notice of Acceleration Default shall have been given to the Collateral Agent by the Applicable Representative or a Notice of Actionable Default shall have been given to the Collateral Agent by Majority Creditors, and shall not have been withdrawn, shall be deposited in the Collateral Account and thereafter shall be held, applied and/or disbursed by the Collateral Agent in accordance with the terms of this Collateral Agent Agreement. In the event that any such Notice of Acceleration Default shall have been withdrawn by the Applicable Representative or any such Notice of Actionable Default shall have been withdrawn by Majority Creditors, upon the written request of AWHI, moneys on deposit in the Collateral Account shall be paid over to the Concentration Account or to another Blocked Account.

       Section 5.3 Grant of Security Interest; Control of Collateral Account

                 (a) As security for the payment or performance, as applicable, in full of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent (and its successors and assigns), for the benefit of the Collateral Agent and the Secured Parties, and hereby grants to the Collateral Agent (and its successors and assigns), for the benefit of the Collateral Agent and the Secured Parties, a security interest in all of the right, title and interest of such Grantor in and to the following, whether presently existing or hereafter arising or acquired (the "Collateral Agreement Collateral"): (i) the Collateral Account; (ii) all cash deposited therein; (iii) all certificates and instruments, if any, from time to time representing the Collateral Account; (iv) all investments from time to time made pursuant to Section 5.4; (v) all notes, certificates of deposit and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent in substitution for, or in addition to, any or all of the then existing Collateral Agreement Collateral; (vi) all interest, dividends, cash, instruments, and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral Agreement Collateral; and (vii) to the extent not otherwise included in clauses (i) through (vi) of this Section 5.3(a), all Proceeds of any and all collections, earnings and accruals with respect to any or all of the foregoing (whether the same are acquired before or after the commencement of a case under the Bankruptcy Code by or against such Grantor as a debtor).

                 (b) All right, title and interest in and to the Collateral Account shall vest in the Collateral Agent, and funds on deposit in the Collateral Account and other Collateral Agreement Collateral shall constitute part of the Secured Debt Collateral. The Collateral Account shall be subject to the exclusive dominion and control of the Collateral Agent.

       Section 5.4 Investment of Funds Deposited in Collateral Account

                 Except as otherwise provided in Section 5.2(b), the Collateral Agent shall invest and reinvest moneys on deposit in the Collateral Account at any time in Cash Equivalents but only in accordance with the written instructions of the Applicable Representative specifying the particular investment. In the absence of the receipt of any such instructions, the moneys on deposit in the Collateral Account shall not be invested. All such investments and the interest and income received thereon and therefrom and the net proceeds realized on the sale thereof shall be held in the Collateral Account as part of the Secured Debt Collateral.

       Section 5.5 Application of Investments

                 From and after the receipt by the Collateral Agent of a Notice of Acceleration Default from the Applicable Representative or a Notice of Actionable Default from Majority Creditors, and for as long as such Notice of Acceleration Default or Notice of Actionable Default, as applicable, shall not have been withdrawn, assets held in the Collateral Account (other than cash) shall be sold or otherwise liquidated from time to time and the proceeds thereof shall, to the extent available for distribution, be distributed by the Collateral Agent on the first and each succeeding Distribution Date as follows:

            FIRST: To the Collateral Agent in an amount equal to the Collateral Agent's Fees which are unpaid as of such Distribution Date, and to the Representatives for the account of any Secured Party which has theretofor advanced or paid any such Collateral Agent's Fees in an amount equal to the amount thereof so advanced or paid by such Secured Party prior to such Distribution Date; provided, however, that nothing herein is intended to relieve any Grantor of its obligation to pay such costs, fees, expenses and liabilities from funds outside of the Collateral Account;

            SECOND: To the Administrative Agent, for its own account and for the account of the other Bank Credit Parties, in an amount equal to the unpaid Credit Agreement Obligations and any other amounts then due to the Administrative Agent or such other Bank Credit Parties, as applicable; provided that with respect to any outstanding Letters of Credit, the Collateral Agent shall withhold and retain in the Collateral Account the undrawn face amount of such Letters of Credit; provided further that if any undrawn Letter of Credit is thereafter drawn, the Collateral Agent shall pay to the Issuing Bank for payment to the drawee (or for its own account if the Issuing Bank has theretofor paid the drawee) the amount drawn up to the maximum amount retained by the Collateral Agent in respect of such Letter of Credit; and provided further that if any such Letter of Credit shall expire, the Collateral Agent shall distribute the amounts retained to secure such undrawn Letter of Credit to the Administrative Agent for the account of each Bank Credit Party, in each case pursuant to this Section 5.5);

            THIRD: To the Senior Indenture Trustee, for its own account and for the account of the Senior Noteholders, in an amount equal to the unpaid Senior Note Obligations and any other amounts then due to the Senior Indenture Trustee or the Senior Noteholders, as applicable;

            FOURTH: To the Junior Indenture Trustee, for its own account and for the account of the Junior Noteholders, in an amount equal to the unpaid Junior Note Obligations and any other amounts then due to the Junior Indenture Trustee or the Junior Noteholders, as applicable; and

            FIFTH: Provided that all Obligations have been paid in full in cash, any surplus then remaining shall be paid to the applicable Grantors or their successors or assigns, or as a court of competent jurisdiction may direct.

ARTICLE 6. AGREEMENTS WITH THE COLLATERAL AGENT

            Section 6.1 Delivery of Documents

                     On or promptly after the date hereof, AWHI will deliver to the Collateral Agent true and complete copies of all Secured Debt Documents (other than the Senior Notes, Junior Notes or the notes issued under the Credit Agreement) and all Security Documents; provided that the failure to provide the Collateral Agent with copies of such documents shall not affect the rights of the Secured Parties or the validity of the Collateral Agent's actions taken hereunder. AWHI further agrees that, promptly upon the execution thereof, AWHI will deliver to the Collateral Agent a true and complete copy of any Secured Debt Documents and Security Documents entered into by any Grantor subsequent to the date hereof, and a true and complete copy of any and all amendments, modifications or supplements to Secured Debt Document or Security Document entered into by any Grantor subsequent to the date hereof.

            Section 6.2 Information as to Secured Parties

                     At any time after the Collateral Agent has received a Notice of Acceleration Default from the Applicable Representative or a Notice of Actionable Default from Majority Creditors, and for as long as such Notice of Acceleration Default or Notice of Actionable Default, as applicable, shall not have been withdrawn, within five Business Days following the receipt of a request of the Collateral Agent: (i) the Senior Indenture Trustee shall deliver to the Collateral Agent, a schedule setting forth the aggregate principal amount of Senior Note Obligations, the aggregate amount accrued and unpaid interest, fees and other amounts constituting Senior Note Obligations and such other information as the Collateral Agent may request to make distributions pursuant to Section 5.5, (ii) the Junior Indenture Trustee shall deliver to the Collateral Agent, a schedule setting forth the aggregate principal amount of Junior Note Obligations, the aggregate amount accrued and unpaid interest, fees and other amounts constituting Junior Note Obligations and such other information as the Collateral Agent may request to make distributions pursuant to Section 5.5, and (iii) the Administrative Agent shall deliver to the Collateral Agent, a schedule setting forth the aggregate principal amount of Credit Agreement Obligations, the interest rate or rates and the letter of credit fee or fees then in effect with respect to such Credit Agreement Obligations, the aggregate amount accrued and unpaid interest, fees and other amounts constituting Credit Agreement Obligations and such other information as the Collateral Agent may request to make distributions pursuant to Section 5.5. Upon receipt of the requested information, the Collateral Agent shall compile such information and prepare a master schedule which the Collateral Agent shall promptly send to the Representatives.

            Section 6.3 Compensation and Expenses

                     The Grantors jointly and severally agree to pay to the Collateral Agent as compensation for the Collateral Agent's services hereunder and under the other Security Documents and for administering the Secured Debt Collateral, (a) such reasonable fees as shall be agreed to in writing from time to time between AWHI and the Collateral Agent and (b) from time to time, upon demand, all of the fees, costs and expenses of the Collateral Agent (including the reasonable fees and disbursements of its counsel and such special counsel as the Collateral Agent elects to retain) (x) arising in connection with the preparation, execution, delivery, modification, restatement, amendment or termination of this Collateral Agent Agreement and each other Security Document or the enforcement (whether in the context of a civil action, adversary proceeding, workout or otherwise) of any of the provisions hereof or thereof, or
(y) incurred or required or otherwise advanced in connection with the administration of the Secured Debt Collateral (including reimbursements or other payments made by the Collateral Agent to a Blocked Account Bank pursuant to a Blocked Account Letter or to an Approved Securities Intermediary pursuant to a Control Account Lender), the sale or other disposition of Collateral and the preservation, protection or defense of the Collateral Agent's rights under this Collateral Agent Agreement and in and to the Collateral and the Secured Debt Collateral. As security for such payment, the Collateral Agent shall have a Lien prior to the Obligations upon all Collateral and other property and funds held or collected by the Collateral Agent as part of the Secured Debt Collateral. The obligation of the Grantors to pay any and all fees, expenses, indemnities and other amounts due hereunder shall be joint and several and shall survive the termination of this Collateral Agent Agreement, the other Security Documents and the other Secured Debt Documents.

            Section 6.4 Stamp and Other Similar Taxes

                     The Grantors jointly and severally agree to indemnify and hold harmless the Collateral Agent and each Secured Party from, and shall reimburse the Collateral Agent and each Secured Party for, any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Collateral Agent Agreement, any other Security Document, the Secured Debt Collateral, or the attachment or perfection of the Security Interest granted to the Collateral Agent in any Collateral. The obligations of the Grantors under this Section 6.4 shall survive the termination of the other provisions of this Collateral Agent Agreement.

            Section 6.5 Filing Fees, Excise Taxes, etc.

                     The Grantors jointly and severally agree to pay or to reimburse the Collateral Agent and each Secured Party for any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Collateral Agent Agreement and each other Security Document and agree to save the Collateral Agent and each Secured Party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees. The obligations of the Grantors under this
Section 6.5 shall survive the termination of the other provisions of this Collateral Agent Agreement.

            Section 6.6 Indemnification

                     (a) The Grantors jointly and severally agree to pay, indemnify and hold the Collateral Agent, each of the Secured Parties and each of their respective agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, amounts paid in settlement, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Collateral Agent Agreement, the other Security Documents and the Collateral, except to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, amounts paid in settlement, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such indemnified party. As security for such payment, the Collateral Agent shall have a Lien prior to the Obligations upon all Collateral and other property and funds held or collected by the Collateral Agent as part of the Secured Debt Collateral.

                     (b) In any suit, proceeding or action brought by the Collateral Agent under or with respect to the Collateral for any sum owing thereunder, or to enforce any provisions thereof, or of any of the Security Documents, including this Collateral Agent Agreement, the Grantors will save, indemnify and keep the Collateral Agent and the Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligee thereunder, arising out of a breach by any Grantor of any of its obligations hereunder or thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from such Grantor, and all such obligations of the Grantors shall be and remain enforceable against and only against the Grantors and shall not be enforceable against the Collateral Agent or any Secured Party.

                     (c) The agreements and obligations of the Grantors in this
Section 6.6 shall survive resignation or removal of the Collateral Agent and the termination of the other provisions of this Collateral Agent Agreement.

                     (d) If and to the extent that the obligations of the Grantors under this Section 6.6 are unenforceable for any reason, each Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

      Section 6.7 Further Assurances

            At any time and from time to time, upon the written request of the Collateral Agent, and at the expense of the Grantors, each Grantor will promptly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent may deem necessary or desirable in obtaining the full benefits of this Collateral Agent Agreement and the other Security Documents and of the rights and powers herein and therein granted, including the filing of any financing or continuation statements or other instruments to perfect the Liens and Security Interests granted hereby and thereby.

ARTICLE 7.  COLLATERAL AGENT

      Section 7.1 Exculpatory Provisions

            (a) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein, in any other Security Document or in any Notice of Default or in any instructions purported to be from the Applicable Representative or Majority Creditors, except for those made by the Collateral Agent. The Collateral Agent makes no representations as to the value or condition of the Secured Debt Collateral or any part thereof, or as to the title of any Grantor thereto or as to the security afforded by the Security Documents, including this Collateral Agent Agreement or, except as set forth in Section 3.2, as to the validity, execution, enforceability, legality, perfection, priority or sufficiency of this Collateral Agent Agreement, any other Security Document, any other Secured Debt Document, or of the Obligations secured hereby and thereby, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring, monitoring or maintaining the insurance on the Secured Debt Collateral or for the payment of taxes, charges, assessments or Liens upon the Secured Debt Collateral or otherwise as to the maintenance of the Secured Debt Collateral, except that (i) in the event the Collateral Agent enters into possession of a part or all of the Secured Debt Collateral, the Collateral Agent shall preserve the part in its possession, and (ii) the Collateral Agent will promptly, and at its own expense, take such action as may be necessary duly to remove and discharge (by bonding or otherwise) any Collateral Agent's Lien on any part of the Secured Debt Collateral or any other Lien on any part of the Secured Debt Collateral resulting from claims against it not related to the administration of the Secured Debt Collateral or (if so related) resulting from gross negligence or willful misconduct on its part.

            (b) The Collateral Agent shall not be required to ascertain or inquire as to the performance by any Grantor of any of the covenants or agreements contained herein, in any other Security Document or in any Secured Debt Document. Whenever it is necessary, or in the opinion of the Collateral Agent advisable, for the Collateral Agent to ascertain the identity of any Secured Party or to ascertain the amount of Obligations then held by a Secured Party, the Collateral Agent may rely on a certificate of such Secured Party's Representative as to such amount.

            (c) The Collateral Agent shall not be personally liable for any acts, omissions, errors of judgment or mistakes of fact or law made, taken or omitted to be made or taken by it in accordance with this Collateral Agent Agreement or any other Security Document (including acts, omissions, errors or mistakes with respect to the Collateral), except for those arising out of or in connection with the Collateral Agent's gross negligence or willful misconduct. In no event shall the Collateral Agent be liable for incidental, indirect, special or consequential damages, regardless of the form of action and even if the same were foreseeable. Notwithstanding anything set forth herein to the contrary, the Collateral Agent shall have a duty of reasonable care with respect to any Collateral which is delivered to the

Collateral Agent or its designated representatives and is in the Collateral Agent's or its designated representatives' possession and control.

            (d) The Collateral Agent shall not be liable for any claims, losses, liabilities, damages, costs, expenses and judgments (including reasonable attorneys' fees and expenses) due to forces beyond the reasonable control of the Collateral Agent, including strikes, work stoppages, acts of God, and interruptions, losses or malfunctions of utilities, communications or computer (software or hardware) services.

            (e) In performing the functions provided hereunder, no Representative shall be personally liable for any acts, omissions, errors of judgment or mistakes of fact or law made, taken or omitted to be made or taken by it in accordance with this Collateral Agent Agreement, except for those arising out of or in connection with such Representative's gross negligence or willful misconduct. In no event shall the Collateral Agent or the Representatives be liable for incidental, indirect, special or consequential damages, regardless of the form of action and even if the same were foreseeable.

      Section 7.2 Delegation of Duties

            The Collateral Agent may execute any of the powers hereof and perform any duty hereunder either directly or by or through agents, nominees or attorneys-in-fact. The Collateral Agent may act and conclusively rely, and shall be protected in acting and conclusively relying on, the opinion or advice of, or information obtained from, any counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Collateral Agent or the Representatives in relation to any matter in connection with this Collateral Agent Agreement, the Security Agreement or any other document, instrument or writing. The Collateral Agent shall be entitled to rely on the advice of counsel selected by it concerning all matters pertaining to such powers and duties. The Collateral Agent shall not be responsible for any acts or omissions, including any negligence or misconduct, of any agents, designated representatives, nominees or attorneys-in-fact selected by it, except for those arising out of or in connection with its gross negligence or willful misconduct.

      Section 7.3 Reliance by Collateral Agent

            (a) Whenever in the administration of this Collateral Agent Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Grantor in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a Responsible Officer of such Grantor delivered to the Collateral Agent, and such certificate shall be full warranty to the Collateral Agent for any action taken, suffered or omitted in reliance thereon, except for those arising out of or in connection with its without gross negligence or willful misconduct, subject, however, to the provisions of Section 7.4(b).

            (b) The Collateral Agent may consult with counsel, accountants and other experts selected by it, and any opinion of independent counsel, any such accountant, and any such other expert shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Agent shall have the right at any time to seek instructions concerning the administration of the Secured Debt Collateral from any court of competent jurisdiction.

            (c) The Collateral Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of facsimile, to have been sent by the proper party or parties, including the information provided pursuant to Section 6.2. In the absence of its gross negligence or willful misconduct, the Collateral Agent may rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Collateral Agent Agreement or any other Security Document.

            (d) If the Collateral Agent has been requested or is otherwise required to take action pursuant to this Collateral Agent Agreement, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Collateral Agent Agreement or any other Security Document unless the Collateral Agent shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Collateral Agent. Under no circumstances shall the Collateral Agent or any Representative have any liability for investments made from moneys in the Collateral Account pursuant to
Section 5.4, and all such investments shall be at the sole risk of the Grantors.

            (e) The Collateral Agent shall not be required to inquire or investigate a Notice of Default or whether any instruction purported to be given by the Applicable Representative or Majority Creditors, as applicable, was in fact so given, or whether any such instruction is consistent with the Security Agreement or this Collateral Agent Agreement, and the Collateral Agent may assume the foregoing and shall be protected in conclusively relying thereon.

            (f) The Collateral Agent shall have no duty as to any Collateral in its possession or control, other than those duties specifically set forth herein, or the possession or control of any agent or bailee or any income thereon or as to the preservation or rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall endeavor to file such financing and continuation statements and record such documents or instruments in such places and at such times as shall be directed in writing by the Representatives. The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

            (g) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of any Liens on any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, or for the validity of any title to the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent shall have no duty to ascertain or inquire into the performance or observance by any other party of the terms of this Collateral Agent Agreement, the Security Agreement or any other agreement or document.

      Section 7.4 Limitations on Duties of the Collateral Agent

            (a) The Collateral Agent shall be obliged to perform such duties and only such duties as are specifically set forth in this Collateral Agent Agreement or in any other Security Document, and no implied covenants or obligations shall be read into this Collateral Agent Agreement or any other Security

Document against the Collateral Agent. The Collateral Agent shall, upon receipt of a Notice of Acceleration Default from the Applicable Representative or a Notice of Actionable Default from Majority Creditors, and for as long as such Notice of Acceleration Default or Notice of Actionable Default, as applicable, shall not have been withdrawn, and unless prevented from doing so by applicable law, exercise the rights and powers vested in it by this Collateral Agent Agreement or by any other Security Document, and the Collateral Agent shall not be liable with respect to any action taken or omitted by it in accordance with the direction of the Applicable Representative or Majority Creditors pursuant to
Section 3.3.

            (b) Except as herein otherwise expressly provided, including upon the written request of the Applicable Representative or Majority Creditors pursuant to Section 3.3, the Collateral Agent shall not be under any obligation to take any action which is discretionary with the Collateral Agent under the provisions hereof or under any other Security Document. The Collateral Agent shall furnish to the Representatives promptly upon receipt thereof, a copy of each certificate or other paper furnished to the Collateral Agent by a Grantor under or in respect of this Collateral Agent Agreement, any other Security Document or any of the Secured Debt Collateral.

      Section 7.5 Moneys Held By Collateral Agent

            All moneys received by the Collateral Agent under or pursuant to any provision of this Collateral Agent Agreement or any other Security Document shall be held as Collateral for the purposes for which they were paid or are held.

      Section 7.6 Resignation and Removal of the Collateral Agent

            (a) The Collateral Agent may at any time, by giving thirty days' prior written notice to AWHI and the Representatives, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the appointment of a successor collateral agent or collateral agents by the Representatives and the acceptance of such appointment by such successor collateral agent or collateral agents. The Collateral Agent may be removed at any time without cause and a successor collateral agent appointed by the affirmative vote of Majority Creditors; provided that the Collateral Agent shall be entitled to its fees and expenses to the date of removal. If no successor collateral agent or collateral agents shall be appointed and approved within thirty days from the date of the giving of the aforesaid notice of resignation or within thirty days from the date of such removal, the Collateral Agent may apply, at the expense of the Grantors, to any court of competent jurisdiction to appoint a successor collateral agent or collateral agents (which may be an individual or individuals) to act until such time, if any, as a successor collateral agent or collateral agents shall have been appointed as above provided. Any successor collateral agent or collateral agents so appointed by such court shall immediately and without further act be superseded by any successor collateral agent or collateral agents appointed by the Majority Creditors.

            (b) If at any time the Collateral Agent shall resign, be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Agent for any other cause, a successor collateral agent or collateral agents may be appointed by the Representatives, and the powers, duties, authority and title of the predecessor collateral agent or collateral agents terminated and canceled without procuring the resignation of such predecessor collateral agent or collateral agents, and without any other formality (except as may be required by applicable law) other than the appointment and designation of a successor collateral agent or collateral agents in writing, duly acknowledged, delivered to the predecessor collateral agent or collateral agents and AWHI, and filed for record in each public office, if any, in which this Collateral Agent Agreement is required to be filed.

            (c) The appointment and designation referred to in Section 7.6(b) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Collateral Agent Agreement shall vest in such successor collateral agent or collateral agents, without any further act, deed or conveyance, all of the estate and title of its predecessor or their predecessors, and upon such filing for record the successor collateral agent or collateral agents shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor or their predecessors; but such predecessor or predecessors shall, nevertheless, on the written request of any Representative, AWHI, or its or their successor collateral agent or collateral agents, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, duties, authority and title of such predecessor or predecessors hereunder and shall deliver all securities and moneys held by it or them to such successor collateral agent or collateral agents. Should any deed, conveyance or other instrument in writing from AWHI be required by any successor collateral agent or collateral agents for more fully and certainly vesting in such successor collateral agent or collateral agents the estates, properties, rights, powers, duties, authority and title vested or intended to be vested in the predecessor collateral agent or collateral agents, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor collateral agent or collateral agents, be so executed, acknowledged and delivered.

            (d) Any required filing for record of the instrument appointing a successor collateral agent or collateral agents as hereinabove provided shall be at the expense of the Grantors. The resignation of any collateral agent or collateral agents and the instrument or instruments removing any collateral agent or collateral agents, together with all other instruments, deeds and conveyances provided for in this Article 7 shall, if required by law, be forthwith recorded, registered and filed by and at the expense of the Grantors, wherever this Collateral Agent Agreement is recorded, registered and filed.

      Section 7.7 Status of Successors to the Collateral Agent

            Every successor to The Bank of New York appointed pursuant to
Section 7.6 and every corporation resulting from a merger or consolidation pursuant to Section 7.8 shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States or any state thereof or the District of Columbia, and having its principal corporate trust office within the forty-eight contiguous states, and shall also have capital, surplus and undivided profits of not less than $250,000,000 and a rating from Standard & Poor's or Moody's of A or better.

      Section 7.8 Merger of the Collateral Agent.

            Any corporation into which the Collateral Agent shall be merged, or with which it shall be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party or any corporation succeeding to all or substantially all of the corporate trust business of the Collateral Agent, shall be the Collateral Agent under this Collateral Agent Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

ARTICLE 8.  RELEASE OF COLLATERAL

      Section 8.1 Conditions to Release of Collateral

            (a) Subject to Sections 8.1(d) and 8.2, the Collateral Agent shall release its Security Interest in all of the Collateral on the date which is three Business Days after the date on which (i) the Collateral Agent shall have received written instructions from each Representative instructing the Collateral Agent to release its Security Interest in all of the Collateral, and
(ii) accrued and unpaid Collateral Agent's Fees shall have been paid in full.

            (b) Subject to Sections 8.1(d) and 8.2, the Collateral Agent shall release its Security Interest in specific items or portions of the Collateral on the date which is no later than three Business Days after the date on which the Collateral Agent shall have received written instructions from each Representative instructing the

Collateral Agent to release its Security Interest in specific items or portions of the Collateral.

            (c) Notwithstanding anything contained in this Section 8.1 to the contrary, no Representative shall instruct the Collateral Agent to release its Security Interest in specific portions of the Collateral without the consent of each Representative, except to the extent that (i) the net cash proceeds of the Collateral so released are used to pay amounts owing under the Credit Agreement or, if the Credit Agreement Obligations have been paid in full, the Senior Indenture, or, if the Senior Note Obligations have been paid in full, the Junior Indenture or (ii) the release of Collateral is expressly permitted or required by the terms of the Secured Debt Documents.

            (d) Prior to each proposed release (within the meaning of Section 314(d) of the Trust Indenture Act) of Collateral pursuant to this Article 8, AWHI shall, if then required by Section 314(d) of the Trust Indenture Act, cause to be furnished to each Representative (with a copy to the Collateral Agent), an Officers' Certificate (as defined in each Indenture) and an Opinion of Counsel (as defined in each Indenture) to AWHI, each stating that such release (i) is contemplated by, and made in accordance with the terms of, this Collateral Agent Agreement and (ii) is not inconsistent with either Indenture or the Trust Indenture Act.

      Section 8.2 Actions Following Release of the Collateral

            To the extent that the Collateral Agent is required to release Collateral in accordance with Section 8.1, or the Security Interest in any Collateral granted pursuant to any of the Security Documents is otherwise terminated or released in accordance with the terms thereof, all right, title and interest of the Collateral Agent in, to and under such Collateral and the Security Interest of the Collateral Agent therein shall terminate and shall revert to the applicable Grantor or its successors and assigns, and the estate, right, title and interest of the Collateral Agent therein shall thereupon cease, terminate and become void. Following such request, instructions or other termination or release, the Collateral Agent shall, upon the written request of the applicable Grantor or its successors or assigns and at the cost and expense of the Grantors, or their successors or assigns, execute such instruments and take such other actions as are necessary or desirable to terminate any such Security Interest and otherwise to effectuate the release of the specified portions of the Collateral from the Lien of such Security Interest. Such termination and release shall be without prejudice to the rights of the Collateral Agent or any successor collateral agent to charge and be reimbursed for any expenditures which it may thereafter incur in connection therewith.

SECTION 9. AGREEMENTS AMONG BENEFICIARIES

      Section 9.1 Other Agreements Among Secured Parties

            Each Secured Party by its acceptance of the benefits of this Collateral Agent Agreement and any other Security Document and the Collateral shall be deemed to have:

            (a) agreed that should it obtain, receive or take any Collateral (by means of set-off, recoupment or otherwise), or recover any amounts under any Security Document, at any time after the Collateral Agent has received a Notice of Acceleration Default from the Applicable Representative or a Notice of Actionable Default from Majority Creditors, then the received Collateral or the amount recovered shall be delivered to the Collateral Agent for distribution in accordance with Section 5.5; and

            (b) agreed that any recovery of Collateral by any Secured Party with respect to the Obligations as a result of enforcement of any consensual or non-consensual Lien or Security Interest on any Collateral shall be remitted to the Collateral Agent for distribution in accordance with Section 5.5.

      Section 9.2 Payment of Collateral Agent's Fees

            In the event the Grantors do not pay the Collateral Agent's Fees, the Collateral Agent shall have the right, but not the obligation, to withdraw the Collateral Agent's Fees from the Collateral Account. In addition, in the event the Grantors do not pay the Collateral Agent's Fees, each Secured Party (other than the Collateral Agent) by its acceptance of the benefits of this Collateral Agent Agreement and any other Security Document and the Collateral shall be deemed to have agreed that any Proceeds of Collateral to which it shall be entitled shall be available to pay the Collateral Agent's Fees ratably in accordance with the proportion of the Obligations held by such Secured Party or, if there has been any recovery of the Obligations, in accordance with the proportion of (i) the Obligations recovered by such Secured Party to (ii) the aggregate amount of Obligations recovered by all Secured Parties.

      Section 9.3 Invalidation of Payments

            To the extent that any of the Secured Parties receives payments on the Obligations or receives Proceeds of Collateral which are subsequently invalidated, declared to be fraudulent or preferential, or are required to be repaid to a collateral agent, receiver or any other Person under the Bankruptcy Code or under state, federal or common law, then, to the extent the payments or Proceeds are so repaid, the Obligations or part thereof which was intended to be satisfied shall be revived and will continue to be in full force and effect as if those payments or Proceeds had never been received by such Secured Party.

ARTICLE 10. OTHER PROVISIONS

      Section 10.1 Amendments, Supplements and Waivers

            (a) Except as set forth in Section 10.1(b), this Collateral Agent Agreement may not be amended, revised, restated or supplemented or waived without the prior written consent of AWHI, acting for itself and each other Grantor, and the Collateral Agent, acting with the consent of Majority Creditors.

            (b) The Grantors, the Representatives and the Collateral Agent, at any time and from time to time, may enter into additional Security Documents or one or more agreements supplemental hereto or to any other Security Document, in form satisfactory to the Collateral Agent:

                  (i) to mortgage, pledge or grant a Security Interest in personal property of a type or category which is set forth in Section 1.3 of the Security Agreement or in any Real Property in favor of the Collateral Agent as additional security for the Obligations pursuant to any Security Document, or

                  (ii) to cure any ambiguity, to correct or supplement any provision herein or in any other Security Document which may be defective or inconsistent with any other provision herein or therein or make any other amendment or modification of any Security Document.

      Section 10.2 Notices

            All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

            (a) in the case of any Grantor, to such Grantor c/o Arch Wireless Holdings, Inc., 1800 West Park Drive, Suite 250, Westborough, Massachusetts 01581, Attention: J. Roy Pottle, Chief Financial Officer,
Telephone: (508) 870-6703, Facsimile: (508) 870-6076, and

            (b) in the case of each other party hereto, to it at its Address for Notices set forth on its signature page hereto or, in the case of any Administrative Agent not party to the Credit Agreement on the date hereof, on its signature page to its Joinder Agreement;

provided that in the case of notice to any Grantor other than AWHI, a copy thereof shall be sent to AWHI. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Collateral Agent Agreement shall be deemed to have been given on the date of receipt.

      Section 10.3 Severability

            Any provision of this Collateral Agent Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided that this Collateral Agent Agreement shall be construed so as to give effect to the intention expressed in Section 4.11.

      Section 10.4 Dealings with the Grantors

            Upon any application or demand by AWHI to the Collateral Agent to take or permit any action under any of the provisions of this Collateral Agent Agreement or any other Security Document, AWHI shall furnish to the Collateral Agent, with copies to each Representative, a certificate signed by a Responsible Officer of AWHI stating that all conditions precedent, if any, provided for in this Collateral Agent Agreement or any other Security Document relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Collateral Agent Agreement or any other Security Document, relating to such particular application or demand, no additional certificate or opinion need be furnished.

      Section 10.5 Claims Against the Collateral Agent

            Any claims or causes of action which a Secured Party or a Grantor shall have against the Collateral Agent shall survive the termination of this Collateral Agent Agreement and the release of the Collateral hereunder.

      Section 10.6 Binding Effect

            This Collateral Agent Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Secured Parties and their respective successors and assigns, and nothing herein or in any other Security Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Collateral Agent Agreement, any other Security Document or the Secured Debt Collateral.

      Section 10.7 Conflict with Other Agreements

            The parties agree that in the event of any conflict between the provisions of this Collateral Agent Agreement and the provisions of any of the other Security Documents, the provisions of this Collateral Agent Agreement shall control.

      Section 10.8 Administrative Agent

            Any Administrative Agent not party to this Credit Agreement may become a party hereto by executing a Joinder Agreement. Such Joinder Agreement will become effective upon the execution thereof by the Collateral Agent acting at the direction of the Applicable Representative. Upon such effectiveness, the Administrative Agent named therein shall be the Administrative Agent for all purposes under this Collateral Agent Agreement and the Security Agreement. The Collateral Agent shall deliver an executed copy of such Joinder Agreement to the Grantors and each Representative.

ARTICLE 11. GOVERNING LAW

      THIS COLLATERAL AGENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

ARTICLE 12. COUNTERPARTS

      This Collateral Agent Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart of this Collateral Agent Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Collateral Agent Agreement.

ARTICLE 13. HEADINGS

      Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Collateral Agent Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Collateral Agent Agreement.

ARTICLE 14. JURISDICTION; VENUE; CONSENT TO SERVICE OF PROCESS

      Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court thereof, in any action or proceeding arising out of or relating to this Collateral Agent Agreement or the other Secured Debt Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Collateral Agent Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Collateral Agent Agreement or the other Secured Debt Documents against such Grantor or any of its property in the courts of any jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Collateral Agent Agreement or the other Secured Debt Documents in any foregoing court referred to in this Article. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 10.2. Nothing in this Collateral Agent Agreement will affect the right of any party hereto to serve process in any other manner permitted by law.

ARTICLE 15. WAIVER OF JURY TRIAL

      EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS COLLATERAL AGENT AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS COLLATERAL AGENT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS ARTICLE.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                          ARCH WIRELESS HOLDINGS, INC.
                           COLLATERAL AGENT AGREEMENT


            IN WITNESS WHEREOF, the parties hereto have duly executed this Collateral Agent Agreement as of the day and year first above written.


                                    ARCH WIRELESS, INC.
                                    ARCH WIRELESS HOLDINGS, INC.
                                    ARCH WIRELESS COMMUNICATIONS, INC.
                                    ARCH CONNECTICUT VALLEY, INC.
                                    Arch Communications Enterprises, LLC
                                    Archtel, Inc.
                                    MobileMedia Communications, Inc.
                                    Mobile Communications Corporation of
                                    America
                                    MobileMedia License Co., L.L.C.
                                    Benbow Investments, Inc.
                                    Paging Network, Inc.
                                    PageNet, Inc.
                                    Paging Network Finance Corp.
                                    Paging Network International, Inc.
                                    Paging Network of America, Inc.
                                    Paging Network of Colorado, Inc.
                                    Paging Network of Michigan, Inc.
                                    Paging Network of Northern California,
                                    Inc.
                                    Paging Network of San Francisco, Inc.
                                    Paging Network Canadian Holdings, Inc.
                                    Pagenet SMR Sub, Inc.

                                    AS TO EACH OF THE FOREGOING



                                    By:
                                         ---------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                         ---------------------------------------

                          ARCH WIRELESS HOLDINGS, INC.
                           COLLATERAL AGENT AGREEMENT

                                    THE BANK OF NEW YORK,
                                    as Collateral Agent



                                    By:
                                         ---------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                         ---------------------------------------


                                    Address for Notices

                                    The Bank of New York
                                    101 Barclay Street
                                    Floor 21 West
                                    New York, New York 10286
                                    Attention: Corporate Trust Administration
                                    Facsimile: (212) 896-7294

                          ARCH WIRELESS HOLDINGS, INC.
                           COLLATERAL AGENT AGREEMENT

                                    THE BANK OF NEW YORK,

                                    as Senior Indenture Trustee



                                    By:
                                         ---------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                         ---------------------------------------

                                    Address for Notices

                                    The Bank of New York
                                    101 Barclay Street
                                    Floor 21 West
                                    New York, New York 10286
                                    Attention: Corporate Trust Administration
                                    Facsimile: (212) 896-7294


                                    THE BANK OF NEW YORK,
                                    as Junior Indenture Trustee



                                    By:
                                         ---------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                         ---------------------------------------

                                    Address for Notices

                                    The Bank of New York
                                    101 Barclay Street
                                    Floor 21 West
                                    New York, New York 10286
                                    Attention: Corporate Trust Administration
                                    Facsimile: (212) 896-7294

                   EXHIBIT A TO COLLATERAL AGENT AGREEMENT

                            FORM OF JOINDER AGREEMENT

      JOINDER AGREEMENT (this "Joinder Agreement"), dated as of _________, 200_, under the Collateral Agent Agreement, dated as of May 29, 2002, among ARCH WIRELESS HOLDINGS, INC., a Delaware corporation ("AWHI"), ARCH WIRELESS, INC., a Delaware corporation (the "Parent"), ARCH WIRELESS COMMUNICATIONS, INC., a Delaware corporation, the Subsidiaries of the Parent party thereto, and THE BANK OF NEW YORK, as Collateral Agent (as amended, supplemented or otherwise modified from time to time, the "Collateral Agent Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Collateral Agent Agreement.

      Section 10.8 of the Collateral Agent Agreement provides that a Person acting as administrative agent under a credit agreement with AWHI which is not party to the Collateral Agent Agreement may become the Administrative Agent referred to in the Security Agreement and the Collateral Agent Agreement by execution and delivery of an instrument in the form of this Joinder Agreement. The undersigned (the "New Administrative Agent") is executing this Joinder Agreement in accordance with the requirements of the Collateral Agent Agreement to become the Administrative Agent under the Security Agreement and the Collateral Agent Agreement.

      Accordingly, the parties hereto agree as follows:

      1. In accordance with Section 10.8 of the Collateral Agent Agreement, the New Administrative Agent by its signature below becomes the Administrative Agent under the Security Agreement and the Collateral Agent Agreement with the same force and effect as if its was an original signatory to each thereof and New Administrative Agent hereby agrees to be bound by all of the terms and provisions of the Security Agreement applicable to it as Administrative Agent thereunder. Each reference to the "Administrative Agent" in the Security Agreement and the Collateral Agent Agreement shall be deemed to refer to the New Administrative Agent.

      2. The New Administrative Agent represents and warrants to the Collateral Agent and the other Secured Parties that (i) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) it is the Administrative Agent under the [IDENTIFY CREDIT AGREEMENT] and that it is executing this Joinder Agreement on behalf of itself and each lender under such Credit Agreement.

      3. This Joinder Agreement may be executed in counterparts (and by each party hereto on a different counterpart), each of which shall constitute an original, but both of which, when taken together, shall constitute but one contract. This Joinder Agreement shall become effective when the Collateral Agent shall have received counterparts of this Joinder Agreement that, when taken together, bear the signatures of the New Administrative Agent and the Collateral Agent. Delivery of an executed counterpart of this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.

      4. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE

APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      5. In the event any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, in the Collateral Agent Agreement and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      6. All communications and notices hereunder shall be in writing and given as provided in Section 10.2 of the Collateral Agent Agreement. All communications and notices hereunder to the New Administrative Agent shall be given to it at the address set forth on its signature page hereto.

      IN WITNESS WHEREOF, the New Administrative Agent and the Collateral Agent have duly executed this Joinder Agreement as of the day and year first above written.

                                    [NAME OF NEW ADMINISTRATIVE AGENT]



                                    By:
                                         ---------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                         ---------------------------------------


                                    Address for Notices





THE BANK OF NEW YORK, as
Collateral Agent




By:
     ----------------------------------
Name:
     ----------------------------------
Title:
     ----------------------------------

                                                                       Exhibit D



                               SECURITY AGREEMENT

                                      AMONG

                              ARCH WIRELESS, INC.,
                          ARCH WIRELESS HOLDINGS, INC.,
                       ARCH WIRELESS COMMUNICATIONS, INC.,

           EACH OF THE SUBSIDIARIES OF ARCH WIRELESS INC. PARTY HERETO

                                       AND

                    THE BANK OF NEW YORK, AS COLLATERAL AGENT

                            DATED AS OF MAY 29, 2002

                                TABLE OF CONTENTS

                                                                                                                  Page

ARTICLE 1. DEFINITIONS; GRANT OF SECURITY; CONTINUING PERFECTION AND PRIORITY................................      1

   Section 1.1 General Definitions...........................................................................      1

   Section 1.2 Interpretation; References to the UCC.........................................................     18

   Section 1.3 Grant of Security.............................................................................     18

   Section 1.4 Ranking of Obligations........................................................................     20

   Section 1.5 Power of Attorney to AWHI.....................................................................     20

ARTICLE 2.  SECURITY FOR OBLIGATIONS; NO ASSUMPTION OF LIABILITY.............................................     21

   Section 2.1 Security for Obligations......................................................................     21

   Section 2.2 No Assumption of Liability....................................................................     21

ARTICLE 3. REPRESENTATIONS AND WARRANTIES AND COVENANTS......................................................     21

   Section 3.1 Generally 21

   Section 3.2 Equipment and Inventory.......................................................................     25

   Section 3.3 Receivables...................................................................................     26

   Section 3.4 Investment Property...........................................................................     27

   Section 3.5 Deposit Accounts..............................................................................     28

   Section 3.6 Letter of Credit Rights.......................................................................     30

   Section 3.7 Intellectual Property.........................................................................     30

   Section 3.8 Commercial Tort Claims........................................................................     32

   Section 3.9 Real Property.................................................................................     32

ARTICLE 4. FURTHER ASSURANCES................................................................................     33

   Section 4.1 Further Assurances............................................................................     34

   Section 4.2 Additional Subsidiaries; Foreign Subsidiaries.................................................     35

   Section 4.3 Opinion of Counsel............................................................................     36

ARTICLE 5. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.......................................................     36


ARTICLE 6. REMEDIES UPON DEFAULT.............................................................................     37

   Section 6.1 Remedies Generally............................................................................     37

   Section 6.2 Pledged Stock.................................................................................     39

   Section 6.3 Grant of License to Use Intellectual Property.................................................     40

   Section 6.4 Registration, etc.............................................................................     40

   Section 6.5 Cash Proceeds.................................................................................     41

   Section 6.6 Application of Proceeds.......................................................................     41

ARTICLE 7. THE COLLATERAL AGENT..............................................................................     41

ARTICLE 8. SECURITY INTEREST ABSOLUTE........................................................................     41

ARTICLE 9. TERMINATION; RELEASE..............................................................................     42

ARTICLE 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM...................................................     42

ARTICLE 11. INDEMNITY AND EXPENSES...........................................................................     42

                                TABLE OF CONTENTS

                                                                                                                  Page


   Section 11.1 Indemnification..............................................................................     42

   Section 11.2 Survival.....................................................................................     43

ARTICLE 12. NOTICES..........................................................................................     43

ARTICLE 13. ADDITIONAL GRANTORS..............................................................................     43

ARTICLE 14. BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS...................................................     43

ARTICLE 15. SURVIVAL OF AGREEMENT; SEVERABILITY..............................................................     44

ARTICLE 16. AMENDMENTS AND WAIVERS...........................................................................     44

ARTICLE 17. GOVERNING LAW....................................................................................     44

ARTICLE 18. COUNTERPARTS.....................................................................................     44

ARTICLE 19. HEADINGS.........................................................................................     44

ARTICLE 20. JURISDICTION; VENUE; CONSENT TO SERVICE OF PROCESS...............................................     44

ARTICLE 21. WAIVER OF JURY TRIAL.............................................................................     45

                                      (ii)

SCHEDULES:

Schedule 3.1(a)(i)             List of Chief Executive Offices, Jurisdictions of
                               Organization and Federal
                               Employer Identification Numbers

Schedule 3.1(a)(ii)            List of Legal and Other Names

Schedule 3.1(a)(iv)            List of FCC Licenses

Schedule 3.1(a)(vi)            Capitalization of Subsidiaries

Schedule 3.1(a)(vii)           List of Filing Offices

Schedule 3.2                   List of Locations of Equipment and Inventory

Schedule 3.4                   List of Pledged Collateral

Schedule 3.5                   List of Deposit Accounts and Control Accounts

Schedule 3.6                   List of Letters of Credit

Schedule 3.7                   List of Intellectual Property

Schedule 3.8                   List of Commercial Tort Claims

Schedule 3.9(a)(i)             List of Owned Real Property

Schedule 3.9(a)(ii)            List of Leased Real Property

Schedule 3.9(a)(ii)(D)         List of Real Property Leases

Schedule 3.9(b)(ii)            List of Material Real Property Leases

EXHIBITS:

Exhibit A                      Form of Supplement

Exhibit B                      Form of Blocked Account Letter

Exhibit C                      Form of Control Account Letter

Exhibit D                      Form of Landlord Consent

         SECURITY AGREEMENT, dated as of May 29, 2002, among ARCH WIRELESS, INC., a Delaware corporation (the "Parent"), ARCH WIRELESS HOLDINGS, INC., a Delaware corporation ("AWHI"), ARCH WIRELESS COMMUNICATIONS, INC., a Delaware corporation ("Arch"), each of the direct and indirect subsidiaries of the Parent party hereto and THE BANK OF NEW YORK, as Collateral Agent under the Collateral Agent Agreement referred to below.

                                    RECITALS

         I. On November 9, 2001, three creditors filed an involuntary petition against Arch under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code").

         II. On December 6, 2001, Arch consented to entry of an order for relief and the Parent and the other Guarantors each filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Massachusetts (the "Bankruptcy Court").

         III. AWHI and the Guarantors filed Debtors' First Amended Joint Plan of Reorganization which was confirmed by the Bankruptcy Court entered on May 15, 2002 (as amended, the "Plan").

         IV. Pursuant to the Plan, AWHI is required to issue the Senior Notes and the Junior Notes (as defined herein), to certain holders of Indebtedness of AWHI and certain of the Guarantors outstanding on the date the Plan was confirmed by the Bankruptcy Court.

         V. As contemplated by the Plan, AWHI is entering into the Credit Agreement (as defined herein) on the date hereof.

         VI. Pursuant to the Plan, (i) the Obligations of the Grantors in respect of the Credit Agreement are to be secured by a first priority security interest in the Collateral, (ii) the Obligations of the Grantors in respect of the Senior Notes are to be secured by a second priority security interest in the Collateral, and (iii) the Obligations of the Grantors in respect of the Junior Notes are to be secured by a third priority security interest in the Collateral.

         Accordingly, each of the Grantors and the Collateral Agent, on behalf of itself and each other Secured Party (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE 1.   DEFINITIONS; GRANT OF SECURITY; CONTINUING PERFECTION AND PRIORITY

         Section 1.1 General Definitions

         As used in this Security Agreement, the following terms shall have the meanings specified below:

         "Acceleration Default" means, with respect to (i) the Bank Credit Parties, a Credit Agreement Event of Default has occurred, and, as a result thereof, there has been an acceleration of the Credit Agreement Obligations,
(ii) the Senior Noteholders, a Senior Note Event of Default has occurred, and, as a result thereof, there has been an acceleration of the Senior Note Obligations, and (iii) the Junior Noteholders, a Junior Note Event of Default has occurred, and, as a result thereof, there has been an acceleration of the Junior Note Obligations.

         "Account Debtor" has the meaning specified in Article 9 of the UCC.

         "Accounts" means all "accounts" as defined in Article 9 of the UCC.

         "Actionable Default" means, with respect to (i) the Bank Credit Parties, a Credit Agreement Event of Default has occurred and is continuing,
(ii) the Senior Noteholders, a Senior Note Event of Default has occurred and is continuing, and (iii) the Junior Noteholders, a Junior Note Event of Default has occurred and is continuing.

         "Additional Grantor" has the meaning assigned to such term in Article
13.

         "Administrative Agent" means the Person acting as administrative agent under the Credit Agreement or any successor thereto.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Applicable Date" means (i) in the case of any Grantor (other than an Additional Grantor), the date hereof, and (ii) in the case of any Additional Grantor, the date of the Supplement executed and delivered by such Additional Grantor.

         "Applicable Representative" means:

                  (i) at any time during the period during which the Credit Agreement and the Senior Indenture are in effect, (x) if there are Loans or Letters of Credit outstanding at such time under the Credit Agreement, either the Administrative Agent acting with the consent of the Senior Indenture Trustee or the Senior Indenture Trustee acting individually, and (y) if there are no Loans or Letters of Credit outstanding at such time under the Credit Agreement, the Senior Indenture Trustee;

                  (ii) at any time during the period during which the Credit Agreement is in effect (whether or not there are Loans or Letters of Credit outstanding thereunder at such time) but the Senior Note Indenture is not in effect, the Administrative Agent;

                  (iii) at any time during the period during which the Senior
         Note Indenture is in effect but the Credit Agreement is not in effect, the Senior Indenture Trustee; and

                  (iv) at any time thereafter, the Junior Indenture Trustee.

         "Approved Securities Intermediary" means a Securities Intermediary or commodity intermediary selected or approved by the Applicable Representative and with respect to which a Grantor has delivered to the Collateral Agent an executed Control Account Letter.

         "Arch" has the meaning set forth in the preamble to this Security Agreement.

         "AWHI" has the meaning set forth in the preamble to this Security Agreement.

         "Bank Credit Party" means the Administrative Agent, a Lender or the Issuing Bank, as the case may be.

         "Bankruptcy Code" has the meaning assigned to such term in Recital I.

         "Bankruptcy Court" has the meaning assigned to such term in Recital II.

         "Blockage Notice" has the meaning specified in each Blocked Account Letter.

         "Blocked Account" means a Deposit Account maintained by any Grantor with a Blocked Account Bank which account is the subject of an effective Blocked Account Letter, and includes all monies on deposit therein and all certificates and instruments, if any, representing or evidencing such Blocked Account.

         "Blocked Account Bank" means a financial institution selected or approved by the Applicable Representative and with respect to which a Grantor has delivered to the Collateral Agent an executed Blocked Account Letter.

         "Blocked Account Letter" means a letter agreement, substantially in the form of Exhibit B (with such changes thereto as may be agreed to by the Collateral Agent with the written consent of the Applicable Representative), executed by the relevant Grantor and the Collateral Agent and acknowledged and agreed to by the relevant Blocked Account Bank.

         "Business Day" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are required or authorized by law or other governmental action to close, and (ii) a day of the year on which the Collateral Agent is not required or authorized to close.

         "Capital Lease" means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

         "Cash Collateral Account" means any Deposit Account or Securities Account established by the Collateral Agent pursuant to the Collateral Agent Agreement in which cash and/or Cash Equivalents may from time to time be on deposit or held therein as provided herein.

         "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof; (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which, at the time of acquisition, are rated at least "A-1" by Standard & Poor's Rating Services ("S&P") or "P-1" by Moody's Investors Services, Inc. ("Moody's"); (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's; and (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) through (c) above, (ii) has net assets of not less than $500,000,000, and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a) through (c) above shall not exceed 180 days.

         "Chattel Paper" means all "chattel paper" as defined in Article 9 of the UCC.

         "Claim Proceeds" means, with respect to any Commercial Tort Claim or any Collateral Support or Supporting Obligation relating thereto, all Proceeds thereof, including all insurance proceeds and other amounts and recoveries resulting or arising from the settlement or other resolution thereof, in each case regardless of whether characterized as a "commercial tort claim" under
Article 9 of the UCC or "proceeds" under the UCC.

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" has the meaning assigned to such term in Section 1.3(a).

         "Collateral Account" has the meaning assigned to such term in Section
5.2 of the Collateral Agent Agreement.

         "Collateral Agent" means The Bank of New York, in its capacity as collateral agent or any successor thereto.

         "Collateral Agent Agreement" means the Collateral Agent Agreement, dated as of May 29, 2002, among the Grantors, the Administrative Agent, the Indenture Trustees and the Collateral Agent.

         "Collateral Agreement Collateral" has the meaning assigned to such term in Section 5.3(a) of the Collateral Agent Agreement.

         "Collateral Records" means all books, instruments, certificates, Records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals and other documents, and all computer software, computer printouts, tapes, disks and related data processing software and similar items, in each case that at any time represent, cover or otherwise evidence, or contain information relating to, any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

         "Collateral Support" means all property (real or personal) assigned, hypothecated or otherwise securing any of the Collateral, and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

         "Commercial Tort Claims" means (i) all "commercial tort claims" as defined in Article 9 of the UCC and (ii) all Claim Proceeds with respect to any of the foregoing; including all claims described on Schedule 3.8.

         "Communications Act" means the Federal Communications Act of 1934.

         "Concentration Account" means a Deposit Account of the Grantors with the bank or financial institution acceptable to the Applicable Representative, which shall be a Blocked Account.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

         "Control Account" means a Securities Account or commodity account maintained by any Grantor with an Approved Securities Intermediary which account is the subject of an effective Control Account Letter, and includes all Financial Assets held therein and all certificates and instruments, if any, representing or evidencing the Financial Assets held therein.

         "Control Account Letter" means a letter agreement, substantially in the form of Exhibit C (with such changes thereto as may be agreed to by the Collateral Agent with the written consent of the Applicable Representative), executed by any Grantor and the Collateral Agent and acknowledged and agreed to by the relevant Approved Securities Intermediary.

         "Copyright License" means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned or held by or on behalf of any Grantor or which any Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright, including the grant of rights to copy, publicly perform, create derivative works, manufacture, distribute, exploit and sell materials derived from any Copyright, now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including each agreement described on
Schedule 3.7.

         "Copyrights" means all of the following: (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office or any similar offices in the United States or any other country, including those described on Schedule 3.7.

         "Credit Agreement" means one or more debt facilities or agreements, in each case with banks or other institutional lenders providing for revolving credit loans and the issuance of letters of credit in an amount not to exceed $35,000,000 to be used on a revolving credit basis for working capital purposes, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, restated or refinanced (including any agreement to extend the maturity thereof and adding additional borrowers or guarantors) in whole or in part from time to time under the same or any other agent, lender or group of lenders.

         "Credit Agreement Event of Default" shall have the meaning attributed to the term "Event of Default" set forth in the Credit Agreement.

         "Credit Agreement Obligations" means, as of any date, the Obligations, to the extent owing to the Bank Credit Parties under the Loan Documents. Notwithstanding anything in this Security Agreement to the contrary, for purposes of this Security Agreement and the Collateral Agent Agreement, the Credit Agreement Obligations in respect of the principal amount of Loans and all reimbursement obligations in respect of Letters of Credit shall not exceed $35,000,000.

         "Default" means an Actionable Default or an Acceleration Default.

         "Deposit Accounts" means all "deposit accounts" as defined in Article 9 of the UCC, including all such accounts described on Schedule 3.4.

         "Documents" means all "documents" as defined in Article 9 of the UCC.

         "Domestic Subsidiary" means, as to the Parent, a Subsidiary organized under the laws of the United States of America, any state thereof or the District of Columbia.

         "Equipment" means (i) all "equipment" as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools, in each case, regardless of whether characterized as "equipment" under the UCC, and (iii) all accessions or additions to any of the foregoing, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing.

         "Excluded Property" means, with respect to any Grantor, (i) any outstanding Stock in a Non-Material Foreign Subsidiary of the Parent which is a "controlled foreign corporation" as defined in the Code in excess of 65% of the voting power of all classes of Stock of such corporation entitled to vote and
(ii) for so long as a PageNet Foreign Subsidiary is not a Subsidiary pursuant to the definition thereof, any outstanding Stock in such PageNet Foreign Subsidiary.

         "FCC" means the United States Federal Communications Commission.

         "FCC Licenses" means all of the licenses granted to the Grantors by the FCC.

         "Financial Assets" means all "financial assets" as defined in Article 8 of the UCC.

         "Foreign Pledge Agreements" means, collectively, each pledge agreement executed and delivered to grant a security interest in the Stock of a Foreign Subsidiary of the Parent, other than Excluded Property, each in form and substance satisfactory to the Collateral Agent.

         "Foreign Subsidiary" means, as to the Parent, a subsidiary other than a Domestic Subsidiary.

         "GAAP" means generally accepted accounting principles in effect in the United States of America as of the date hereof unless another date is specified herein.

         "General Intangibles" means (i) all "general intangibles" as defined in
Article 9 of the UCC and (ii) all choses in action and causes of action, all indemnification claims, all goodwill, all Hedging Contracts, all tax refunds, all licenses, permits, concessions, franchises and authorizations, all Intellectual Property, all Payment Intangibles and all Software, in each case, regardless of whether characterized as a "general intangible" under the UCC.

         "Goods" means (i) all "goods" as defined in Article 9 of the UCC and
(ii) all Equipment and Inventory and any computer program embedded in goods and any supporting information provided in connection with such program, to the extent (a) such program is associated with such goods in such a manner that it is customarily considered part of such goods or (b) by becoming the owner of such goods, a Person acquires a right to use the program in connection with such goods, in each case, regardless of whether characterized as a "good" under the UCC.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Grantor" and "Grantors" means, collectively, AWHI and the Guarantors.

         "Guarantee" means each guarantee by the Parent or any of the Subsidiaries of any Secured Debt Document.

         "Guarantor" and "Guarantors" means, collectively, the Parent and each of the Subsidiaries other than AWHI.

         "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including: (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business) or co-making of Indebtedness of another Person; and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii),
(iii), (iv) or (v) of clause (b) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

         "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

         "Indebtedness" of any Person means without duplication: (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or which bear interest; (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured; (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business;
(e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations of such Person under Capital Leases and the present value of future rental payments under all synthetic leases; (g) all Guaranty Obligations of such Person; (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person; and (j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts (as defined in the Security Agreement) and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "Indemnitee" means the Collateral Agent and its Related Parties.

         "Indenture Trustees" means, collectively, the Senior Indenture Trustee and the Junior Indenture Trustee.

         "Indentures" means, collectively, the Senior Indenture and the Junior Indenture.

         "Instruments" means all "instruments" as defined in Article 9 of the UCC.

         "Insurance" means all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent or any other Secured Party is the loss payee thereof).

         "Intellectual Property" means all intellectual and similar property of any Grantor of every kind and nature, including inventions, designs, Patents, Copyrights, Trademarks, Licenses, domain names, Trade Secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

         "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

         "Inventory" means (i) all "inventory" as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor's business, all goods which are returned to or repossessed by or on behalf of any Grantor, and all computer programs embedded in any goods, and all accessions thereto and products thereof, in each case, regardless of whether characterized as "inventory" under the UCC.

         "Investment" means, with respect to any Person: (a) any purchase or other acquisition by that Person of (i) any security issued by, (ii) a beneficial interest in any security issued by, or (iii) any other equity ownership interest in, any other Person; (b) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person;
(c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all Indebtedness of any other Person to that Person arising from a sale of property by that Person other than in the ordinary course of its business; and (d) any guarantee incurred by that Person in respect of Indebtedness of any other Person.

         "Investment Property" means all "investment property" as defined in
Article 9 of the UCC.

         "Issuing Bank" means in the event that the Credit Agreement provides for a letter of credit subfacility, the Person acting as the letter of credit issuing bank under the Credit Agreement.

         "Junior Indenture" means the Indenture, dated as of May 29, 2002, among AWHI, as issuer, the Parent and each of the Subsidiaries (other than AWHI), as guarantors, and the Junior Indenture Trustee pursuant to which AWHI issued the Junior Notes.

         "Junior Indenture Trustee" means The Bank of New York, in its capacity as trustee under the Junior Indenture or any successor.

         "Junior Note Event of Default" shall have the meaning attributed to the term "Event of Default" in the Junior Indenture.

         "Junior Note Obligations" means, as of any date, the Obligations, to the extent owing to the Junior Indenture Trustee and the Junior Noteholders under the Junior Indenture and the Junior Notes (and the guarantees thereof).

         "Junior Noteholder" means a holder of Junior Notes.

         "Junior Notes" means the 12% Subordinated Secured Compounding Notes due 2009 issued and outstanding under the Junior Indenture.

         "Leased Real Property" has the meaning assigned to such term in Section 3.9(a)(ii)(A).

         "Lenders" means, collectively, (i) the Lenders (as such term is defined in the Credit Agreement) party from time to time to the Credit Agreement, (ii) the Issuing Bank and (iii) each counterparty to a Secured Hedging Contract.

         "Letter of Credit" means, in the event that the Credit Agreement provides for a letter of credit subfacility, a letter of credit issued by the Issuing Bank under the Credit Agreement.

         "Letter of Credit Rights" means all "letter-of-credit rights" as defined in Article 9 of the UCC and (ii) all rights, title and interests of each Grantor to any letter of credit, in each case regardless of whether characterized as a "letter-of-credit right" under the UCC.

         "License" means any Copyright License, Patent License, Trademark License, Trade Secret License or other license or sublicense to which any Grantor is a party.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor (other than those financing statements filed soley for precautionary reasons in connection with operating leases).

         "Loan Documents" means the Credit Agreement, the promissory notes issued thereunder, any guarantees thereof, the documentation in respect of each Letter of Credit and the Security Documents relating to the Loans.

         "Loans" means the loans made under the Credit Agreement.

         "Majority Creditors" means:

                  (i) at any time during which the Credit Agreement and/or the Senior Note Indenture are in effect, Lenders and Senior Noteholders representing more than 50% of the sum at such time of (A) the commitments under the Credit Agreement (or, if such commitments do not then exist, of the sum of (x) the aggregate outstanding principal balance of the Loans, plus (y) the aggregate amount available to be drawn (whether or not the conditions therefor have been or may be satisfied) under all Letters of Credit, plus (z) the aggregate outstanding principal balance of all reimbursement obligations of AWHI with respect to Letters of Credit), plus (B) the aggregate outstanding principal amount of Senior Notes which are Outstanding (as defined in the Senior Indenture); and

                  (ii) at all times thereafter, Junior Noteholders representing more than 50% of the sum at such time of the aggregate outstanding principal amount of Junior Notes which are Outstanding (as defined in the Junior Indenture).

         "Material Adverse Effect" means a material adverse effect on any of (a) the condition (financial or otherwise), business, performance, prospects (as such prospects relate to the Parent's and the Subsidiaries' ability to repay the Obligations), operations or properties of any of the Parent and the Subsidiaries, taken as a whole, (b) the legality, validity or enforceability of any Secured Debt Document; (c) the perfection or priority of the Liens granted pursuant to the Security Documents; (d) the ability of the Parent or any of the Subsidiaries to repay the Obligations or perform its respective obligations under the Secured Debt Documents; or (e) the ability of the Administrative Agent, the Indenture Trustees or the Collateral Agent to enforce the rights and remedies under the Secured Debt Documents.

         "Material Foreign Subsidiary" means, as to any Person, a Foreign Subsidiary of such Person which, as of the last day of the most recently completed fiscal quarter, satisfied any one or more of the following three tests: (i) the amount of the Investments in such Foreign Subsidiary made by the Parent and the Subsidiaries on or after the date hereof exceeds $5,000,000 in the aggregate, (ii) the Parent's and the Subsidiaries' (other than such Foreign Subsidiary's) proportionate share (after intercompany eliminations) consisting of the property of such Foreign Subsidiary exceeds 2% of consolidated total assets of the Parent and the Subsidiaries or (iii) the Parent's and the Subsidiaries' (other than such Foreign Subsidiary's) equity in the income (not to include losses) from continuing operations before income taxes, extraordinary items and the cumulative effect of a change in accounting principles of such Foreign Subsidiary exceeds 2% of the income (not to include losses) from continuing operations before income taxes, extraordinary items and the cumulative effect of a change in accounting principles of the Parent and the Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Material Intellectual Property" means Intellectual Property owned by or leased to a Grantor which is material to its business.

         "Mellon Account" means the Deposit Account(s) of the Grantors with Mellon Bank, N.A., each of which shall be a Blocked Account or, if Mellon Bank, N.A. no longer has such Deposit Account(s), the Deposit Account(s) of the Grantors into which all of their bank accounts are swept at a financial institution reasonably acceptable to the Applicable Representative, each of which shall be a Blocked Account.

         "Mortgage" means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to the Applicable Representative.

         "Mortgaged Property" means, initially, (i) each parcel of Owned Real Property and the improvements thereto owned by any Grantor and identified on
Schedule 3.9(a)(i), and includes each other parcel of Owned Real Property and improvements thereto with respect to which a Mortgage is granted pursuant to
Section 3.9(b)(i) and (ii) each Real Property Lease identified on Schedule 3.9(a)(ii)(D), and includes each other Real Property Lease with respect to which a Mortgage is granted pursuant to Section 3.9(b)(ii).

         "Mortgage Opinion of Counsel" means an Opinion of Counsel with respect to a Mortgage, which counsel shall be licensed to practice in the State in which the Mortgaged Property is located, stating that: (i) such Mortgage is in proper form under the laws of the applicable State to be accepted for recording by the applicable recording office (the "Recording Office"), (ii) such Mortgage is enforceable against the applicable Grantor in accordance with its terms, (iii) upon due recordation of such Mortgage in such Recording Office, such Mortgage will create, as security for the payment and performance of the Obligations secured thereby, a valid, perfected and enforceable Lien of record on the entire interest of the applicable Grantor in such Mortgaged Property (including fixtures to the extent such fixtures constitute Real Property), (iv) such Mortgage creates valid security interests in all of the personal property covered thereby to the extent such security interests can be created under the Uniform Commercial Code of such State and, upon indexing of the applicable UCC financing statement with such Recording Office and the Office of the Secretary of the State of the State of incorporation or formation of such Grantor and recording of such Mortgage with the Recorder's Office, such Mortgage and such financing statements will be effective to perfect the security interests created thereby in the Mortgaged Property described therein (including any exhibits thereto) to the extent security interests in the Mortgaged Property covered thereby may be perfected by the filing or recording with said offices under the Uniform Commercial Code of such State, (v) upon the occurrence of a Default, the Collateral Agent will have the right to take the actions specified in such Mortgage, (vi) in order to enforce such Mortgage, neither the Collateral Agent, any Representative nor any Secured Party need qualify to do business in such State and the Collateral Agent has the power, without naming any Representative or any Secured Party in any applicable legal proceeding to exercise its remedies under the Security Documents for the realization on such Mortgaged Property in its own name as Collateral Agent, (vii) all rights of redemption of the applicable Grantor shall be extinguished upon the consummation of the sale of the such Mortgaged Property pursuant to any remedial provisions provided for in such Mortgage as a matter of law or otherwise, (viii) neither the Collateral Agent, any Representative nor any Secured Party will be subject to taxation by such State or any political subdivision thereof solely by reason of or in connection with the transactions contemplated by the Secured Debt Documents and
(ix) as to such other customary matters.

         "Non-Material Foreign Subsidiary" means, as to any Person at any time of determination, a Foreign Subsidiary of such Person other than a Material Foreign Subsidiary.

         "Noteholders" means, collectively, Senior Noteholders and Junior Noteholders.

         "Notes" means, collectively, Senior Notes and Junior Notes.

         "Notice of Acceleration Default" means a written certification to the Collateral Agent and AWHI (i) from the Administrative Agent, certifying that an Acceleration Default has occurred with respect to the Credit Agreement Obligations, (ii) from the Senior Indenture Trustee certifying that an Acceleration Default has occurred with respect to Senior Note Obligations, or
(iii) from the Junior Indenture Trustee certifying that an Acceleration Default has occurred with respect to Junior Note Obligations.

         "Notice of Actionable Default" means a written certification to the Collateral Agent and AWHI (i) from the Administrative Agent, certifying that an Actionable Default has occurred with respect to the Credit Agreement Obligations, (ii) from the Senior Indenture Trustee certifying that an Actionable Default has occurred with respect to Senior Note Obligations, or
(iii) from the Junior Indenture Trustee certifying that an Actionable Default has occurred with respect to Junior Note Obligations.

         "Notice of Default" means a Notice of Acceleration Default or a Notice of Actionable Default.

         "Obligations" means (a) the due and punctual payment of (i) principal and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) owing by the Grantors under the Secured Debt Documents (including Guarantees thereof), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Grantors to the Secured Parties, or that are otherwise payable to any Secured Party, under the Secured Debt Documents (including Guarantees thereof), (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Grantors under or pursuant to the Secured Debt Documents (including Guarantees thereof), and (c) unless otherwise agreed upon in writing by the applicable Person party thereto, all obligations of AWHI, monetary or otherwise, under each Secured Hedging Contract.

         "Opinion of Counsel" means a written opinion of counsel, who may (unless otherwise required by the Trust Indenture Act) be counsel for a Grantor and who may rely as to factual matters on a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Grantor delivered to the Collateral Agent, and who shall be reasonably acceptable to the Applicable Representative.

         "Owned Real Property" has the meaning assigned to such term in Section 3.9(a)(i)(A).

         "PageNet Foreign Subsidiaries" means, collectively, PageNet Argentina S.A., Paging Network International N.V., PageNet Chile S.A. and Paging Network
(UK), Ltd.

         "Parent" has the meaning set forth in the preamble to this Security Agreement.

         "Patent License" means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned or held by or on behalf of any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement, including each agreement described on Schedule 3.7.

         "Patents" means all of the following: (i) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in the United States or any other country, including those described on Schedule 3.7, and (ii) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

         "Payment Intangibles" means all "payment intangibles" as defined in
Article 9 of the UCC.

         "Permitted Liens" means Liens expressly permitted by each of the Credit Agreement and each of the Indentures.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" has the meaning assigned to such term in Recital III.

         "Pledged Collateral" means, collectively, the Pledged Notes, the Pledged Stock, the Pledged Partnership Interests, the Pledged LLC Interests, any other Investment Property of any Grantor, all certificates or other instruments representing any of the foregoing, all Security Entitlements of any Grantor in respect of any of the foregoing, all dividends, interest distributions, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

         "Pledged LLC Interests" means all of any Grantor's right, title and interest as a member of any limited liability companies and all of such Grantor's right, title and interest in, to and under any limited liability company agreement to which it is a party, including all interests in the limited liability companies listed on Schedule 3.4.

         "Pledged Notes" means all right, title and interest of any Grantor in the Instruments evidencing all Indebtedness owed to such Grantor, including all Indebtedness described on Schedule 3.4, issued by the obligors named therein, and all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

         "Pledged Partnership Interests" means all of any Grantor's right, title and interest as a limited and/or general partner in all partnerships and all of such Grantor's right, title and interest in, to and under any partnership agreements to which it is a party, including all partnership interests listed on
Schedule 3.4.

         "Pledged Stock" means the shares of Capital Stock, Stock and Stock Equivalents owned by each Grantor, including all shares of capital stock listed on Schedule 3.4.

         "Proceeds" means (i) all "proceeds" as defined in Article 9 of the UCC,
(ii) payments or distributions made with respect to any Pledged Collateral or Investment Property, (iii) any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes the Collateral, and (iv) whatever is receivable or received when any of the Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, including any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (a) past, present or future infringement of any Patent now or hereafter owned or held by or on behalf of any Grantor, or licensed under a Patent License, (b) past, present or future infringement or dilution of any Trademark now or hereafter owned or held by or on behalf of any Grantor, or licensed under a Trademark License, or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned or held by or on behalf of any Grantor, (c) past, present or future infringement of any Copyright now or hereafter owned or held by or on behalf of any Grantor, or licensed under a Copyright License, (d) past, present or future infringement of any Trade Secret now or hereafter owned or held by or on behalf of any Grantor, or licensed under a Trade Secret License, and (e) past, present or future breach of any License, in each case, regardless of whether characterized as "proceeds" under the UCC.

         "Real Property" means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased by any Grantor or any of its subsidiaries (the "Land"), together with the right, title and interest of such Grantor or such subsidiaries, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

         "Real Property Lease" has the meaning assigned to such term in Section 3.9(a)(ii)(B).

         "Receivables" means all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including all such rights constituting or evidenced by any Account, Chattel Paper, Instrument or other document, General Intangible or Investment Property, together with all of the applicable Grantor's rights, if any, in any goods or other property giving rise to such right to payment, and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

         "Receivables Records" means (i) all originals of all documents, instruments or other writings or electronic records or other Records evidencing any Receivable, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to any Receivable, including all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to any Receivable, whether in the possession or under the control of the applicable Grantor or any computer bureau or agent from time to time acting for such Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto, and (v) all other written forms of information related in any way to the foregoing or any Receivable.

         "Record" means a "record" as defined in Article 9 of the UCC.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Secured Debt Documents" means the Security Documents, the Loan Documents, the Indentures, the Notes and the Guarantees thereof.

         "Secured Hedging Contract" means each Hedging Contract entered into by AWHI with a Person that, at the time of the entry thereof, was a Lender (or an Affiliate thereof).

         "Secured Parties" means (i) the Bank Credit Parties, (ii) the Indenture Trustees, (iii) the Noteholders, (iv) the beneficiaries of each indemnification obligation undertaken by a Grantor under any Senior Debt Document, (v) unless otherwise agreed upon in writing by it, each counterparty to a Secured Hedging Contract, and (vi) the successors and assigns of each of the foregoing.

         "Securities Accounts" means all "securities accounts" as defined in
Article 8 of the UCC, including all such accounts described on Schedule 3.4.

         "Securities Intermediary" has the meaning specified in Article 8 of the UCC.

         "Security" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

         "Security Documents" means, collectively, all of the agreements, instruments, documents, pledges or filings executed in connection with granting, or that otherwise evidence, the Lien of the Collateral Agent in the Collateral, including, without limitation, this Security Agreement, the Collateral Agent Agreement, the Foreign Pledge Agreements and each Mortgage creating a Lien that secures the Loan Documents, the Notes and the guarantees thereof, and any other document, agreement, instrument, pledge or filing executed in connection with the granting, or that otherwise evidence, the Lien of the Collateral Agent on the Collateral.

         "Security Entitlement" means a "security entitlement" as defined in
Article 8 of the UCC.

         "Security Interest" has the meaning assigned to such term in Section 1.3(a).

         "Senior Indenture" means the Indenture, dated as of May 29, 2002, among AWHI, as issuer, the Parent and each of the Subsidiaries (other than AWHI), as guarantors, and the Senior Indenture Trustee pursuant to which AWHI issued the Senior Notes.

         "Senior Indenture Trustee" means The Bank of New York, in its capacity as trustee under the Senior Indenture or any successor.

         "Senior Note Event of Default" shall have the meaning attributed to the term "Event of Default" in the Senior Indenture.

         "Senior Note Obligations" means, as of any date, the Obligations, to the extent owing to the Senior Indenture Trustee and the Senior Noteholders under the Senior Indenture and the Senior Notes (and the guarantees thereof).

         "Senior Noteholder" means a holder of Senior Notes.

         "Senior Notes" means the 10% Senior Subordinated Secured Notes due 2007 issued and outstanding under the Senior Indenture.

         "Software" means all "software" as defined in Article 9 of the UCC.

         "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

         "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

         "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, trust, joint venture, association, company, partnership or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power is or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent.

         "Subsidiary" means any subsidiary of the Parent other than (i) any subsidiary of Paging Network Canadian Holdings, Inc. that is organized under the laws of Canada or any province thereof and that is in existence on the date hereof, (ii) for the period from the date hereof through the date which is 367 days after the later of (x) June 1, 2002 and (y) the termination of the Asset Acquisition

Agreement, dated as of January 24, 2001, by and among Unrestricted Subsidiary Funding Company, the Parent, PageNet SMR Sub, Inc., and AWI Spectrum Co., LLC, AWI Spectrum Co., LLC and AWI Spectrum Co. Holdings, Inc. shall not be deemed to be Subsidiaries for purposes of this Security Agreement; provided that on and after such date, each of AWI Spectrum Co., LLC and AWI Spectrum Co. Holdings, Inc. shall be deemed to be Subsidiaries for purposes of this Security Agreement, and (iii) each PageNet Foreign Subsidiary; provided that if such PageNet Foreign Subsidiary is not dissolved or merged into a Grantor on or before the first anniversary of the date hereof and the Collateral Agent shall not have received a certificate of the applicable Governmental Authority (with a certified translation thereof if such certificate is not in English) evidencing the dissolution thereof or the merger thereof into a Grantor, such PageNet Foreign Subsidiary shall thereafter be deemed to be Subsidiaries for purposes of this Security Agreement.

         "Supplement" means a supplement hereto, substantially in the form of Exhibit A.

         "Supporting Obligation" means (i) all "supporting obligations" as defined in Article 9 of the UCC and (ii) all Guarantees and other secondary obligations supporting any of the Collateral, in each case regardless of whether characterized as a "supporting obligation" under the UCC.

         "Trade Secret Licenses" means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trade Secrets now or hereafter owned or held by or on behalf of any Grantor or which such Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trade Secrets now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

         "Trade Secrets" means all trade secrets and all other confidential or proprietary information and know-how now or hereafter owned or used in, or contemplated at any time for use in, the business of any Grantor (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, the right to sue for any past, present and future infringement of any Trade Secret, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

         "Trademark License" means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned or held by or on behalf of any Grantor or which such Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including each agreement described on Schedule 3.7.

         "Trademarks" means all of the following: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in the United States or any other country, and all extensions or renewals thereof, including those described on
Schedule 3.7, (ii) all goodwill associated therewith or symbolized by any of the foregoing and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

         Section 1.2 Interpretation; References to the UCC

            (a) Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any definition of or reference to any law shall be construed as referring to such law as from time to time amended and any successor thereto and the rules and regulations promulgated from time to time thereunder, (iii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iv) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Security Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Security Agreement, (vi) all references to a Schedule to this Security Agreement shall refer to such Schedule hereto or to a Supplement, as applicable and (vii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            (b) References to the UCC. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

         Section 1.3 Grant of Security

            (a) Grant. As security for the payment or performance, as applicable, in full of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent (and its successors and assigns), for the benefit of the Secured Parties, and hereby grants to the Collateral Agent (and its successors and assigns), for the benefit of the Secured Parties, a security interest (the "Security Interest") in, all personal property and fixtures of such Grantor, including all of such Grantor's right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the "Collateral"):

                        (i) all Accounts;

                        (ii) all Cash Collateral Accounts, Blocked Accounts and
            other deposit accounts;

                        (iii) all Commercial Tort Claims;

                        (iv) all Documents, Instruments and Chattel Paper;

                        (v) all Equipment;

                        (vi) all General Intangibles;

                        (vii) all Goods;

                        (viii) all Insurance;

                        (ix) all Intellectual Property;

                        (x) all Inventory;

                        (xi) all Investment Property, including all Control
            Accounts;

                        (xii) all Letter of Credit Rights;

                        (xiii) all Proceeds of FCC Licenses;

                        (xiv) all Owned Real Property;

                        (xv) all Pledged Collateral;

                        (xvi) all Receivables and Receivables Records;

                        (xvii) all other goods and personal property of such
            Grantor, whether tangible or intangible, wherever located, including money and letters of credit;

                        (xviii) to the extent not otherwise included in clauses
            (i) through (xvii) of this Section, all Collateral Records, Collateral Support and Supporting Obligations in respect of any of the foregoing,

                        (xix) to the extent not otherwise included in clauses
            (i) through (xviii) of this Section, all other property in which a security interest may be granted under the UCC or which may be delivered to and held by the Collateral Agent pursuant to the terms hereof (including the Collateral Account and all funds and other property from time to time therein or credited thereto), and

                        (xx) to the extent not otherwise included in clauses (i)
            through (xix) of this Section, all Proceeds, products, substitutions, accessions, rents and profits of or in respect of any of the foregoing.

            (b) Revisions to UCC. For the avoidance of doubt, it is expressly understood and agreed that, to the extent the UCC is revised after the date hereof such that the definition of any of the foregoing terms included in the description or definition of the Collateral is changed, the parties hereto desire that any property which is included in such changed definitions, but which would not otherwise be included in the Security Interest on the date hereof, nevertheless be included in the Security Interest upon the effective date of such revision. Notwithstanding the immediately preceding sentence, the Security Interest is intended to apply immediately on the date hereof to all of the Collateral to the fullest extent permitted by applicable law, regardless of whether any particular item of the Collateral was then subject to the UCC.

            (c) Certain Limited Exclusions. Notwithstanding anything in this
Section 1.3 to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a Security Interest in, (i) any right under any lease, license or other contract or agreement constituting a General Intangible, if the granting of a security interest therein or an assignment thereof would violate any enforceable provision of such lease, license or other contract or agreement, as applicable, subject, however, to the provisions of
Section 9-406 of the UCC; provided that (A) each of the Grantors, jointly with the other Grantors and severally, hereby represents and warrants to the Collateral Agent and the other Secured Parties that such leases, licenses and other contracts and agreements, taken as a whole, are not material and (B) immediately upon such provision no longer being enforceable, the Collateral shall include, and the Grantors shall be deemed to have granted a Security Interest in, such right as if such provision had never been enforceable, (ii) any Excluded Property; provided that if any such property ceases to be Excluded Property, the security interest granted pursuant to Section 1.3(a) shall automatically and without further action attach to such property and become fully effective at that time, or (iii) any FCC Licenses to the extent that a security interest therein is prohibited by law; provided that (A) to the extent that such security interest at any time hereafter shall no longer be prohibited by law, such security interest shall automatically and without any further action attach and become fully effective at that time (giving effect to any retroactive effect to any change in applicable law or regulation) and (B) nothing in this clause (iii) shall affect the grant of the Security Interest in the Proceeds of FCC Licenses pursuant to Section 1.3(a)(xii).

         Section 1.4 Ranking of Obligations

            The Security Interest granted herein shall constitute (i) a first priority security interest and Lien securing the Credit Agreement Obligations,
(ii) a second priority security interest and Lien securing the Senior Note Obligations, and (iii) a third priority security interest and Lien securing the Junior Note Obligations. All (i) Credit Agreement Obligations shall rank pari passu as to the Collateral and shall be secured equally and ratably without regard to the date or terms of issue of the instruments evidencing such Credit Agreement Obligations, (ii) Senior Note Obligations shall rank pari passu as to the Collateral and shall be secured equally and ratably without regard to the date or terms of issue of the instruments evidencing such Senior Note Obligations, and (iii) Junior Note Obligations shall rank pari passu as to the Collateral and shall be secured equally and ratably without regard to the date or terms of issue of the instruments evidencing such Junior Note Obligations.

         Section 1.5 Power of Attorney to AWHI

            Pursuant to Section 3.5(b) of the Collateral Agent Agreement, each Grantor (other than AWHI) has irrevocably constituted and appointed AWHI and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of such Grantor or in its own name, from time to time in AWHI's discretion, to take or omit taking any and all actions hereunder for the purpose of carrying out the terms of this Security Agreement and any of the other Security Documents, to receive and give all notices to be given by or received by such Grantor, to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes hereof and, without limiting the generality of the foregoing, has granted to AWHI the power and right on behalf of such Grantor, without assent by such Grantor, to bind such Grantor in all respects hereunder and under any of the other Security Documents, with the intent that all action taken by AWHI on behalf of such Grantor shall be binding upon and inure to the benefit of such Grantor as effectively as if such action were taken directly by such Grantor. Each such power of attorney is a power coupled with an interest and shall be irrevocable until all of the Obligations are paid in full in cash.

ARTICLE 2. SECURITY FOR OBLIGATIONS; NO ASSUMPTION OF LIABILITY

      Section 2.1 Security for Obligations

            Subject to Section, 1.4, this Security Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, or any similar provision of any other bankruptcy, insolvency, receivership or other similar law), of all Obligations with respect to each Grantor.

      Section 2.2 No Assumption of Liability

            Notwithstanding anything to the contrary herein, the Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES AND COVENANTS

      Section 3.1 Generally

            (a) Representations and Warranties. Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Collateral Agent and the other Secured Parties that:

                  (i) As of the Applicable Date, (A) such Grantor's chief executive office or its principal place of business is, and for the preceding four months has been, located at the office indicated on
      Schedule 3.1(a)(i), (B) such Grantor's jurisdiction of organization is the jurisdiction indicated on Schedule 3.1(a)(i), and (C) such Grantor's Federal Employer Identification Number and Company Organizational Number are as set forth on Schedule 3.1(a)(i).

                  (ii) As of the Applicable Date, (A) such Grantor's full legal name is as set forth on Schedule 3.1(a)(ii) and (B) such Grantor has not done in the preceding five years, and does not do, business under any other name (including any trade name or fictitious business name), except for those names set forth on Schedule 3.1(a)(ii).

                  (iii) Such Grantor has not within the five years preceding the Applicable Date become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated.

                  (iv) As of the Applicable Date, (A) all of such Grantor's FCC Licenses are as listed on Schedule 3.1(a)(iv) and are valid and in full force and effect, except to the extent that any such invalidity or ineffectiveness would not have a Material Adverse Effect, (B) such Grantor is in compliance in all material respects with all terms required for the continued effectiveness of all such FCC Licenses, (C) there is no pending or threatened non-renewal, expiration, termination or revocation of any such FCC Licenses that could have a Material Adverse Effect, (D) no other material license, in addition to the FCC Licenses currently held by such Grantor, each of which is set forth on Schedule 3.1(a)(iv), is necessary to conduct its business as it is now conducted, (E) all FCC Licenses are renewable by their terms or in the ordinary course of business without the need to pay any amounts other than routine filing fees and upon compliance with routine FCC renewal procedures, and (F) such material FCC Licenses will not be adversely affected by consummation of the transactions contemplated hereby.

                  (v) Such Grantor has good and valid rights in, and title to, the Collateral with respect to which it has purported to grant a Security Interest, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Collateral for its intended purposes, and except for Permitted Liens.

                  (vi) Set forth on Schedule 3.1(a)(vi) hereto is a complete and accurate list showing, as of the Applicable Date, each Subsidiary, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Applicable Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Parent and the Subsidiaries (as applicable). No Stock of any Subsidiary is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding Stock of each Subsidiary owned (directly or indirectly) by the Parent has been validly issued, is fully paid and non-assessable and is owned by the Parent or a Subsidiary, free and clear of all Liens (other than the Lien in favor of the Secured Parties created pursuant to the Security Documents). Neither the Parent nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Security Documents.

                  (vii) All actions and consents, including all filings, notices, registrations and recordings, necessary or desirable to create, perfect or ensure the first priority (subject only to Permitted Liens) of the Security Interest in the Collateral owned or held by it or on its behalf or for the exercise by the Collateral Agent or any other Secured Party of any voting or other rights provided for in this Security Agreement or the exercise of any remedies in respect of any such Collateral have been made or obtained, (A) except for (1) the filing of UCC financing statements naming such Grantor as "debtor" and the Collateral Agent as "secured party," or the making of other appropriate filings, registrations or recordings, containing a description of such Collateral in each applicable governmental, municipal or other office specified on Schedule 3.1(a)(vii) and (2) the filing, registration or recordation of this Security Agreement or other fully executed security agreements in the form hereof (or in such other form as shall be in all respects satisfactory to the Collateral Agent) and containing a description of all such Collateral consisting of Patents, Trademarks and Copyrights, together with all other necessary documents, in each applicable governmental registry or office, (B) except for any such Collateral as to which the representations and warranties in this Section 3.1(a)(vii) would not be true solely by virtue of such Collateral having been used or disposed of in a manner expressly permitted hereunder or under any other Secured Debt Document, and (C) except to the extent that such Security Interest may not be perfected by filing, registering, recording or taking any other action in the United States.

                  (viii) It has not filed or consented to the filing of (A) any financing statement or analogous document under the UCC or any other applicable laws covering any such Collateral, (B) any assignment in which it assigns any such Collateral or any security agreement or similar instrument covering any such Collateral with the United States Patent and Trademark Office or the United States Copyright Office, or (C) any assignment in which it assigns any such Collateral or any security agreement or similar instrument covering any such Collateral with any foreign governmental, municipal or other office, in each case, which financing statement, analogous document, assignment or other instrument, as applicable, is still in effect, except for Permitted Liens.

                  (ix) The Security Interest in the Collateral owned or held by it or on its behalf (A) is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in such Collateral as set forth herein and (B) does not violate Regulation T, U or X as of the Applicable Date.

                  (x) No PageNet Foreign Subsidiary has any significant assets and its business is not material to the business of the Parent and the Subsidiaries taken as a whole. The Parent intends to dissolve each PageNet Foreign Subsidiary or merge the same into a Grantor as soon as reasonably practicable after the date hereof.

            (b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

                  (i) It will promptly notify the Collateral Agent in writing of any change (A) in its legal name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (B) in the location of its chief executive office, principal place of business, any office in which it maintains books or records relating to any of the Collateral owned or held by it or on its behalf or, except to the extent permitted by Section 3.1(b)(vii) or Section 3.2, any office or facility at which any such Collateral is located (including the establishment of any new office or facility), (C) in its identity or legal or organizational structure or its jurisdiction of formation, or (D) in its Federal Taxpayer Identification Number or Company Organization Number. It agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral with the priority required hereby.

                  (ii) It shall maintain, at its own cost and expense, such complete and accurate Records with respect to the Collateral owned or held by it or on its behalf as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which it is engaged, but in any event to include complete accounting Records indicating all payments and proceeds received with respect to any part of such Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity and amount of any and all such Collateral.

                  (iii) It shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral owned or held by it or on its behalf against all Persons and to defend the Security Interest in such Collateral and the priority thereof against any Lien or other interest not expressly permitted by the Secured Debt Documents, and in furtherance thereof, it shall not take, or permit to be taken, any action not otherwise expressly permitted by the Secured Debt Documents that could impair the Security Interest or the priority thereof or any Secured Party's rights in or to such Collateral.

                  (iv) The Collateral Agent and such Persons as the Collateral Agent may designate shall have the right, at the cost and expense of such Grantor, to inspect all of its Records (and to make extracts and copies from such Records), to discuss its affairs with its officers and independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral owned or held by or on behalf of such Grantor, including, in the case of Receivables, Pledged Notes, General Intangibles, Commercial Tort Claims or Collateral in the possession of any third person, by contacting Account Debtors, contract parties or other obligors thereon or any third person possessing such Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share on a confidential basis any information it gains from such inspection or verification with any Secured Party.

                  (v) At its option and without any obligation whatsoever, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral owned or held by or on behalf of such Grantor, and not permitted by the Secured Debt Documents, and may pay for the maintenance and preservation of such Collateral to the extent such Grantor fails to do so as required by the Secured Debt Documents, and such Grantor agrees, jointly with the other Grantors and severally, to promptly reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any other Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Secured Debt Documents.

                  (vi) It shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral owned or held by it or on its behalf, all in accordance with the terms and conditions thereof, and it agrees, jointly with the other Grantors and severally, to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance.

                  (vii) It shall not make, or permit to be made, an assignment, pledge or hypothecation of the Collateral owned or held by it or on its behalf, or grant any other Lien in respect of such Collateral, except as expressly permitted by the Secured Debt Documents. Except for Permitted Liens, it shall not make or permit to be made any transfer of such Collateral, and it shall remain at all times in possession of such Collateral and the direct owner, beneficially and of record, of the Pledged Stock included in such Collateral, except that (A) Inventory may be sold in the ordinary course of business, (B) obsolete or worn out Equipment may be sold or disposed of in the ordinary course of business, and (C) unless and until a Notice of Default shall have been delivered, it may use and dispose of such Collateral in any lawful manner not inconsistent with the provisions of this Security Agreement or any other Secured Debt Document; provided, however, that nothing in this paragraph shall be interpreted as prohibiting the merger or liquidation of any Grantor (other than AWHI) into another Grantor, the transfer by the Parent of any Stock or Stock Equivalents to Arch or AWHI or the transfer of any assets of any Grantor to any Subsidiary of AWHI.

                  (viii) It shall, at its own cost and expense, maintain or cause to be maintained insurance covering (A) physical loss or damage to the Collateral owned or held by it or on its behalf against all risks and
      (B) liability arising from the use or intended use, or otherwise attributable or relating to, such Collateral, in each case in accordance with the provisions of the

      Secured Debt Documents. The policies covering such insurance (1) shall, in the case of each policy under clause (A) of the immediately preceding sentence, contain a standard loss payable clause and shall name the Collateral Agent or its agent as sole loss payee in respect of each claim relating to such Collateral and resulting in a payment thereunder, (2) shall, in the case of each policy under clause (B) of the immediately preceding sentence, be indorsed to provide, in respect of the interests of the Collateral Agent and the other Secured Parties, that the Collateral Agent shall be an additional insured, and (3) shall, in the case of each policy under such clauses (A) and (B), provide that 30 days' prior written notice of any cancellation or modification thereof or any reduction of amounts payable thereunder shall be given to the Collateral Agent, and in the event that such Grantor at any time or times shall fail to pay any premium in whole or part relating thereto, the Collateral Agent may, in its sole discretion, but shall have no obligation whatsoever to, pay such premium. Such Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of a Default, of making, settling and adjusting claims in respect of such Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that such Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this subsection, including reasonable attorneys' fees and expenses, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by such Grantor to the Collateral Agent and shall be additional Obligations secured hereby.

                  (ix) No later than 45 days after the end of each of the first three fiscal quarters of each fiscal year and 90 days after the end of the fourth fiscal quarter of each fiscal year, AWHI will deliver to the Collateral Agent a certificate signed by a financial officer thereof (or such other officer as is acceptable to the Collateral Agent) either (i) certifying that there has been no change to information disclosed in the schedules to this Security Agreement or, after the delivery of the first certification delivered pursuant to this subsection as previously certified or, if so, specifying all such changes and (ii) certifying that all UCC financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to Schedule 3.1(a)(vii) and each other jurisdiction as is necessary to perfect the Liens in the Collateral.

      Section 3.2 Equipment and Inventory

            Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Collateral Agent and the other Secured Parties that, as of the Applicable Date, all of the Equipment and Inventory included in the Collateral owned or held by it or on its behalf (other than mobile goods and Inventory and Equipment in transit) is kept only at the locations specified on
Schedule 3.2. In addition, each Grantor covenants and agrees that it shall not permit any Equipment or Inventory owned or held by it or on its behalf to be in the possession or control of any warehouseman, bailee, agent or processor for a period of greater than thirty (30) consecutive days, unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have agreed in writing to hold such Equipment or Inventory subject to the Security Interest and the instructions of the Collateral Agent (given at the request of the Applicable Representative) and to waive and release any Lien held by it with respect to such Equipment or Inventory, whether arising by operation of law or otherwise.

      Section 3.3 Receivables

            (a) Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Collateral Agent and the other Secured Parties that no Receivable is evidenced by an Instrument or Chattel Paper that has not been delivered to the Collateral Agent.

            (b) Each Grantor hereby covenants and agrees that:

                  (i) It shall maintain adequate records of its Receivables and shall mark conspicuously, in form and manner reasonably satisfactory to the Collateral Agent, all Chattel Paper, Instruments and other evidence of any Receivables owned or held by it or on its behalf (other than any delivered to the Collateral Agent as provided herein), as well as the related Receivables Records, with an appropriate reference to the fact that the Collateral Agent has a security interest therein.

                  (ii) It will not, without the Collateral Agent's prior written consent acting at the direction of the Applicable Representative (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any such Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Supporting Obligation or Collateral Support relating thereto, or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, releases, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such practices reasonably believed by such Grantor to be prudent.

                  (iii) Except as otherwise provided in this Section, it shall continue to collect all amounts due or to become due to it under all such Receivables and any Supporting Obligations or Collateral Support relating thereto, and diligently exercise each material right it may have thereunder, in each case at its own cost and expense. In connection with such collections and exercise, at any time during the continuation of a Default, it shall take such action as it or the Collateral Agent, acting at the direction of the Applicable Representative or, after the occurrence and during the continuance of an Actionable Default, Majority Creditors, may reasonably deem necessary. Notwithstanding the foregoing, at any time during the continuation of a Default, the Collateral Agent shall have the right at any time to notify, or require such Grantor to notify, any Account Debtor with respect to any such Receivable, Supporting Obligation or Collateral Support of the Collateral Agent's security interest therein, and in addition, the Collateral Agent may: (i) direct such Account Debtor to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and (ii) enforce, at the cost and expense of such Grantor, collection thereof and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor would be able to have done. If the Collateral Agent notifies such Grantor that it has elected to collect any such Receivable, Supporting Obligation or Collateral Support in accordance with the preceding sentence, any payments thereof received by such Grantor shall not be commingled with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent hereunder and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary indorsement), and such Grantor shall not grant any extension of the time of payment thereof, compromise, compound or settle the same for less than the full amount thereof, release the same, wholly or partly, or allow any credit or discount whatsoever thereon.

                  (iv) It shall use its best efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable.

                  (v) During the continuance of an Acceleration Default, at the request of the Collateral Agent acting at the direction of the Applicable Representative, or during the continuance of an Actionable Default, acting at the direction of Majority Creditors, it shall direct each Account Debtor to make payment on each Receivable to a Blocked Account or the Concentration Account.

      Section 3.4 Investment Property

            (a) Representations and Warranties. Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Collateral Agent and the other Secured Parties that:

                  (i) Schedule 3.4 sets forth, as of the Applicable Date, all of the Pledged Collateral owned or held by or on behalf of such Grantor.

                  (ii) All Pledged Stock have been duly authorized and validly issued and are fully paid and nonassessable, and such Grantor is the direct owner, beneficially and of record, thereof, free and clear of all Liens (other than Permitted Liens).

                  (iii) All Pledged Notes have been duly authorized, issued and delivered and, where necessary, authenticated, and constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

                  (iv) All Pledged Collateral consisting of certificated securities or Instruments has been delivered to the Collateral Agent.

                  (v) All Pledged Collateral held by a Securities Intermediary in a Securities Account or a commodities account is in a Control Account.

                  (vi) Other than the Pledged Partnership Interests and the Pledged LLC Interests that constitute General Intangibles, there is no Pledged Collateral other than that represented by certificated securities or Instruments in the possession of the Collateral Agent or that consisting of Financial Assets held in a Control Account.

                  (vii) No Person other than the Collateral Agent has "control" (within the meaning of Article 8 of the UCC) over any Investment Property of such Grantor.

            (b) Registration in Nominee Name; Denominations. Each Grantor hereby agrees that (i) without limiting Article 5, the Collateral Agent, on behalf of the Secured Parties, shall have the right, upon the written direction of (x) the Applicable Representative (in its sole and absolute discretion) after the occurrence of an Acceleration Default or (y) Majority Creditors after the occurrence of an Actionable Default, to hold any Pledged Stock in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned, where applicable, in blank or in favor of the Collateral Agent, (ii) at the Collateral Agent's request, such Grantor will promptly give to the Collateral Agent copies of any material notices or other communications received by it with respect to any Pledged Stock registered in its name, and (iii) the Collateral Agent shall have the right, upon the written direction of (x) the Applicable Representative (in its sole and absolute discretion) after the occurrence of an Acceleration Default or (y) Majority Creditors after the occurrence of an Actionable Default, to exchange any certificates, instruments or other documents representing or evidencing any Pledged Collateral or Investment Property owned or held by or on behalf of such Grantor for certificates, instruments or other documents of smaller or larger denominations for any purpose consistent with this Security Agreement.

            (c) Voting and Distributions.

                  (i) Unless and until an (x) Acceleration Default shall have occurred and be continuing or (y) an Actionable Default shall have occurred and be continuing and Majority Creditors shall have directed to the contrary:

                        (A) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Stock, or any part thereof, for any purpose consistent with the terms of this Security Agreement and the other Secured Debt Documents.

                        (B) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling it to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subsection (c)(i)(A) and to receive the cash payments it is entitled to receive pursuant to subsection (c)(i)(C).

                        (C) Each Grantor shall be entitled to receive, retain and use any and all cash dividends, interest and principal paid on the Pledged Stock owned or held by it or on its behalf to the extent and only to the extent that such cash dividends, interest and principal are not prohibited by, and otherwise paid in accordance with, the terms and conditions of the Secured Debt Documents and applicable laws. All non-cash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Stock whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding Pledged Stock in any issuer thereof in exchange for any Pledged Stock, or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by such Grantor, shall not be commingled with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent hereunder and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

                  (ii) Without limiting the generality of the foregoing, if the Collateral Agent, acting at the direction of (x) the Applicable Representative, upon the occurrence and during the continuance of an Acceleration Default, or (y) Majority Creditors, upon the occurrence and during the continuance of an Actionable Default, shall so direct, then:

                        (A) All rights of each Grantor to dividends, interest or principal that it is authorized to receive pursuant to subsection
      (c)(i)(C) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal, as applicable. All dividends, interest and principal received by or on behalf of any Grantor contrary to the provisions of this Section shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this subsection (c)(ii)(A) shall be retained by the Collateral Agent in the Collateral Account for the benefit of the Secured Parties. After all Defaults have been cured or waived, the Collateral Agent shall, within five Business Days thereafter, repay to the applicable Grantor all cash dividends, interest and principal (without interest) that such Grantor would otherwise be permitted to retain pursuant to the terms of subsection
      (c)(i)(C) and which remain in the Collateral Account.

                        (B) All rights of each Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to subsection (c)(i)(A), and the obligations of the Collateral Agent under subsection (c)(i)(B), shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that unless otherwise directed by the Collateral Agent acting pursuant to the directions of (1) the Applicable Representative in the case of an Acceleration Default or (2) Majority Creditors in the case of an Actionable Default, the Collateral Agent shall have the right from time to time following and during the continuance of a Default to permit such Grantor to exercise such rights. After all Defaults have been cured or waived, the applicable Grantor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of subsection
      (c)(i)(A).

      Section 3.5 Deposit Accounts

            (a) Representations and Warranties. The only Deposit Accounts maintained by any Grantor on the Applicable Date are those listed on Schedule
3.5 which sets forth such information separately for each Grantor.

            (b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

                  (i) Each Grantor shall (A) cause all cash and all Proceeds received by such Grantor to be deposited in, or swept into, either the Mellon Account or, to the extent required by the Collateral Agent, acting at the direction of the Applicable Representative, the Concentration Account on a daily basis, except that cash to make Investments permitted by the Secured Debt

      Documents may be deposited in a Control Account; provided that after giving effect to such deposit and/or cash sweep, the amount of such cash and Proceeds on deposit in accounts other than the Mellon Account or the Concentration Account shall not exceed $1,000,000 (exclusive of the amounts in accounts for unpaid payroll, payroll taxes and withholding taxes), (B) to the extent required by the Collateral Agent, acting at the direction of the Applicable Representative, and to the extent that such cash and Proceeds are deposited in the Mellon Account and such cash and Proceeds exceed an amount not to exceed $2,000,000, such cash and Proceeds shall be deposited in, or swept into, the Concentration Account on a daily basis, (C) not establish or maintain, or permit any other Grantor to establish or maintain, any Securities Account or commodities account that is not a Control Account, and (D) not establish or maintain, or permit any other Grantor to establish or maintain, any account with any financial or other institution in which Proceeds are deposited other than the accounts listed on Schedule 3.5; provided that amounts in all such accounts are deposited in, or swept into, the Mellon Account as set forth in clause
      (A); provided, further, that the amount in the accounts so indicated on
      Schedule 3.5 which are for unpaid payroll, payroll taxes and withholding taxes are not required to be swept on a daily basis. So long as no Default has occurred and is continuing, a Grantor may transfer funds from the Blocked Account to any existing disbursement or Deposit Accounts of such Grantor.

                  (ii) In the event (A) any Grantor or any Approved Securities Intermediary or Blocked Account Bank shall, after the date hereof, terminate an agreement with respect to the maintenance of a Control Account or Blocked Account for any reason, (B) the Collateral Agent shall demand the termination of an agreement with respect to the maintenance of a Control Account or a Blocked Account as a result of the failure of an Approved Securities Intermediary or Blocked Account Bank to comply with the terms of the applicable Control Account Letter or Blocked Account Letter, or (C) the Applicable Representative determines in its sole discretion that the financial condition of an Approved Securities Intermediary or Blocked Account Bank, as the case may be, has materially deteriorated, such Grantor agrees to notify all of its obligors that were making payments to such terminated Control Account or Blocked Account, as the case may be, to make all future payments to another Control Account or Blocked Account, as the case may be.

      Section 3.6 Letter of Credit Rights

            Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Collateral Agent and the other Secured Parties that Schedule 3.6 sets forth, as of the Applicable Date, each letter of credit giving rise to a Letter of Credit Right included in the Collateral owned or held by or on behalf of such Grantor.

      Section 3.7 Intellectual Property

            (a) Representations and Warranties. Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Collateral Agent and the other Secured Parties that Schedule 3.7 sets forth, as of the Applicable Date, all of the Material Intellectual Property owned or held by or on behalf of such Grantor, specifically identifying that owned by the Grantors and that licensed to the Grantors.

            (b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

                  (i) It will not, nor will it permit any of its licensees (or sublicensees) to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of its business may become invalidated or dedicated to the public, and it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

                  (ii) It will (either directly or through its licensees or its sublicensees), for each Trademark that is material to the conduct of its business, (A) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (B) maintain the quality of products and services offered under such Trademark, (C) display such Trademark with notice of Federal or other analogous registration to the extent necessary and sufficient to establish and preserve its rights under applicable law, and (D) not knowingly use or knowingly permit the use of such Trademark in violation of any third party's valid and legal rights.

                  (iii) It will (either directly or through its licensees or its sublicensees), for each work covered by a Copyright that is material to the conduct of its business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

                  (iv) It will promptly notify the Collateral Agent in writing if it knows or has reason to know that any Material Intellectual Property material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or the United States Copyright Office, or any similar offices or tribunals in the United States or any other country) regarding such Grantor's ownership of any such Material Intellectual Property, its right to register the same, or to keep and maintain the same.

                  (v) In no event shall it, either directly or through any agent, employee, licensee or designee, file an application for any Material Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar offices in the United States or any other country, unless it promptly notifies the Collateral Agent in writing thereof and executes and delivers any and all agreements, instruments, documents and papers as are necessary or appropriate to evidence the Collateral Agent's security interest in such Material Intellectual Property, and such Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

                  (vi) It will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar offices or tribunals in the United States or any other country, to maintain and pursue each application relating to the Material Intellectual Property owned or held by it or on its behalf (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registered Trademark and Copyright that is material to the conduct of its business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent, in good faith, with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties. In the event that it has reason to believe that any Material Intellectual Property has been or is about to be infringed, misappropriated or diluted by a third party, it promptly shall notify the Collateral Agent in writing and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Intellectual Property.

                  (vii) During the continuance of a Default, it shall use its best efforts to obtain all requisite consents or approvals by the licenser of each License to effect the assignment (as collateral security) of all of its right, title and interest thereunder to the Collateral Agent or its designee.

                  (viii) It shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets that is material to the conduct of its business relating to the products and services sold or delivered under or in connection with the Material Intellectual Property owned or held by or on its behalf, including entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents.

                  (ix) It shall continue to collect all amounts due or to become due to such Grantor under all Intellectual Property, and diligently exercise each material right it may have thereunder, in each case at its own cost and expense, and in connection with such collections and exercise, it shall, upon the occurrence and during the continuance of (A) an Acceleration Default, take such action as it or the Collateral Agent acting at the direction of the Applicable Representative, may reasonably deem necessary or (B) an Actionable Default, take such action as it or the Collateral Agent acting at the direction of Majority Creditors may reasonably deem necessary. Notwithstanding the foregoing, upon the occurrence and during the continuance of a Default, the Collateral Agent, acting at the direction of (A) the Applicable Representative in the case of an Acceleration Default or (b) Majority Creditors in the case of an Actionable Default, shall have the right to notify, or require such Grantor to notify, any relevant obligors with respect to such amounts of the Collateral Agent's security interest therein.

      Section 3.8 Commercial Tort Claims

            (a) Representations and Warranties. Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Collateral Agent and the other Secured Parties that Schedule 3.8 sets forth, as of the Applicable Date, all Commercial Tort Claims involving an amount in excess of $500,000 made by it or on its behalf or, to the best of its knowledge, to which it otherwise has any right, title or interest.

            (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that promptly after the same shall have been commenced, written notice of any Commercial Tort Claim and any judgment, settlement or other disposition thereof shall be given to the Collateral Agent.

      Section 3.9 Real Property

            (a) Representations and Warranties. Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Collateral Agent and the other Secured Parties that:

                  (i) Owned Real Property.

                        (A) Schedule 3.9(a)(i) sets forth a complete list of all Real Property owned by each of the Grantors as of the Applicable Date (individually, an "Owned Real Property" and collectively, the "Owned Real Properties") as well as all contracts, agreements or options to acquire other Real Property, or to sell or lease Owned Real Property, in each case binding on each of the Grantors showing, as of the Applicable Date, the street address, county or other relevant jurisdiction, state, and record owner.

                        (B) Each of the Grantors has good, indefeasible, marketable and insurable fee simple title to all Owned Real Properties owned by it and all buildings, structures and other improvements located thereon, free and clear of all Liens, other than Permitted Liens.

                  (ii) Leased Real Property.

                        (A) Schedule 3.9(a)(ii)(A) sets forth, as of the Applicable Date, a complete list of all Real Property leased, subleased, or otherwise occupied or used by each of the Grantors as lessee other than tower site leases (individually, a "Leased Real Property" and collectively, the "Leased Real Properties") showing, the street address, county or other relevant jurisdiction, state, and leasehold owner.

                        (B) Each of the Grantors has valid, binding and enforceable leasehold interests in, good marketable and insurable leasehold title to, and actual and exclusive possession of the Leased Real Properties leased, subleased or otherwise occupied or used by it free and clear of all Liens of any nature whatsoever, other than Permitted Liens, and all buildings, structures or other improvements located thereon pursuant to the leases, subleases, licenses and occupancy agreements listed on Schedule 3.9(a)(ii)(B) (each, a "Real Property Lease" and collectively, the "Real Property Leases").

                        (C) Each of the Real Property Leases is in full force and effect and, except as set forth on Schedule 3.9(a)(ii)(B), has not been amended, modified, supplemented or assigned.

                        (D) Except for the Real Property Leases set forth on
      Schedule 3.9(b)(ii)(D), there are no Real Property Leases which, if terminated, could reasonably be expected to result in a Material Adverse Effect.

            (b) Covenants and Agreements.

                  (i) Each Grantor hereby covenants and agrees that if at any time on or after the date hereof, it shall acquire any Owned Real Property, then it shall, at its own cost and expense, promptly (A) notify the Collateral Agent thereof in writing and (B) execute and deliver to the Collateral Agent (1) counterparts of a Mortgage with respect to such Owned Real Property, signed on behalf of the record owner of such Owned Real Property, (2) a policy or policies of title insurance issued by a nationally recognized title insurance company, insuring the Lien of each such Mortgage as a valid first Lien on such Owned Real Property described therein, free of any other Liens other than Permitted Liens, in form and substance reasonably acceptable to the Applicable Representative, together with such endorsements, coinsurance and reinsurance as the Applicable Representative or the Majority Creditors may reasonably request, (3) such surveys as may be required pursuant to such Mortgages or as the Applicable Representative or the Majority Creditors may reasonably request, (4) a copy of the original permanent certificate or temporary certificate of occupancy as the same may have been amended or issued from time to time, covering each improvement located upon such Real Property that were required to have been issued by the appropriate Governmental Authority for such improvement, (5) written confirmation from the applicable zoning commission or other appropriate Governmental Authority stating that, with respect to Real Property as built, it complies with existing land use and zoning ordinances, regulations and restrictions applicable to such Real Property, (6) a copy of a phase I environmental report issued for each such Real Property, each such report to be satisfactory to the Applicable Representative, (7) a Mortgage Opinion of Counsel and (8) such other customary documentation with respect to the Mortgages and the Real Property, including copies of all appraisals issued with respect thereto, as the Applicable Representative or the Majority Creditors may reasonably request.

                  (ii) Each Grantor agrees that no later than 90 days after the date hereof, it will use commercially reasonable efforts to deliver to the Collateral Agent, a Mortgage with respect to each Leased Real Property listed on Schedule 3.9(a)(ii)(D), together with a landlord's consent thereto substantially in the form of Exhibit D, a recorded memorandum of lease and such other customary documentation with respect thereto as the Collateral Agent, acting at the direction of the Applicable Representative may reasonably request. In addition, each Grantor hereby covenants and agrees that if at any time on or after the date hereof, it shall become the lessee with respect to any Leased Real Property which, if terminated, could reasonably be expected to result in a Material Adverse Effect, then it shall, at its own cost and expense, promptly (A) notify the Collateral Agent thereof in writing and (B) use commercially reasonable efforts to deliver to the Collateral Agent, a Mortgage thereon together with a landlord's consent thereto substantially in the form of Exhibit D, a recorded memorandum of lease, a Mortgage Opinion of Counsel and such other customary documentation with respect thereto as the Collateral Agent, acting at the direction of the Applicable Representative may reasonably request.

ARTICLE 4. FURTHER ASSURANCES

      Section 4.1 Further Assurances

            Each Grantor hereby covenants and agrees, at its own cost and expense, to execute, acknowledge, deliver and/or cause to be duly filed all such further agreements, instruments, Foreign Pledge Agreements and other documents (including favorable legal opinions in connection with the pledge of the Stock in Foreign Subsidiaries as provided in Section 4.2), and take all such further actions, that the Collateral Agent may from time to time reasonably request to preserve, protect and perfect (including as a result of any change in applicable law) the Security Interest granted by it and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with its execution and delivery of this Security Agreement, the granting by it of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. In addition, to the extent permitted by applicable law, each Grantor hereby irrevocably authorizes the Collateral Agent to file one or more financing or continuation statements and amendments thereto (and to use the power of attorney granted in Article 5 to sign such statements, if required), relative to all or any part of the Collateral owned or held by it or on its behalf without the signature of such Grantor and agrees that a photographic or other reproduction of this Security Agreement or of a financing statement signed by such Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions. Each Grantor hereby further irrevocably authorizes the Collateral Agent to file a Record or Records, including financing statements, in all jurisdictions and with all filing offices as are necessary, advisable or prudent to perfect the Security Interest granted by it and agrees that such financing statements may describe the Collateral owned or held by it or on its behalf in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner that the Applicable Representative may determine, in its sole and absolute discretion, is necessary, advisable or prudent to perfect the Security Interest granted by such Grantor, including describing such property as "all assets" or "all personal property."

      Section 4.2 Additional Subsidiaries; Foreign Subsidiaries

            (a) If any Domestic Subsidiary or Material Foreign Subsidiary (other than AWHI, a Domestic Subsidiary or a Material Foreign Subsidiary that is a party to the Security Documents) is formed or acquired (or otherwise becomes a Subsidiary for purposes of this Security Agreement) after the date of this Security Agreement, or a Non-Material Foreign Subsidiary becomes a Material Foreign Subsidiary, the Parent will notify the Collateral Agent in writing thereof not later than the fifth Business Day after the date on which such Domestic Subsidiary or Material Foreign Subsidiary is formed or acquired (or otherwise becomes a Subsidiary for purposes of this Security Agreement) or such Non-Material Foreign Subsidiary becomes a Material Foreign Subsidiary, as applicable, and, in addition, the Parent will cause such new Domestic Subsidiary or Material Foreign Subsidiary or such Non-Material Foreign Subsidiary that has become a Material Foreign Subsidiary, as applicable, to become an Additional Grantor in accordance with Article 13 not later than the fifth Business Day after the date on which such new Domestic Subsidiary or Material Foreign Subsidiary is formed or acquired (or otherwise becomes a Subsidiary for purposes of this Security Agreement) or such Non-Material Foreign Subsidiary becomes a Material Foreign Subsidiary, as applicable. In connection therewith, the Parent will deliver or cause to be delivered to the Collateral Agent such agreements and other documents as may be necessary or appropriate to grant a first priority security interest in (i) the outstanding Stock of such Material Foreign Subsidiary which is owned by or on behalf of a Grantor (including one or more Foreign Pledge Agreements) and (ii) the assets of such Material Foreign Subsidiary constituting Collateral, together with (A) such UCC-1 financing statements or amendments thereto and other documents as requested by the Collateral Agent, together with either (x) satisfactory evidence that all taxes payable in connection with the filing of the UCC-1 financing statements have been paid or (y) a check payable to each applicable Governmental Authority in payment of each such tax, and (B) opinions of counsel (including foreign counsel opinions) as the Collateral Agent may request.

            (b) If any Non-Material Foreign Subsidiary is formed or acquired (or otherwise becomes a Subsidiary for purposes of this Security Agreement) after the date of this Security Agreement, the Parent will notify the Collateral Agent in writing thereof not later than the fifth Business Day after the date on which such Non-Material Foreign Subsidiary is formed or acquired (or otherwise becomes a Subsidiary for purposes of this Security Agreement) and, in addition, the Parent will pledge or cause to be pledged to the Collateral Agent as additional Collateral not later than the fifth Business Day after the date on which such Non-Material Foreign Subsidiary is formed or acquired (or otherwise becomes a Subsidiary for purposes of this Security Agreement) (x) if such Non-Material Foreign Subsidiary is a "controlled foreign corporation" as defined in the Code, Stock representing 65% of the voting power of all classes of Stock of such Non-Material Foreign Subsidiary entitled to vote and (y) in all other cases, 100% of the Stock thereof, together with (i) such UCC-1 financing statements or amendments thereto and other documents as requested by the Collateral Agent, together with either (x) satisfactory evidence that all taxes payable in connection with the filing of the UCC-1 financing statements have been paid or
(y) a check payable to each applicable Governmental Authority in payment of each such tax, (ii) all promissory notes evidencing Indebtedness of such Non-Material Foreign Subsidiary to any Grantor, and (iii) such agreements (including one or more Foreign Pledge Agreements), certificates, instruments and opinions of counsel (including foreign counsel opinions) as the Collateral Agent may request.

      Section 4.3 Opinion of Counsel

            AWHI and the Guarantors shall furnish to the Collateral Agent and each of the Representatives within three months after each anniversary of the date of this Security Agreement, an Opinion of Counsel dated as of such date, stating either that (i) in the opinion of such counsel all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all financing statements, continuation statements or other instruments of further assurance as is necessary to perfect the Security Interest and to maintain the Liens of the Security Documents and reciting the details of such action, subject to customary assumptions and exclusions or (ii) in the opinion of such counsel, no such action is necessary to maintain such Liens, which Opinion of Counsel also shall state what actions it then believes are necessary to maintain the effectiveness of such Liens during the next year, subject to customary assumptions and exclusions.

ARTICLE 5. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT

Each Grantor hereby appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful agent and attorney-in-fact for the purpose of carrying out the provisions of this Security Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest, and without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Acceleration Default the Collateral Agent, acting at the direction of the Applicable Representative, and an Actionable Default, acting at the direction of Majority Creditors, shall have the right, with power of substitution for such Grantor and in such Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the other Secured Parties, upon the occurrence and during the continuance of a Default and at such other time or times permitted by the Secured Debt Documents, (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral owned or held by it or on its behalf or any part thereof; (ii) to demand, collect, receive payment of, give receipt for, and give discharges and releases of, any of such Collateral; (iii) to sign the name of such Grantor on any invoice or bill of lading relating to any of such Collateral; (iv) to send verifications of Receivables owned or held by it or on its behalf to any Account Debtor; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on any of the Collateral owned or held by it or on its behalf or to enforce any rights in respect of any of such Collateral; (vi) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to any of such Collateral; (vii) to notify, or to require such Grantor to notify, Account Debtors and other obligors to make payment directly to the Collateral Agent, and (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any of such Collateral, and to do all other acts and things necessary to carry out the purposes of this Security Agreement, as fully and completely as though the Collateral Agent were the absolute owner of such Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring
o r obligating the Collateral Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Party, or to present or file any claim or notice, or to take any action with respect to any of the Collateral or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any other Secured Party with respect to any of the Collateral shall give rise to any defense, counterclaim or offset in favor of such Grantor or to any claim or action against the Collateral Agent or any other Secured Party. The provisions of this Article shall in no event relieve any Grantor of any of its obligations hereunder or under the other Secured Debt Documents with respect to any of the Collateral or impose any obligation on the Collateral Agent or any other



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
Secured Party to proceed in any particular manner with respect to any of the Collateral, or in any way limit the exercise by the Collateral Agent or any other Secured Party of any other or further right that it may have on the date of this Security Agreement or hereafter, whether hereunder, under any other Secured Debt Document, by law or otherwise. Any sale pursuant to the provisions of this paragraph shall be deemed to conform to the commercially reasonable standards as provided in Section 9-504(3) of the UCC as in effect in the State of New York or its equivalent in other jurisdictions (or any successor provision, including those contained in Part 6 of Article 9 of the UCC).

ARTICLE 6. REMEDIES UPON DEFAULT

      Section 6.1 Remedies Generally

            (a) General Rights. Upon the occurrence and during the continuance of a Default and the demand of the Collateral Agent, acting at the direction of the Applicable Representative in the case an Acceleration Default, and Majority Creditors, in the case of an Actionable Default, each Grantor agrees to deliver each item of Collateral owned or held by it or on its behalf to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (i) with respect to any Collateral consisting of Intellectual Property or Commercial Tort Claims, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any such Collateral by the applicable Grantors to the Collateral Agent, or, in the case of Intellectual Property, to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (ii) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral owned or held by it or on its behalf and without liability for trespass to enter any premises where such Collateral may be located for the purpose of taking possession of or removing such Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of any of the Collateral owned or held by or on behalf of such Grantor, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be irrevocably authorized at any such sale of such Collateral constituting securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the applicable Grantor, and such Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

            (b) Sale of Collateral. The Collateral Agent shall give each Grantor ten days' written notice (which such Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the UCC as in effect in the State of New York or its equivalent in other jurisdictions (or any successor provisions, including those contained in Part 6 of Article 9 of the UCC)) of the Collateral Agent's intention to make any sale of any of the Collateral owned or held by or on behalf of such Grantor. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which such Collateral will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of any of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of such Grantor (all said rights being also hereby waived and released to the extent permitted by law), any of the Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from such Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Grantor therefor. For purposes hereof, (i) a written agreement to purchase any of the Collateral shall be treated as a sale thereof, (ii) the Collateral Agent shall be free to carry out such sale pursuant to such agreement, and (iii) no Grantor shall be entitled to the return of any of the Collateral subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Defaults shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon any of the Collateral and to sell any of the Collateral pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Article shall be deemed to conform to the commercially reasonable standards as provided in Section 9-504(3) of the UCC as in effect in the State of New York or its equivalent in other jurisdictions (or any successor provisions, including those contained in Part 6 of Article 9 of the UCC). Without limiting the generality of the foregoing, each Grantor agrees as follows: (A) if the proceeds of any sale of the Collateral owned or held by it or on its behalf pursuant to this Article are insufficient to pay all the Obligations, it shall be liable for the resulting deficiency and the fees, charges and disbursements of any counsel employed by the Collateral Agent or any other Secured Party to collect such deficiency, (B) it hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any such Collateral may have been sold at any private sale pursuant to this Article was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree, (C) there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensible in damages, and therefore agrees that its agreements in this Section may be specifically enforced, (D) the Collateral Agent may sell any such Collateral without giving any warranties as to such Collateral, and the Collateral Agent may specifically disclaim any warranties of title or the like, and (E) the Collateral Agent shall have no obligation to marshall any such Collateral.

            (c) FCC Licenses. Notwithstanding anything to the contrary contained in any Secured Debt Document or in any other agreement, instrument or document executed by any Grantor and delivered to the Collateral Agent, the Collateral Agent will not take any action pursuant to any Secured Debt Document or any other document referred to above which would constitute or result in any assignment of any FCC Licenses or, to the extent failure to obtain such approval could reasonably be expected to have or cause a Material Adverse Effect, from any other applicable Governmental Authority, or any change of control (whether de jure or de facto) of such Grantor or any of its Subsidiaries if such assignment of any such FCC Licenses or change of control would require, under then existing law, the prior approval of the FCC or, to the extent failure to obtain such approval could reasonably be expected to have or cause a Material Adverse Effect, from any other applicable Governmental Authority, without first obtaining such prior approval of the FCC or such other Governmental Authority.

            (d) Upon the occurrence of a Default or at any time thereafter during the continuance thereof, such Grantor agrees to take any action which the Collateral Agent, acting at the direction of the Applicable Representative, in the case of an Acceleration Default, or Majority Creditors, in the case of an Actionable Default, may reasonably request in order to obtain from the FCC or any other Governmental Authority such approval as may be necessary to enable the Collateral Agent to exercise and enjoy the full rights and benefits granted to the Collateral Agent by this Security Agreement and the other documents referred to above, including specifically, at the cost and expense of such Grantor, the use of commercially reasonable efforts to assist in obtaining approval of the FCC or such other Governmental Authority for any action or transaction contemplated by this Security Agreement for which such approval is or shall be required by law, and specifically, without limitation, upon request, to prepare, sign and file with the FCC or such other Governmental Authority the assignor's or transferor's portion of any application or applications for consent to the assignment of license, FCC Licenses or transfer of control necessary or appropriate under the FCC's or such other Governmental Authority's rules and regulations for approval of (i) any sale or other disposition of the Pledged Stock by or on behalf of the Collateral Agent, or (ii) any assumption by the Collateral Agent of voting rights in the Pledged Stock effected in accordance with the terms of this Security Agreement. It is understood and agreed that all foreclosure and related actions will be made in accordance with the Communications Act and applicable regulations and published policies and decisions of the FCC, and the statutes, regulations and published policies and decisions enforced by such other Governmental Authorities pertaining to such foreclosure and related actions.

      Section 6.2 Pledged Stock

            In view of the position of each Grantor in relation to the Pledged Stock or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal securities laws") with respect to any disposition of the Pledged Stock permitted hereunder. Each Grantor understands that compliance with the Federal securities laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Stock, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Stock could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Stock under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Stock, limit the purchasers to those who will agree, among other things, to acquire such Pledged Stock for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral

Agent, in its sole and absolute discretion, (i) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Stock, or any part thereof, shall have been filed under the Federal securities laws and (ii) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Stock at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells any such Pledged Stock.

      Section 6.3 Grant of License to Use Intellectual Property

            For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or held or hereafter acquired or held by or on behalf of such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. Upon the occurrence and during the continuation of a Default, the use of such license by the Collateral Agent shall be exercised by the Collateral Agent at the direction of the Applicable Representative, in the case of an Acceleration Default, and Majority Creditors, in the case of an Actionable Default; provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon such Grantor notwithstanding any subsequent cure of a Default. Any royalties and other payments received by the Collateral Agent shall be applied in accordance with the Collateral Agent Agreement.

      Section 6.4 Registration, etc.

            Each Grantor agrees that, upon the occurrence and during the continuance of a Default, if for any reason the Collateral Agent desires to sell any of the Investment Property owned or held by or on behalf of such Grantor at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, acting at the direction of the Applicable Representative, in the case of an Acceleration Default, and Majority Creditors, in the case of an Actionable Default, use its best efforts to take or to cause, where applicable, the issuer of such Investment Property to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Investment Property. Each Grantor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling Persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses of legal counsel), and claims (including the costs of investigation) that they may incur, insofar as such loss, liability, expense or claim, as applicable, relates to such Grantor or any of its property, and arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Grantor or the issuer of such Investment Property, as applicable, by the Collateral Agent or any other Secured Party expressly for use therein. Each Grantor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause, where applicable, the issuer of such Investment Property to qualify, file or register, any of the Investment Property owned or held by or on behalf of such Grantor under the Blue Sky or other securities laws of such states as are necessary or appropriate under the circumstances and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Grantor will bear all costs and expenses of carrying out its obligations under this Section. Each Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.

      Section 6.5 Cash Proceeds

            In addition to the rights of the Collateral Agent specified in
Section 3.3 with respect to payments of Receivables, if directed by the Collateral Agent acting at the direction of (i) the Applicable Representative upon the occurrence and during the continuance of an Acceleration Default or
(ii) Majority Creditors upon the occurrence and during the continuance of an Actionable Default, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) for application to the Obligations.

      Section 6.6 Application of Proceeds

            All proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied as provided in the Collateral Agent Agreement.

ARTICLE 7. THE COLLATERAL AGENT

            The Collateral Agent has been appointed to act as Collateral Agent hereunder pursuant to the terms of the Collateral Agent Agreement. The duties, powers, rights, limitations of liability, the standard of care, the disclaimers and indemnifications in favor of the Collateral Agent are set forth in the Collateral Agent Agreement, the provisions for which are incorporated herein as if fully set forth herein. In the event of a conflict between any of the provisions of this Security Agreement and any of the provisions of the Collateral Agent Agreement, the provisions of the Collateral Agent Agreement shall control.

ARTICLE 8. SECURITY INTEREST ABSOLUTE

            All rights of the Collateral Agent hereunder, the Security Interest and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of any Secured Debt Document, any agreement with respect to any of the Obligations, or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other waiver, amendment, supplement or other modification of, or any consent to any departure from, any Secured Debt

Document or any other agreement or instrument relating to any of the foregoing,
(iii) any exchange, release or non-perfection of any Lien on any other collateral, or any release or waiver, amendment, supplement or other modification of, or consent under, or departure from, any guaranty, securing or guaranteeing all or any of the Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or in respect of this Security Agreement or any other Secured Debt Document.

ARTICLE 9. TERMINATION; RELEASE

            This Security Agreement and the Security Interest shall terminate at such time as the Collateral Agent releases the Security Interest pursuant to the provisions of Section 8.1 of the Collateral Agent Agreement. All releases of Collateral shall be subject to the provisions of Article 8 of the Collateral Agent Agreement. In connection with any termination or release pursuant to this Section, the Collateral Agent shall execute and deliver to the applicable Grantor, at such Grantor's own cost and expense, all UCC termination statements and similar documents that such Grantor may reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Article shall be without recourse to or warranty by the Collateral Agent or any other Secured Party.

ARTICLE 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM

            The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any Related Party shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor as an additional Obligation secured by the Collateral.

ARTICLE 11. INDEMNITY AND EXPENSES

      Section 11.1 Indemnification

        Each Grantor agrees:

            (a) to defend (subject to the Indemnitees' selection of counsel), indemnify, pay and hold harmless each Indemnitee, from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Security Agreement and the transactions contemplated hereby (including without limitation enforcement of this Security Agreement), except to the extent such claims, losses or liabilities result from such Indemnitee's gross negligence or willful misconduct; and

            (b) to pay to the Collateral Agent promptly following written demand therefor, all reasonable out-of-pocket costs and expenses incurred by the Collateral Agent, including the reasonable fees and expenses of its counsel and of any experts and agents, in connection with (i) the administration of the Security Documents, any workout, restructuring or negotiations in respect of the Secured Debt Documents and any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated thereby shall be consummated) and (ii) the enforcement or protection of its rights in connection with the Security Documents, including its rights under this Section.

      Section 11.2 Survival

            The obligations of each Grantor in this Article 11 shall survive the resignation or removal of the Collateral Agent and the termination of this Security Agreement and the discharge of such Grantor's other obligations under this Security Agreement and the Secured Debt Documents.

ARTICLE 12. NOTICES

            All notices and other communications provided for herein shall be in writing and given as provided in Section 10.2 of the Collateral Agent Agreement.

ARTICLE 13. ADDITIONAL GRANTORS

            Upon execution and delivery after the date hereof by the Collateral Agent and a Subsidiary of a Supplement, such Subsidiary shall become a Grantor hereunder and under the Collateral Agent Agreement with the same force and effect as if originally named as a Grantor herein and therein (each an "Additional Grantor"). The execution and delivery of any Supplement shall not require the consent of any other Grantor. The rights and obligations of each Grantor hereunder and under the other Secured Debt Documents shall remain in full force and effect notwithstanding the addition of any Additional Grantor as a party to this Security Agreement and the Collateral Agent Agreement.

ARTICLE 14. BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS

            Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any Grantor that are contained in this Security Agreement shall bind and inure to the benefit of each party hereto and its successors and assigns. This Security Agreement shall become effective as to the Grantors at such time as the Credit Agreement and the Indentures have become effective and when a counterpart hereof executed on behalf of the Grantors shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Grantors and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Grantors, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Grantor shall have the right to assign its rights or obligations hereunder or any interest herein or in any of the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Security Agreement. This Security Agreement shall be construed as a separate agreement with respect to each of the Grantors and may be amended, supplemented, waived or otherwise modified or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

ARTICLE 15. SURVIVAL OF AGREEMENT; SEVERABILITY

            All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Security Agreement shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the execution and delivery hereof regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Security Agreement shall terminate. In the event any one or more of the provisions contained in this Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

ARTICLE 16. AMENDMENTS AND WAIVERS

            This Security Agreement may not be amended, revised, restated or supplemented (other than by a Supplement) or any provision hereof waived without the prior written consent of AWHI, acting for itself and each other Grantor, and the Collateral Agent, acting with the consent of Majority Creditors.

ARTICLE 17. GOVERNING LAW

            THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

ARTICLE 18. COUNTERPARTS

            This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract (subject to Article 14), and shall become effective as provided in Article 14. Delivery of an executed counterpart of this Security Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Security Agreement.

ARTICLE 19. HEADINGS

            Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Security Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Security Agreement.

ARTICLE 20. JURISDICTION; VENUE; CONSENT TO SERVICE OF PROCESS

            Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of

America sitting in New York City, and any appellate court thereof, in any action or proceeding arising out of or relating to this Security Agreement or the other Secured Debt Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Security Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Security Agreement or the other Secured Debt Documents against such Grantor or any of its property in the courts of any jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or the other Secured Debt Documents in any foregoing court referred to in this Article. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Article 12. Nothing in this Security Agreement will affect the right of any party hereto to serve process in any other manner permitted by law.

ARTICLE 21. WAIVER OF JURY TRIAL

            EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS ARTICLE.

                          ARCH WIRELESS HOLDINGS, INC.
                               SECURITY AGREEMENT


            IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.

                                         ARCH WIRELESS, INC.
                                         ARCH WIRELESS HOLDINGS, INC.
                                         ARCH WIRELESS COMMUNICATIONS, INC.
                                         ARCH CONNECTICUT VALLEY, INC.
                                         ARCH COMMUNICATIONS ENTERPRISES, LLC
                                         ARCHTEL, INC.
                                         MOBILEMEDIA COMMUNICATIONS, INC.
                                         MOBILE COMMUNICATIONS CORPORATION OF
                                            AMERICA
                                         MOBILEMEDIA LICENSE CO., L.L.C.
                                         BENBOW INVESTMENTS, INC.
                                         PAGING NETWORK, INC.
                                         PAGENET, INC.
                                         PAGING NETWORK FINANCE CORP.
                                         PAGING NETWORK INTERNATIONAL, INC.
                                         PAGING NETWORK OF AMERICA, INC.
                                         PAGING NETWORK OF COLORADO, INC.
                                         PAGING NETWORK OF MICHIGAN, INC.
                                         PAGING NETWORK OF NORTHERN CALIFORNIA,
                                            INC.
                                         PAGING NETWORK OF SAN FRANCISCO, INC.
                                         PAGING NETWORK CANADIAN HOLDINGS, INC.
                                         PAGENET SMR SUB, INC.

                                         AS TO EACH OF THE FOREGOING

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                          ARCH WIRELESS HOLDINGS, INC.
                               SECURITY AGREEMENT



                                         THE BANK OF NEW YORK, as
                                         Collateral Agent

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------